Exhibit 10.10
RENEWABLE POWER PURCHASE AND SALE AGREEMENT
between
SOUTHERN CALIFORNIA EDISON COMPANY
and
CHATEAU ENERGY, INC.
(QFID #1212)
The contents of this document are subject to restrictions on disclosure as set forth herein.

Southern California Edison
QFID# 1212 Chateau Energy

PREAMBLE	1

ARTICLE ONE. SPECIAL CONDITIONS	2

1.01 Generating Facility	2
1.02 Startup Deadline	2
1.03 Firm Operation Date	2
1.04 Term	3
1.05 Energy Price	3
1.06 Performance Assurance Amount	4
1.07 Seller’s Guarantor	4
1.08 Seller’s Debt to Equity Ratio	4
1.09 ISO Change Cost Threshold Amount	4

ARTICLE TWO. TERM AND CONDITIONS PRECEDENT; TERMINATION	5

2.01 Effective Date and Term	5
2.02 Obligations Prior to Commencement of Term	5
2.03 Conditions Precedent to Commencement of Term	6
2.04 Termination Rights of the Parties	7
2.05 Rights and Obligations Surviving Termination	9

ARTICLE THREE. SELLER’S OBLIGATIONS	11

3.01 Conveyance of Entire Output, Conveyance of Environmental Attributes and Capacity Attributes	11
3.02 Resource Adequacy Benefits	12
3.03 Seller’s Obligations Related to Securing ISO Agreements, Scheduling and Delivering	12
3.04 Development Fee	13
3.05 Seller’s Energy Delivery Performance Obligation	16
3.06 Metering, Communications, and Telemetry	17
The contents of this document are subject to restrictions on disclosure as set forth herein.

i

Southern California Edison
QFID# 1212 Chateau Energy

3.07 Site Control	19
3.08 Site Location	19
3.09 Design	19
3.10 Operation	20
3.11 Progress Reporting	22
3.12 Provision of Information	23
3.13 SCE’s Access Rights	23
3.14 Obtaining and Maintaining CEC Certification and Verification	23
3.15 Notice of Cessation or Termination of Service Agreements	24
3.16 Lost Output Report	24
3.17 Seller’s Financial Information	25

ARTICLE FOUR. SCE’S OBLIGATIONS	28

4.01 Obligation to Pay	28
4.02 Payments and Adjustments	28
4.03 Payment Statement and Payment	29
4.04 Cooperation with Seller and Scheduling	31
4.05 Interest Payments on Cash Deposits	31

ARTICLE FIVE. FORCE MAJEURE	33

5.01 No Default for Force Majeure	33
5.02 Requirements Applicable to the Claiming Party	33
5.03 Startup Deadline Extension	33
5.04 Firm Operation Date Extension	34
5.05 Termination	34

ARTICLE SIX. EVENTS OF DEFAULT: REMEDIES	35

6.01 Events of Default	35
6.02 Early Termination	39
6.03 Termination Payment	39
The contents of this document are subject to restrictions on disclosure as set forth herein.

Southern California Edison
QFID# 1212 Chateau Energy

ARTICLE SEVEN. LIMITATIONS OF LIABILITIES	41

ARTICLE EIGHT. CREDIT AND COLLATERAL REQUIREMENTS	43

8.01 Financial Information	43
8.02 Performance Assurance	43
8.03 First Priority Security Interest in Cash or Cash Equivalent Collateral	45
8.04 Subordinated Security Interests and Mortgage	46
8.05 Credit and Collateral Covenants	48
8.06 Waivers	49

ARTICLE NINE. GOVERNMENTAL CHARGES	50

9.01 Cooperation to Minimize Tax Liabilities	50
9.02 Governmental Charges	50
9.03 Providing Information to Taxing Authorities	50

ARTICLE TEN. MISCELLANEOUS	51

10.01 Representations and Warranties	51
10.02 Additional Seller Representations, Warranties and Covenants	52
10.03 Indemnity	52
10.04 Assignment	53
10.05 Consent to Collateral Assignment	54
10.06 Abandonment	56
10.07 Governing Law	56
10.08 Notices	57
10.09 General	57
10.10 Confidentiality	59
10.11 Insurance	61
10.12 Nondedication	62
10.13 Mobile Sierra	62
10.14 Simple Interest Payments	63
10.15 Payments	63
The contents of this document are subject to restrictions on disclosure as set forth herein.

Southern California Edison
QFID# 1212 Chateau Energy

ARTICLE ELEVEN. CHANGE IN ELECTRIC MARKET DESIGN	64

11.01 Changes Rendering the Agreement Incapable of Performance	64
11.02 Changes Resulting in Costs or Benefits to Seller	64
11.03 Procedure for Claiming an ISO Change Cost Payment	65
11.04 SCE’s Mitigation Rights	67

ARTICLE TWELVE. MEDIATION AND ARBITRATION	70

12.01 Dispute Resolution	70
12.02 Mediation	70
12.03 Arbitration	70

SIGNATURES	74
The contents of this document are subject to restrictions on disclosure as set forth herein.

Southern California Edison
QFID# 1212 Chateau Energy
LIST OF EXHIBITS
A.	Definitions.

B.	Generating Facility and Site Description.

C.	Notice List.

D.	Scheduling Requirements and Procedures.

E.	Payment Adjustments for Scheduling Deviations by Seller.

F.	Energy Replacement Damage Amount.

G.	Seller’s Milestone Schedule.

H.	Milestone Progress Reporting Form.

I.	Form of Guaranty Agreement.

J.	Non-Disclosure Agreement.

K.	Time of Delivery Periods and Energy Payment Allocation Factors.

L.	Procedure for Partial or Full Return of Development Fee.

M.	Seller’s Estimate of Lost Output.

N.	Form of Letter of Credit.

O.	[intentionally deleted].

P.	ISO Change Cost Payment Calculation.

Q.	[intentionally deleted].

R.	[intentionally deleted].
The contents of this document are subject to restrictions on disclosure as set forth herein.
List of Exhibits

v

Southern California Edison
QFID# 1212 Chateau Energy
RENEWABLE POWER PURCHASE AND SALE AGREEMENT
between
SOUTHERN CALIFORNIA EDISON COMPANY
and
CHATEAU ENERGY, INC.
(QFID #1212)
This Renewable Power Purchase and Sale Agreement, together with the exhibits, attachments, and any referenced collateral agreement or similar arrangement between the Parties (collectively, the “Agreement”) is made and effective as of the following date: December 21, 2006 (“Effective Date”).
This Agreement is entered into between:
(i)	Southern California Edison Company (“SCE”), a California corporation, whose principal place of business is at 2244 Walnut Grove Avenue, Rosemead, California 91770, and

(ii)	Chateau Energy, Inc. (“Seller”), a Texas corporation, whose principal place of business is at 10440 N. Central Expressway, Suite 1475, Dallas, Texas 75231.
SCE and Seller are sometimes referred to herein individually as a “Party” and jointly as “Parties.”
Seller is willing to construct, own, and Operate an electric energy Generating Facility which qualifies as of the Effective Date as an eligible renewable energy resource under the State of California Renewable Portfolio Standard Program as codified at California Public Utilities Code Section 399.11, et seq., and to sell all electric energy produced by the Generating Facility as specified herein together with all Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits to SCE; and
SCE is willing to purchase all electric energy delivered by Seller to SCE generated by such Generating Facility together with all Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits pursuant to the terms and conditions set forth herein.
Capitalized terms in this Agreement shall have the meanings set forth in Exhibit A.
The contents of this document are subject to restrictions on disclosure as set forth herein.
Preamble

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE ONE. SPECIAL CONDITIONS
1.01	Generating Facility.

(a)	Name: Mesquite Lake Resource Recovery Facility.

(b)	Location of Site: 3559 Highway 111, Imperial, CA 92251, as further described in Exhibit B.

(c)	Eligible Renewable Energy Resource Type: Biomass (Treated manure and wood wastes).

(d)	Contract Capacity: 15MW.

The Contract Capacity may be reduced as set forth in Section 3.04(e).

(e)	Expected Annual Net Energy Production.
The Expected Annual Net Energy Production for each Term Year shall be the value calculated in accordance with the following formula:
EXPECTED ANNUAL NET ENERGY PRODUCTION, in kWh = A x B x C
Where:
A      =      Contract Capacity in kW.
B      =      80 % capacity factor.
C      =      8,760 hours per year.
1.02	Startup Deadline.
The Startup Deadline shall be December 31, 2009, or such other date as provided in this Agreement or as may be agreed to in a writing signed by both Parties.
The Startup Deadline shall be extended on a day-for-day basis for any delay in enactment of the Federal Production Tax Credit Legislation beyond December 31, 2009, but may in no event be later than December 31, 2010.
1.03	Firm Operation Date.
The Firm Operation Date shall be the date that is three (3) months after Initial Operation, plus any additional days for Force Majeure as provided in Section 5.04, or as may be agreed to in a writing signed by both Parties.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article One	Special Conditions

Southern California Edison
QFID# 1212 Chateau Energy
1.04	Term.
The Term shall commence as set forth in Section 2.03(a) and shall end on the last day of the calendar month which is 180 months (15 years) from the month of the Firm Operation Date.
1.05	Energy Price.
The Energy Price shall be as follows:

TERM YEAR	$/MWh
From Initial Operation to beginning of Term Year 1	78.00
1	78.78
2	79.57
3	80.36
4	81.17
5	81.98
6	82.80
7	83.63
8	84.46
9	85.31
10	86.16
11	87.02
12	87.89
13	88.77
14	89.66
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article One	Special Conditions

Southern California Edison
QFID# 1212 Chateau Energy

15	90.56
1.06	Performance Assurance Amount.

One hundred forty-seven dollars ($147) per kW of Contract Capacity.

1.07	Seller’s Guarantor.

(a)	Guarantor: Not applicable at this time.

(b)	Guaranty Amount: Not applicable at this time.

(c)	Cross Default Amount: Not applicable at this time.

1.08	Seller’s Debt to Equity Ratio.

85/15 (based on the estimated debt load of this project in a newly formed project company with off balance sheet debt, utilizing normal GAAP).

1.09	ISO Change Cost Threshold Amount.

The ISO Change Cost Threshold Amount shall be the value calculated in accordance with the following formula:
ISO CHANGE COST THRESHOLD AMOUNT = A x B x C

Where A	=	Expected Annual Net Energy Production set forth in Section 1.01(e) in kWh.

B	=	Energy Price specified in Section 1.05 in $/kWh
(i.e., $/MWh/1000).

C	=	Two percent (2%).

*** End of ARTICLE ONE ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article One	Special Conditions

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE TWO. TERM AND CONDITIONS PRECEDENT; TERMINATION
2.01	Effective Date and Term.

This Agreement shall become effective on the Effective Date, although, as described herein, many of the rights and responsibilities of the Parties commence with the beginning of the Term.

2.02	Obligations Prior to Commencement of Term.

(a)	CPUC Filing and Approval of this Agreement.

On or before the later of (i) sixty (60) days from the Effective Date, or (ii) March 15, 2007. SCE shall file with the CPUC the appropriate request for CPUC Approval.

SCE shall seek such approval expeditiously, including promptly responding to any requests for information related to the request for approval from the CPUC.

Seller shall use commercially reasonable efforts to support SCE in obtaining CPUC Approval.

SCE shall have no obligation to seek rehearing or to appeal a CPUC decision which fails to approve this Agreement or which contains findings required for CPUC Approval with conditions or modifications unacceptable to either Party.

(b)	Seller’s Interconnection Application.

Seller shall exercise diligence in obtaining a FERC-accepted interconnection agreement and any transmission, distribution or other service agreement required to transmit electric energy from the Generating Facility to the Delivery Point.

(c)	Seller’s Regulatory and Governmental Filings.
(i)	Within one hundred eighty (180) days after the Effective Date, Seller shall file:
(1)	An application or other appropriate request with the CEC for CEC Certification and Verification for the Generating Facility; and

(2)	All applications or other appropriate requests with the proper authorities for all other Permits.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Two	Term and Conditions Precedent; Termination

Southern California Edison
QFID# 1212 Chateau Energy
(ii)	Seller shall expeditiously seek CEC Certification and Verification and all Permits, including promptly responding to any requests for information from the requesting authority.
2.03	Conditions Precedent to Commencement of Term.

(a)	Commencement of Term.

The Term shall commence on the last to occur of the following:
(i)	CPUC Approval has been obtained or waived by SCE (which waiver may be made by SCE in its sole discretion), as provided herein;

(ii)	Seller has demonstrated to SCE’s reasonable satisfaction that Seller has executed all necessary Transmission Provider, Scheduling Coordinator, and ISO agreements;

(iii)	Seller has obtained CEC Certification and Verification;

(iv)	Seller has obtained all necessary Permits;

(v)	Seller has demonstrated to SCE’s reasonable satisfaction that Seller has complied with its obligations with respect to the ISO Approved Meter as set forth in Section 3.06(a);

(vi)	Seller has posted with SCE the Performance Assurance required under Sections 1.06 and 8.02;

(vii)	SCE and Seller have executed all Security Documents required by Section 8.04;

(viii)	Seller has furnished to SCE the insurance documents required under Section 10.11(b); and

(ix)	Seller has achieved Initial Operation.
(b)	Initial Operation.

Initial operation of the Generating Facility (“Initial Operation”) shall be deemed to have been achieved on the date selected by Seller (the “Selected Date”) to begin Scheduling and delivering Product to SCE in accordance with this Section 2.03(b).

Seller shall provide at least three (3) Business Days advance Notice to SCE of the Selected Date. The Selected Date shall be no later than sixty (60) days from the first
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Two	Term and Conditions Precedent; Termination

Southern California Edison
QFID# 1212 Chateau Energy
date that the Generating Facility operates in parallel with the applicable Transmission Provider’s electric system.
In addition, as of the Selected Date:
(i)	The Generating Facility shall be Operating in parallel with the applicable Transmission Provider’s electric system; and

(ii)	Seller shall be Scheduling electric energy to SCE at the Delivery Point.
2.04	Termination Rights of the Parties.

(a)	Termination Rights of Both Parties.
(i)	Either Party shall have the right to terminate this Agreement on Notice, which shall be effective five (5) Business Days after such Notice is given, in the event CPUC Approval has not been obtained within one hundred eighty (180) days after SCE files its request for CPUC Approval and a Notice of termination is given on or before the two hundred tenth (210th) day after SCE files the request for CPUC Approval.

(ii)	Either Party shall have the right to terminate this Agreement on Notice, which shall be effective five (5) Business Days after such Notice is given in the event CEC Certification and Verification and all required Permits have not been obtained by Seller within eighteen (18) months after the Effective Date and a Notice of termination is given on or before the end of the nineteenth (19th) month after the Effective Date.

(iii)	If either Party exercises a termination right, as set forth in this Section 2.04(a), neither Party shall be responsible for making a Termination Payment to the other Party.
(b)	Termination Rights of Seller.
(i)	Seller shall have the right to terminate the Agreement on Notice which shall be effective five (5) Business Days after such Notice is given to SCE if Federal Production Tax Credit Legislation is not enacted on or before December 31, 2008, or such later date as may be agreed to in a writing signed by both Parties, and such Notice is given to SCE not later than December 31, 2009, or such later date as may be agreed to in a writing signed by both Parties.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Two	Term and Conditions Precedent; Termination

Southern California Edison
QFID# 1212 Chateau Energy
(ii)	Seller shall have the right to terminate the Agreement if Seller reasonably determines based upon the results of any study or analysis of congestion by Seller’s Transmission Consultant, that, without transmission upgrades, curtailments of Generating Facility deliveries during the Term will regularly exceed ten (10%) of the Expected Annual Net Energy Production and a Notice of termination is given within thirty (30) days of the later of:
(1)	The end of the sixth (6th) month after the Effective Date, or

(2)	The date that a completed system impact study performed pursuant to the ISO Tariff or any Transmission Provider’s tariff is sent to Seller.
(iii)	If Seller exercises a termination right, as set forth in this Section 2.04(b), it shall not be responsible for making a Termination Payment to SCE.
(c)	Termination Rights of SCE.
(i)	On or before the date that is sixty (60) days after Seller provides to SCE the results of ISO’s final determination of interconnection for the Generating Facility and, if applicable, the results of the ISO’s or any Transmission Provider’s issuance of a final interconnection facilities study for the Generating Facility, SCE shall have the right to terminate this Agreement on Notice which shall be effective five (5) Business Days after such Notice is given in the following circumstances:
(1)	If as a result of the ISO’s or any Transmission Provider’s issuance of a final interconnection facilities study for the Generating Facility, the total cost of transmission or distribution upgrades or new transmission or distribution facilities to SCE, that are not reimbursed or paid by Seller, will exceed one and a half million dollars ($1,500,000); or

(2)	If the ISO requires SCE to procure transmission service from any other Transmission Provider to allow Seller to Schedule electric energy to SCE and the cost for such transmission service is not reimbursed or paid by Seller.
(ii)	If SCE exercises a termination right, as set forth in this Section 2.04(c), it shall not be responsible for making a Termination Payment to Seller.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Two	Term and Conditions Precedent; Termination

Southern California Edison
QFID# 1212 Chateau Energy
(d)	Uncured Defaults.

Upon the occurrence of an Event of Default, the Non-Defaulting Party may terminate this Agreement as set forth in Section 6.02.

(e)	End of Term.

At the end of the Term as set forth in Section 1.04, this Agreement shall automatically terminate.

2.05	Rights and Obligations Surviving Termination.

(a)	Survival of Rights and Obligations Generally.

The rights and obligations that are intended to survive a termination of this Agreement are all of those rights and obligations that this Agreement expressly provides shall survive any such termination and those that arise from Seller’s or SCE’s covenants, agreements, representations, and warranties applicable to, or to be performed, at or during any time prior to or as a result of the termination of this Agreement, including, without limitation: The obligation of Seller to pay the Energy Replacement Damage Amount under
Section 3.05(b);
(i)	The obligation of Seller to pay the Energy Replacement Damage Amount under Section 3.05(b);

(ii)	The obligation to make a Termination Payment under Section 6.03;

(iii)	The indemnity obligations to the extent provided in Section 10.03;

(iv)	The obligation of confidentiality set forth in Section 10.10;

(v)	The right to pursue remedies under Section 6.02;

(vi)	The right to receive a Termination Payment under Section 6.03;

(vii)	The limitation of damages under Article Seven;

(viii)	The obligation of SCE to make Energy Payments for energy Scheduled and delivered to SCE prior to termination under Section 4.02;

(ix)	The covenants and indemnifications regarding the limitations on Seller’s and Seller’s Affiliates’ ability to offer, make or agree to third party sales as set forth in Section 2.05(b);
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Two	Term and Conditions Precedent; Termination

Southern California Edison
QFID# 1212 Chateau Energy
(x)	The obligation of Seller to post Performance Assurance under Section 8.02; and

(xi)	The right to pursue remedies under Section 10.16 of this Agreement.
(b)	SCE’s Rights of First Offer to Sales from the Generating Facility After Certain Terminations.

If Seller terminates the Agreement, as provided in Section 2.04(a)(ii), Section 2.04(b) or Section 5.05 (based upon a Force Majeure as to which Seller is the Claiming Party), or if SCE terminates the Agreement as provided in Section 3.04(c)), neither Seller nor Seller’s Affiliates may sell, or enter into an agreement to sell, electric energy, Environmental Attributes, Capacity Attributes, or Resource Adequacy Benefits associated with or attributable to a generating facility installed at the Site to a party other than SCE for a period of two (2) years following the effective date of such termination by Seller.

This prohibition on contracting and sale shall not apply if, prior to entering into the contract or making a sale to a party other than SCE, Seller or Seller’s Affiliates provides SCE with a written offer to sell the electric energy, Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits associated with or attributable to the Generating Facility described in Section 1.01, which offer contains the price and the material terms of the contract or sale to a party other than SCE, and SCE fails to accept in writing such offer within forty five (45) days after SCE’s receipt thereof and Seller enters into a contract with, or makes a sale to, a third party on terms that are not materially more favorable to such third party than the terms offered to SCE in that written offer.

Seller shall indemnify and hold SCE harmless from all benefits lost and other damages sustained by SCE as a result of any breach by Seller of its covenants contained within this Section 2.05(b).

*** End of ARTICLE TWO ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Two	Term and Conditions Precedent; Termination

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE THREE. SELLER’S OBLIGATIONS
3.01	Conveyance of Entire Output,

Conveyance of Environmental Attributes and Capacity Attributes.

(a)	Seller shall use best efforts and Prudent Electrical Practices to Schedule and convey the entire Delivered Amounts during the Term to SCE and SCE shall take delivery of such Scheduled Amounts.

(b)	In addition, Seller shall dedicate and convey any and all Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits generated or produced by Seller during the Term to SCE and SCE shall be given sole title to all such Capacity Attributes, Environmental Attributes and Resource Adequacy Benefits. If the Generating Facility is a biomass or landfill gas facility and Seller receives any tradable Environmental Attributes based on the greenhouse gas reduction benefits or other emission offsets attributed to its fuel usage, it shall provide SCE with sufficient Environmental Attributes to ensure that there are zero net emissions associated with the production of electricity from the Generating Facility.

(c)	Seller shall, at its own cost, take all actions and execute all documents or instruments necessary to effectuate the use of the Capacity Attributes, Environmental Attributes and Resource Adequacy Benefits for SCE’s sole benefit throughout the Term.
(i)	Such actions shall include, without limitation: cooperating with and encouraging the regional entity responsible for resource adequacy administration to certify or qualify the Contract Capacity for resource adequacy purposes;

(ii)	Testing the Generating Facility in order to certify the Contract Capacity for resource adequacy purposes;

(iii)	Complying with all current and future ISO tariff provisions that address resource adequacy, including but not limited to provisions regarding performance obligations and penalties; and

(iv)	Committing to SCE the full Contract Capacity.
(d)	SCE will have the exclusive right, at any time or from time-to-time during the Term, to sell, assign, convey, transfer, allocate, designate, award, report or otherwise provide any and all such Capacity Attributes, Environmental Attributes or Resource Adequacy Benefits to third parties; provided, however, any such action shall not constitute a transfer of, or release SCE of its obligations under this Agreement.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
(e)	SCE shall be responsible for any costs associated with SCE’s accounting for or otherwise claiming Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits.

(f)	Seller shall convey title to and risk of loss of all Scheduled Amounts to SCE at the Delivery Point.

(g)	From the Effective Date, Seller shall not sell any Product to any entity other than SCE, except that:
(i)	Seller shall have the right to sell into the ISO real-time market any electric energy generated by the Generating Facility before the beginning of the Term and Environmental Attributes and Capacity Attributes related to such electric energy generation, and to retain all proceeds of such sales; and

(ii)	In the event of an Extraordinary SCE Force Majeure, Seller may, but shall not be obligated to, sell the electric energy produced by the Generating Facility to a third party but such third party sales may take place only during the period that SCE is not accepting Seller’s energy.

(iii)	Seller may sell to third parties thermal energy associated with any steam by-product of its electrical generation process provided that any such thermal energy sales may not include sales of electrical energy or any Environmental Attributes, Capacity Attributes or Resource Adequacy Benefits.
3.02	Resource Adequacy Benefits.

(a)	Seller grants, pledges, assigns and otherwise commits to SCE the full Contract Capacity in order for SCE to meet its resource adequacy obligations under any Resource Adequacy Rulings.

(b)	Seller also represents, warrants and covenants to SCE that Seller:
(i)	Has not used, granted, pledged, assigned or otherwise committed; and

(ii)	Will not, during the Term of this Agreement use, grant, pledge, assign or otherwise commit, any portion of the Generating Facility to meet the resource adequacy requirements of, or to confer Resource Adequacy Benefits upon, any entity other than SCE.
3.03	Seller’s Obligations Related to Securing ISO Agreements, Scheduling and Delivering.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
(a)	Seller shall be responsible for obtaining and maintaining any and all Scheduling, interconnection, metering, transmission service rights and Permits required to effect delivery and Scheduling of the electric energy from the Seller’s Generating Facility at the Delivery Point in the form of Scheduling Coordinator Trades.

(b)	Seller shall pay all Transmission Provider, Scheduling Coordinator and any other charges directly caused by, associated with, or allocated to the interconnection of the Generating Facility to the Transmission Provider’s electric system, and the Scheduling and delivery of electric energy from Seller’s Generating Facility at the Delivery Point.

(c)	Seller shall Schedule or cause to be Scheduled the electric energy generated by the Generating Facility in accordance with all applicable ISO requirements and the provisions of Exhibit D.

(d)	Seller shall secure all required ISO agreements, certifications and approvals, including a Participating Generator Agreement and a Meter Service Agreement.

(e)	Forty five (45) days prior to the end of the Term, or as soon as practicable before the date of any termination of this Agreement prior the end of the Term, Seller shall take all actions necessary to terminate the designation of SCE as Seller’s Scheduling Coordinator. These actions include, but shall not be limited to:
(i)	Seller shall submit to the ISO a designation of a new Scheduling Coordinator for Seller to replace SCE;

(ii)	Seller shall cause the newly designated Scheduling Coordinator to submit a letter to the ISO accepting the designation; and

(iii)	Seller shall inform SCE of the last date on which SCE will be Seller’s Scheduling Coordinator.
3.04	Development Fee.

(a)	Amount.

Seller shall post and thereafter maintain a development fee equal to twenty dollars ($20) for each kilowatt of Contract Capacity specified in Section 1.01(d) (the “Development Fee”).

The Development Fee shall be held by SCE as security for Seller maintaining adequate progress in development of the Generating Facility in accordance with the Milestone Schedule, as set forth in Exhibit G, to meet the Startup Deadline and installing and demonstrating the Contract Capacity by the applicable Firm Operation Date.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
(b)	Posting of the Development Fee.

Seller shall post one-half of the Development Fee within thirty (30) days following the Effective Date, with the remainder to be posted within thirty (30) days following CPUC Approval. The Development Fee shall be held by SCE and shall be in the form of either a cash deposit or a Letter of Credit.
(i)	Any Development Fee posted in cash shall bear simple interest at a rate equal to the Federal Funds Effective Rate. The calculation and payment of any such interest shall be made in accordance with the procedure specified in Section 4.05(a) of this Agreement.

(ii)	If Seller establishes the Development Fee by means of a Letter of Credit, such Letter of Credit shall be provided substantially in the form of Exhibit N.
(c)	Forfeiture of Development Fee for Failure to Meet Startup Deadline; Extension of the Startup Deadline.

Subject to Seller’s right to extend the Startup Deadline as provided in this Section 3.04(c), in the event that Initial Operation does not occur on or before the Startup Deadline, SCE shall be entitled to retain the entire Development Fee and terminate this Agreement and, subject to Section 2.05(b), neither Party shall have liability for damages for failure to deliver or purchase Product after the effective date of such termination.

Seller may elect to extend the Startup Deadline by paying to SCE Daily Delay Liquidated Damages in an amount equal to one percent (1%) of the Development Fee per day for each day (or portion thereof) from and including the Startup Deadline to and excluding the Selected Date (“Daily Delay Liquidated Damages”).

To extend the Startup Deadline, Seller must, at the earliest possible time, but no later than 6 a.m. on the first day of the proposed extension, provide SCE with Notice of its election to extend the Startup Deadline along with its estimate of the duration of the extension and its payment of Daily Delay Liquidated Damages for the full estimated Startup Deadline extension period.

Seller may further extend the Startup Deadline beyond the original Startup Deadline extension period subject to the advance Notice, estimation and payment terms applicable to the original Startup Deadline extension.

The Daily Delay Liquidated Damages payments applicable to days included in any Startup Deadline extension shall be nonrefundable and are in addition to and not to be considered part of the Development Fee.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
Seller shall be entitled to a refund (without interest) of any estimated Daily Delay Liquidated Damages payments paid by Seller which exceed the amount required to cover the number of days by which the Startup Deadline was actually extended.
In no event may Seller extend the Startup Deadline for more than a total of one hundred eighty (180) days by the payment of Daily Delay Liquidated Damages.
(d)	Full Return of Development Fee.

The Development Fee shall be returned to Seller in accordance with the procedure set forth in Exhibit L in each of the following circumstances:
(i)	Subject to Seller’s achievement of Initial Operation by the Startup Deadline or any extended Startup Deadline as provided in Section 3.04(c), Seller demonstrates the full Contract Capacity in accordance with the procedure set forth in Exhibit L on or before the Firm Operation Date; or

(ii)	If this Agreement is terminated in accordance with Sections 2.04(a), 2.04(b), 2.04(b)(ii), or 5.05; provided that, a termination under Section 5.05 shall only entitle Seller to a return of the Development Fee if the termination is based upon a Force Majeure which prevents Seller from achieving Initial Operation by the Startup Deadline or demonstrating full Contract Capacity by the Firm Operation Date.
(e)	Deficient Installation of Contract Capacity; Partial Forfeiture and Partial Return of the Development Fee.

If, on or before the Firm Operation Date, Seller has achieved Initial Operation by the Startup Deadline as provided in Section 3.04(c), but is only able to demonstrate a portion of the Contract Capacity in accordance with the procedure set forth in Exhibit L (the “Demonstrated Contract Capacity”) by the Firm Operation Date, then Seller shall only be entitled to a return of the portion of the Development Fee equal to the product of twenty dollars ($20) per kilowatt times the kilowatts of Demonstrated Contract Capacity, in the event Seller has posted Development Fee pursuant to Section 3.04.

In accordance with the procedure set forth in Exhibit L, Seller shall forfeit and SCE shall be entitled to retain the balance of the Development Fee.

In addition, the Contract Capacity shall be reduced to the Demonstrated Contract Capacity as of the Firm Operation Date, the Expected Annual Net Energy Production shall be adjusted pursuant to Section 1.01(e), and neither Party shall have any liability for failure to purchase or deliver Product associated with or attributable to capacity in
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
excess of the Demonstrated Contract Capacity (“Unincluded Capacity”); provided that, neither Seller nor Seller’s Affiliates may sell, or enter into an agreement to sell, electric energy, Environmental Attributes, Capacity Attributes or Resource Adequacy Benefits associated with or attributable to Unincluded Capacity from a generating facility installed at the Site to a party other than SCE for a period of two (2) years following SCE’s Notice to Seller of its partial forfeiture of the Development Fee pursuant to Exhibit L.
The prohibition on contracting and sale in the preceding sentence shall not apply if, prior to entering into the contract or making a sale to a party other than SCE, Seller or Seller’s Affiliates provide SCE with a written offer to sell the electric energy, Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits related to Unincluded Capacity to SCE on terms and conditions materially similar to or no less favorable to SCE than, the terms and conditions contained in this Agreement and SCE fails to accept such offer within forty five (45) days after SCE’s receipt thereof.
3.05	Seller’s Energy Delivery Performance Obligation.

(a)	Performance Requirements.
After the Firm Operation Date, Seller shall be subject to the following electric energy delivery requirements and damages for failure to perform as set forth below:
(i)	Seller’s Annual Energy Delivery Obligation. Seller’s Annual Energy Delivery Obligation shall be equal to ninety percent (90%) of the Expected Annual Net Energy Production identified in Section 1.01(e).

(ii)	Event of Deficient Energy Deliveries. At the end of each Term Year if the sum of Seller’s Metered Amounts plus any Lost Output during the Term Year does not equal or exceed Seller’s Annual Energy Delivery Obligation, then an “Event of Deficient Energy Deliveries” shall be deemed to have occurred.
(b) Energy Replacement Damage Amount.

If an Event of Deficient Energy Deliveries occurs, as determined in accordance with Section 3.05(a)(i) above, the Parties acknowledge that the damages sustained by SCE associated with Seller’s failure to meet Seller’s Annual Energy Delivery Obligation would be difficult or impossible to determine, or that obtaining an adequate remedy would be unreasonably time consuming or expensive, and therefore agree that Seller shall pay SCE as liquidated damages the “Energy Replacement Damage Amount,” which is intended to compensate SCE for Seller’s failure to perform, irrespective of
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
whether SCE actually purchased such replacement electric energy by reason of Seller’s failure to perform.
Within ninety (90) days after the end of the applicable Term Year, SCE shall calculate any Energy Replacement Damage Amount as set forth in Exhibit F, and shall provide Notice to Seller of any Energy Replacement Damage Amount owing, including a detailed explanation of, and rationale for, its calculation methodology, annotated work papers and source data.
Seller shall have thirty (30) days after receipt of SCE’s Notice to review SCE’s calculation and either pay the entire Energy Replacement Damage Amount claimed by SCE or pay any undisputed portion and provide Notice to SCE of the portion it disputes along with a detailed explanation of, and rationale for, Seller’s calculation methodology, annotated work papers and source data.
The Parties shall negotiate in good faith to resolve any disputed portion of the Energy Replacement Damage Amount and shall, as part of such good faith negotiations, promptly provide information or data relevant to the dispute as each Party may possess which is requested by the other Party.
If the Parties are unable to resolve a dispute regarding any Energy Replacement Damage Amount within thirty (30) days after the sending of a Notice of dispute by Seller, either Party may submit the dispute to mediation and arbitration as provided in Article Twelve.
(c)	Continuing Obligations of Seller.

Notwithstanding any payment of an Energy Replacement Damage Amount, Seller shall remain obligated to convey all electric energy generated by the Generating Facility and all Environmental Attributes and Capacity Attributes to SCE during the Term, as provided in Section 3.01 and Resource Adequacy Benefits as provided in Section 3.01(g)(ii).

3.06	Metering, Communications, and Telemetry.

(a)	ISO Approved Meter.

Seller shall:
(i)	Execute a Meter Service Agreement with the ISO, pursuant to the ISO Tariff; and

(ii)	Install and pay for any meter and related communications equipment required by SCE, the ISO, the Transmission Provider and Seller’s Scheduling Coordinator. Such equipment shall include, but is not be
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
limited to, an ISO approved revenue quality meter or meters, ISO approved data processing gateway, telemetering equipment and data acquisition services sufficient for monitoring Operation and recording and reporting all electric energy produced by the Generating Facility less Station Use (collectively the “ISO Approved Meter”).
(b)	Access to ISO Approved Meter.
(i)	Subject to Section 3.13, Seller shall grant SCE reasonable access to the meter(s) for meter readings and any purpose necessary to effectuate this Agreement.

Seller shall promptly provide SCE access to all meter data both in real-time, and at later times as SCE may reasonably request.

(ii)	Prior to Initial Operation, Seller shall provide instructions to the ISO granting authorizations or other documentation sufficient to provide SCE with access to the ISO Approved Meter and to Seller’s settlement data on OMAR.

Seller shall promptly inform SCE of meter quantity changes after becoming aware of, or being informed of, any such changes by the ISO.
(c)	ISO Approved Meter Maintenance.
(i)	Seller shall test and calibrate the ISO Approved Meter, as necessary, but in no event shall the period between testing and calibration dates be greater than twenty four (24) months.

(ii)	Seller shall replace the ISO Approved Meter battery at least once every thirty six (36) months.

Notwithstanding the foregoing, in the event the ISO Approved Meter battery fails, Seller shall replace such battery within one (1) day after its failure.

(iii)	Seller shall use certified test and calibration technicians to perform any work associated with the ISO Approved Meter.

(iv)	Seller shall inform SCE of test and calibration dates, provide SCE with access to observe and witness such testing and calibration, and provide SCE certified results of tests and calibrations within thirty (30) days after completion.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
3.07	Site Control.

(a)	On or before Initial Operation, Seller shall have Site Control, which means that Seller shall:
(i)	Own the Site;

(ii)	Be the lessee of the Site under a Lease;

(iii)	Be the holder of a right-of-way grant or similar instrument with respect to the Site; or

(iv)	Be the managing partner or other person or entity authorized to act in all matters relating to the control and Operation of the Site and Generating Facility.
(b)	Seller shall provide SCE with prompt Notice of any change in the status of Seller’s Site Control.

(c)	Seller shall provide SCE with Notice of the status of its Site Control prior to commencing construction of the Generating Facility.

3.08	Site Location.

This Agreement is Site specific as set forth in Section 1.01(b).

Seller may, with SCE’s prior written consent, change the location of the Site; provided that, the interconnection point with the Transmission Provider is not changed.

Seller shall promptly provide a revised Exhibit B describing any new Site in the event Seller requests SCE’s consent to change the Site location.

3.09	Design.

At no cost to SCE, Seller shall be responsible for:

(a)	Designing and constructing the Generating Facility.

(b)	Using commercially reasonable efforts to acquire all Permits.

(c)	Providing to SCE, at least thirty (30) days prior to the anticipated Selected Date, the following Generating Facility information:
(i)	Site plan drawings for the Generating Facility;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
(ii)	Electrical one line diagrams;

(iii)	Major electrical equipment specifications;

(iv)	General arrangement drawings;

(v)	Longitude and latitude of each generator;

(vi)	Artist renderings of the Site, if any; and

(vii)	Aerial photographs of the Site, if any.
(d)	Providing SCE advance Notice at the earliest practicable time of any proposed changes in Seller’s Generating Facility which such Notice shall include the information set forth in Section 3.09(c) above, along with all specifications and drawings pertaining to any such changes.

3.10	Operation.

(a)	Seller shall Operate the Generating Facility in accordance with Prudent Electrical Practices.

(b)	Seller shall keep a daily operations log for the Generating Facility that shall include information on availability, maintenance outages, circuit breaker trip operations requiring a manual reset, and any significant events related to the Operation of the Generating Facility, including, but not limited to:
(i)	Real and reactive power production;

(ii)	Changes in Operating status;

(iii)	Protective apparatus operations; and

(iv)	Any unusual conditions found during inspections.
Changes in generator output setting shall also be logged for Seller’s generator(s) if it is “block-loaded” to a specific kW capacity. In addition, Seller shall maintain complete records of the Generating Facility’s fuel consumption if a biomass or landfill generating facility, steam consumption if a geothermal generating facility, maintenance performed, kilowatts, kilovars and kilowatt-hours generated and settings or adjustments of the generator control equipment and protective devices. Such information shall be provided or made available to SCE within twenty (20) days after any Notice.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
(c)	Seller shall keep a maintenance log for the Generating Facility that shall include information on electric energy production, fuel consumption and efficiency (if applicable), availability, maintenance (both breakdown and preventative) performed, outages, changes in operating status, inspections, manufacturer recommended services and replacement, electrical characteristics of the generators, control settings or adjustments of equipment and protective devices.

Information maintained pursuant to this Section 3.10(c) shall be kept for the Term of this Agreement and shall be provided or made available to SCE within twenty (20) days after any Notice.

(d)	Seller shall give Notice to SCE of Seller’s:
(i)	Forecast of the timing and duration of scheduled maintenance and Seller’s forecast of daily Delivered Amounts from the Generating Facility for the following four month period by January 1st, May 1st, and September 1st of each year during the Term by using SCE’s automated telephone-based Interactive Voice Response System (“SCE’s IVR”), or its replacement, at the telephone number(s) listed in Exhibit C;

(ii)	Forecast of the timing and duration of scheduled maintenance and Seller’s forecast of daily Delivered Amounts from the Generating Facility for the following calendar year by September 1 of each year during the Term by using SCE’s automated telephone-based SCE’s IVR or its replacement, at the telephone number(s) listed in Exhibit C; and

(iii)	Unexpected or unscheduled outages by telephoning SCE’s Generation Operations Center as soon as practicable, at the telephone number(s) listed in Exhibit C.
Seller shall have no liability to SCE for damages caused by inaccurate generation forecasts given pursuant to Sections 3.10(d)(i) and 3.10(d)(ii), provided that Seller uses commercially reasonable efforts in developing and submitting such forecasts to SCE.
(e)	Seller shall promptly prepare and provide to SCE upon request using SCE-provided software all reports of actual or forecasted outages that SCE may reasonably require for the purpose of enabling SCE to comply with Section 761.3 of the California Public Utilities Code or any Applicable Law mandating the reporting by investor-owned utilities of expected or experienced outages by electric energy generating facilities under contract to supply electric energy.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
(f)	Seller shall comply with the Scheduling requirements and procedures set forth in Section 3.03 at its sole expense.

(g)	At least thirty (30) days prior to the Initial Operation of the Generating Facility in parallel with the Transmission Provider’s electric system, Seller shall provide SCE with all Generating Facility and metering information as may be requested by SCE, including, but not limited to, the following:
For each ISO Approved Meter:
(i)	Generating Station/Unit ID;

(ii)	ISO Global Resource ID;

(iii)	ISO Approved Meter Device ID;

(iv)	Password;

(v)	Data path (network (ECN) or modem);

(vi)	If modem, phone number;

(vii)	Copy of meter certification;

(vii)	List of any ISO metering exemptions (if any); and

(ix)	Description of any compensation calculations such as transformer losses and line losses.
For the Generating Facility:
(i)	Utility transmission/distribution one line diagram;

(ii)	Physical location, address or descriptive identification;

(iii)	Latitude and longitude;

(iv)	Telephone number on site;

(v)	Telephone number of control room;

(vi)	Telephone number for operational issues; and

(vii)	Telephone number for administrative issues.
3.11	Progress Reporting.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
Seller shall use commercially reasonable efforts to meet the Milestone Schedule and avoid or minimize any delays in meeting such schedule. Seller shall provide a monthly written report of its progress toward meeting the Milestone Schedule using the procedures set forth in Exhibit H.

Seller shall include in such report a list of all letters, notices, applications, approvals, authorizations, filings, permits and licenses relating to any Transmission Provider, Governmental Authority or the ISO and shall provide any such documents as may be reasonably requested on Notice from SCE.

In addition, Seller shall advise SCE as soon as reasonably practicable of any problems or issues of which it is aware which may materially impact its ability to meet the Milestone Schedule.

3.12	Provision of Information.

Seller shall promptly provide to SCE copies of:

(a)	All agreements with providers of distribution, transmission or interconnection services for the Generating Facility and all amendments thereto, which may be redacted by Seller to eliminate any portions reasonably believed by Seller to contain confidential information;

(b)	All applications and approvals relating to the CEC Certification and Verification, any Permits;

(c)	All draft, preliminary, final and revised copies of reports, studies and analyses furnished by the ISO, Seller’s Transmission Consultant, or any Transmission Provider, and any ISO correspondence related thereto, concerning the transmission of electric energy from the Generating Facility to the Delivery Point;

(d)	All monthly settlement invoices Seller receives from its Scheduling Coordinator pertaining to the Generating Facility in electronic form along with all supporting documents; and

(e)	Any reports, studies, or assessments done for it by an independent engineer.

3.13	SCE’s Access Rights.

Seller shall grant SCE the right of ingress and egress to examine the Site and Generating Facility for any purpose reasonably connected with this Agreement or the exercise of any and all rights of SCE under Applicable Law or its tariff schedules and rules on file with the CPUC.

3.14	Obtaining and Maintaining CEC Certification and Verification.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
Seller shall take all necessary steps including, but not limited to, making or supporting timely filings with the CEC to obtain and maintain CEC Certification and Verification throughout the Term.

3.15	Notice of Cessation or Termination of Service Agreements.

Seller shall provide Notice to SCE within three (3) Business Days after termination of, or cessation of service under, any agreement necessary for the interconnection to the Transmission Provider’s electric system or transmission of the electric energy to the Delivery Point, for Scheduling to SCE, or for metering the Metered Amounts.

3.16	Lost Output Report.

(a)	Monthly Report; SCE Review.

Commencing upon Initial Operation and continuing throughout the Term, Seller shall prepare and provide to SCE a Lost Output Report by the tenth (10th) Business Day of each month in accordance with Exhibit M.

SCE shall have thirty (30) days after receipt of Seller’s monthly Lost Output Report to review such report.

Upon SCE’s request, Seller shall promptly provide to SCE any additional data and supporting documentation necessary for SCE to audit and verify any matters in the Lost Output Report.

(b)	Disputes of Lost Output.

If SCE disputes Seller’s Lost Output calculation, it shall provide Notice to Seller within thirty (30) days after receipt of Seller’s Lost Output Report and include SCE’s calculations and other data supporting its position.

The Parties shall negotiate in good faith to resolve any dispute.

If the Parties are unable to resolve a dispute within thirty (30) days after SCE’s giving the dispute Notice, either Party may submit the dispute to mediation and arbitration as provided in Article Twelve.

Seller shall have no right to claim any Lost Output for any month that was not identified in the original Lost Output Report for that month; provided that, Seller may supplement the amount of Lost Output claimed (“Supplemental Lost Output”) for the month with a supplemental Lost Output Report (“Supplemental Lost Output Report”) if Seller can demonstrate that it neither knew nor could it have known through the exercise of reasonable diligence about the Supplemental Lost Output within the foregoing thirty (30) day period and Seller provides the Supplemental Lost Output
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
Report within ten (10) Business Days after learning the facts which provide the basis for the Supplemental Lost Output claim.

(c)	Energy Replacement Damage Amount Calculation.

The Lost Output amount that shall be used in the Energy Replacement Damage Amount calculation, set forth in Exhibit F, shall be the amount calculated after the twelfth (12th) month of the Term Year.

3.17	Seller’s Financial Information.

If SCE is required to consolidate the Seller’s financial statements with SCE’s financial statements for financial accounting purposes under Financial Accounting Standard Boards Interpretation No. 46(R), “Consolidation of Variable Interest Entities” or future guidance issued by accounting profession governance bodies or the United States Securities and Exchange Commission that affects SCE accounting treatment for this Agreement, or in the event the Parties acting in good faith cannot agree on whether consolidation is required, the Parties agree to the following provisions for such period:

(a)	Within thirty (30) days following the end of each calendar year, Seller shall deliver to SCE:
(i)	Unaudited financial statements together with related footnotes as necessary to comply with generally accepted accounting principles in the United States; and

(ii)	A completed annual disclosure checklist with supporting financial schedules necessary for SCE to prepare its annual filing with the United States Securities and Exchange Commission.

SCE will provide to Seller such checklist prior to the end of each year and include only items considered material to SCE. If audited financial statements are prepared for the calendar year, Seller shall provide such statements to SCE within five (5) Business Days after those statements are issued.
Seller shall prepare its financial statements to be delivered under the terms of this Section 3.17 in accordance with accounting principles generally accepted in the United States of America.
(b)	Promptly upon Notice from SCE, Seller shall allow SCE access to Seller’s records and personnel, so that SCE’s internal auditors and independent registered public accounting firm can conduct financial statement audits in accordance with the
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
standards of the Public Company Accounting Oversight Board (United States), as well as internal control audits in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, as applicable. Within thirty (30) days of Seller’s receipt of Notice from SCE, Seller shall remediate any deficiency in Seller’s internal controls of financial reporting identified by SCE or SCE’s independent registered public accounting firm during or as a result of the audits permitted under this Section 3.17. All expenses for the foregoing shall be borne by SCE.

(c)	As soon as possible, but in no event later than two (2) Business Days following the occurrence of any items affecting Seller which, during the term of this Agreement, Seller understands that SCE would be required to disclose in a Form 8-K filing with the United States Securities and Exchange Commission, Seller shall provide to SCE a Notice describing such event in sufficient detail to permit SCE to make a Form 8-K filing. Such items include, but are not limited to, the following:
(i)	Acquisition or disposition of a material amount of assets;

(ii)	Creation of a material direct financial obligation or off-balance sheet financing arrangement;

(iii)	Existence of material litigation; and

(iv)	Entry into, or termination of, a material contract upon which Seller’s business is substantially dependent.
(d)	SCE shall treat Seller’s financial statements or other financial information provided under the terms of this Section 3.17 in strict confidence and, accordingly:
(i)	Shall utilize such Seller financial information only for purposes of preparing, reviewing or certifying SCE’s or any SCE parent company financial statements, for making regulatory, tax or other filings required by law in which SCE is required to demonstrate or certify its or any parent company’s financial condition or to obtain Credit Ratings; and

(ii)	Shall make such Seller financial information available only to its officers, directors, employees or auditors who are responsible for preparing, reviewing or certifying SCE’s or any SCE parent company financial statements, to the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States) in connection with any oversight of SCE’s or any SCE parent company financial statement and to those persons or entities who are entitled to receive confidential information as identified in Section 10.10.
*** End of ARTICLE THREE ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Three	Seller’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE FOUR. SCE’S OBLIGATIONS
4.01	Obligation to Pay.

For Seller’s full compensation under this Agreement, SCE shall make monthly Energy Payments to Seller during the Term calculated in the manner described in Section 4.02.

SCE shall not be obligated to pay Seller for any electric energy prior to the commencement of the Term or any electric energy that is not Scheduled as a result of any circumstance, other than gross negligence by SCE, including, without limitation:
(a)	An outage of the Generating Facility;

(b)	A Force Majeure under Article Five;

(c)	A reduction or curtailment of Schedules ordered by the ISO; or

(d)	A reduction or curtailment of Schedules pursuant to the terms of an agreement with a Transmission Provider.
4.02	Payments and Adjustments.

(a)	Energy Payment Calculations.

For the purpose of calculating monthly Energy Payments, Scheduled Amounts shall be time-differentiated according to the time period and season of delivery (“TOD Periods”) and the pricing shall be weighted by the Energy Payment Allocation Factors set forth in
Exhibit K.

As set forth in Exhibit K, TOD Periods for the winter season shall be mid-peak, off-peak and super off-peak and TOD Periods for the summer season shall be on-peak, mid-peak and off-peak.

Monthly Energy Payments shall equal the sum of the monthly TOD Period Energy Payments for all TOD Periods in the month. Each monthly TOD Period Energy Payment shall be calculated pursuant to the following formula, where “n” is the TOD Period being calculated:
TOD PERIODn ENERGY PAYMENT = A x B x C

Where:
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Four	SCE’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
A = Energy Price specified in Section 1.05 in $/kWh (i.e., $/MWh/1000).

B = Energy Payment Allocation Factor, set forth in Exhibit K, for the TOD Period being calculated.

C = The sum of Scheduled Amounts in all hours for the TOD Period being calculated in kWh.
(b)	Payment Adjustments.

If, in any Settlement Interval, the Scheduled Amount deviates from the Generating Facility’s Delivered Amount by more than plus or minus three percent (± 3%) of the Delivered Amount, then Seller’s monthly Energy Payment may be subject to an adjustment calculated by SCE in accordance with the procedures set forth in Exhibit E.

Such payment adjustments shall not apply so long as Seller is Scheduling through an independent third party approved by SCE who utilizes forecasting and Scheduling methodologies acceptable to SCE in its sole discretion.

4.03	Payment Statement and Payment.

(a)	SCE shall, no later than thirty (30) days after the end of each calendar month during the Term (or the last day of the month if the month in which the payment statement is being sent is February), or the last Business Day of the month if such 30th day (or 28th or 29th day for February) is a weekend day or holiday, do each of the following:
(i)	Send a statement to Seller showing:
(1)	The Scheduled Amounts for each TOD Period during the month for which the payment is being made;

(2)	A calculation of the amount payable to Seller for the month pursuant to Section 4.02(a);

(3)	A calculation of any payment adjustments pursuant to Section 4.02(b); and

(4)	A calculation of the net amount due Seller.
(ii)	Send to Seller, via wire transfer, SCE’s payment of said net amount, plus a Simple Interest Payment calculated using the Interest Rate and the number of days that the payment is late.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Four	SCE’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
(b)	In the event SCE determines that a calculation of Metered Amounts for any purpose hereunder is incorrect as a result of inaccurate meters or the correction of data by the ISO in OMAR, SCE shall promptly recompute Metered Amounts for the period of the inaccuracy based upon an adjustment of inaccurate meter readings in accordance with the ISO Tariff.

SCE shall also promptly recompute any payment affected by the inaccuracy. Any amount due from SCE to Seller, or Seller to SCE, as the case may be, shall be made as an adjustment to the next monthly payment statement that is calculated after SCE’s recomputation using corrected measurements.

In the event that the recomputation results in a net amount owed to SCE after offsetting any amounts owing to Seller as shown on the next monthly payment statement, any such additional amount still owing to SCE shall be offset on Seller’s next monthly payment statement.

At SCE’s discretion, SCE may offset any remaining amount owed SCE on any subsequent monthly payment statement to Seller or invoice Seller for such amount, in which case Seller must pay the amount owing to SCE within twenty (20) days after receipt of such invoice.

Adjustment payments for meter inaccuracy shall not bear interest.

(c)	SCE reserves the right to apply amounts that would otherwise be due to Seller under this Agreement as an offset in payment of:
(i)	Any amounts owing and unpaid by Seller to SCE under this Agreement; or

(ii)	Any amount owed to SCE by Seller arising out of, or related to, any other SCE agreement, tariff, obligation or liability.
Nothing in this Section 4.03 shall limit SCE’s rights under applicable tariffs, other agreements or Applicable Law.
(d)	Except as provided in Section 4.03(b) and as otherwise provided in this Section 4.03(d), if within forty five (45) days after receipt of SCE’s payment statement, Seller does not give Notice to SCE of an error, then Seller shall be deemed to have waived any error in SCE’s statement, computation and payment, and the statement shall be conclusively deemed correct and complete; provided, however, that if an error is identified by Seller as a result of settlement, audit or other information provided to Seller by the ISO after the expiration of the original forty five (45) day period, Seller shall have an additional forty five (45) days from the date on which it
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Four	SCE’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
receives the information from the ISO in which to give Notice to SCE of the error identified by such settlement, audit or other information.

If Seller identifies an error in Seller’s favor and SCE agrees that the identified error occurred, SCE shall reimburse Seller for the amount of the underpayment caused by the error and apply the additional payment to the next monthly payment statement that is calculated.

If Seller identifies an error in SCE’s favor and SCE agrees that the identified error occurred, SCE may offset the amount of overpayment caused by the error against amounts otherwise owed to Seller and apply the offset to the next monthly payment statement that is calculated.

Late payments to Seller resulting from SCE’s errors, or overpayments to Seller by SCE, shall include a Simple Interest Payment calculated using the Interest Rate and the number of days between the date due (or, in the case of overpayments by SCE, commencing five (5) Business Days from the date SCE provides Notice of such overpayments to Seller) and the date paid; provided, however, that changes made because of settlement, audit or other information provided by the ISO and not available to SCE when it rendered its original statement shall not bear interest.

In the event that the recomputation results in a net amount still owing to SCE after offsetting any amounts owed to Seller, the next monthly payment statement shall show a net amount owing to SCE.

At SCE’s discretion, SCE may offset this net amount owed to SCE on any subsequent monthly payment statement to Seller or invoice Seller for such amount, in which case Seller must pay the amount owing to SCE within twenty (20) days after receipt of such invoice.

The Parties shall negotiate in good faith to resolve any disputes regarding claimed errors in a payment statement.

Any disputes which the Parties are unable to resolve through negotiation may be submitted for resolution through the mediation and arbitration as provided in Article Twelve.

4.04	Cooperation with Seller and Scheduling.

SCE, at its own cost and expense, shall cooperate reasonably with Seller to permit Seller to effectuate its Scheduling obligations hereunder and to take delivery of Seller’s Scheduled Amounts.

4.05	Interest Payments on Cash Deposits.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Four	SCE’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
(a)	SCE shall make monthly Simple Interest Payments, calculated using the Federal Funds Effective Rate, to Seller on cash amounts posted for the:
(i)	Development Fee; and

(ii)	Performance Assurance.
(b)	Upon receipt of a monthly invoice (provided by Seller to the SCE Manager of Credit and Collateral) that sets forth the calculation of the Simple Interest Payment amount due, SCE shall make payment thereof by the third (3rd) Local business Day of the first month after the last month to which the invoice relates so long as such date is after the day on which such invoice is received; provided that,
(i)	No Event of Default has occurred and is continuing with respect to Seller; and

(ii)	No Early Termination Date for which any unsatisfied payment obligation of Seller exists, has occurred or has been designated as the result of an Event of Default by Seller.
(c)	On or after the occurrence of an Event of Default by Seller or an Early Termination Date as a result of an Event of Default by Seller, SCE shall retain any such Simple Interest Payment amount as an additional Development Fee amount or a Performance Assurance amount hereunder until:
(i)	In the case of an Early Termination Date, the obligations of Seller under this Agreement have been satisfied; or

(ii)	In the case of an Event of Default, for so long as such Event of Default is continuing.
*** End of ARTICLE FOUR ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Four	SCE’s Obligations

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE FIVE. FORCE MAJEURE
5.01	No Default for Force Majeure.

Neither Party shall be considered to be in default in the performance of any of its obligations set forth in this Agreement; except for obligations to pay money, when and to the extent failure of performance is caused by Force Majeure.

5.02	Requirements Applicable to the Claiming Party.

(a)	If a Party, because of Force Majeure, is rendered wholly or partly unable to perform its obligations when due under this Agreement, that Party (the “Claiming Party”), shall be excused from whatever performance is affected by the Force Majeure to the extent so affected.

In order to be excused from its performance obligations hereunder by reason of Force Majeure:
(i)	The Claiming Party, within fourteen (14) days after the initial occurrence of the claimed Force Majeure, must give the other Party Notice describing the particulars of the occurrence; and

(ii)	The Claiming Party must provide timely evidence reasonably sufficient to establish that the occurrence constitutes Force Majeure as defined in this Agreement.
(b)	The suspension of the Claiming Party’s performance due to Force Majeure shall be of no greater scope and of no longer duration than is required by the Force Majeure.

(c)	In addition, the Claiming Party shall use commercially reasonable and diligent efforts to remedy its inability to perform.

(d)	This section shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Claiming Party, are contrary to its interest.

(e)	It is understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the Claiming Party.

(f)	When the Claiming Party is able to resume performance of its obligations under this Agreement, the Claiming Party shall give the other Party prompt Notice to that effect.

5.03	Startup Deadline Extension.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Five	Force Majeure

Southern California Edison
QFID# 1212 Chateau Energy
If Force Majeure occurs prior to the Startup Deadline which prevents Seller from achieving the Startup Deadline, then the Startup Deadline shall, subject to Seller’s compliance with its obligations as the Claiming Party under Section 5.02, be extended on a day-for-day basis for the duration of the Force Majeure.

5.04	Firm Operation Date Extension.

If Force Majeure occurs at any time after commencement of the Term, but prior to the Firm Operation Date, which prevents Seller from demonstrating the Contract Capacity as provided in Sections 3.04(d) or 3.04(e), then the Firm Operation Date shall, subject to Seller’s compliance with its obligations as the Claiming Party under Section 5.02, be extended on a day-for-day basis for the duration of the Force Majeure.

5.05	Termination.

Either Party may terminate this Agreement on Notice, which shall be effective five (5) Business Days after such Notice is provided, in the event of Force Majeure which extends for more than three hundred sixty five (365) consecutive days.
*** End of ARTICLE FIVE ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Five	Force Majeure

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE SIX. EVENTS OF DEFAULT: REMEDIES
6.01	Events of Default.

An “Event of Default” shall mean, with respect to a Party (a “Defaulting Party”), the occurrence of any of the following:

(a)	With respect to either Party:
(i)	Any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated if the representation or warranty is continuing in nature, if:
(1)	Such misrepresentation or breach of warranty is not remedied within five (5) Business Days after Notice; or

(2)	Such inaccuracy is not capable of a cure, but the non-breaching Party’s damages resulting from such inaccuracy can reasonably be ascertained and the payment of such damages is not made within ten (10) Business Days after a Notice of such damages is provided by the non-breaching Party to the breaching Party;
(ii)	Except for an obligation to make payment when due, the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default or to the extent excused by a Force Majeure) if such failure is not remedied within thirty (30) days after Notice of such failure (or such shorter period as may be specified below), which Notice sets forth in reasonable detail the nature of the failure; provided that, if such failure is not reasonably capable of being cured within the thirty (30) day cure period specified above, the Party shall have such additional time (not exceeding an additional one hundred twenty (120) days) as is reasonably necessary to cure such failure, so long as such Party promptly commences and diligently pursues such cure;

(iii)	A Party fails to make when due any payment (other than amounts disputed in good faith in accordance with the terms of this Agreement) due and owing under this Agreement and such failure is not cured within five (5) Business Days after Notice of such failure;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Six	Events of Default: Remedies

Southern California Edison
QFID# 1212 Chateau Energy
(iv)	The failure of such Party to satisfy the creditworthiness and collateral requirements in Article Eight and such failure is not cured within three (3) Business Days after Notice of such failure;

(v)	A Party becomes Bankrupt; or

(vi)	A Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party.
(b)	With respect to Seller’s Guarantor:
(i)	If any representation or warranty made by a Guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated if the representation or warranty is continuing in nature and the misrepresentation or breach of warranty is not remedied within five (5) Business Days after Notice;

(ii)	The failure of a Guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3) Business Days after Notice;

(iii)	A Guarantor becomes Bankrupt;

(iv)	The failure of a Guarantor’s Guaranty Agreement to SCE to be in full force and effect for purposes of this Agreement (other than in accordance with its terms);

(v)	A Guarantor repudiates, disaffirms, disclaims, or rejects, in whole or in part, or challenges the validity of any Guaranty Agreement given to SCE;

(vi)	The occurrence and continuation of a default, event of default or other similar condition or event under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in the aggregate amount of not less than the Cross Default Amount, which results in such indebtedness becoming, or
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Six	Events of Default: Remedies

Southern California Edison
QFID# 1212 Chateau Energy
becoming capable at such time of being declared, immediately due and payable; or

(vii)	The occurrence and continuation of a default in making on the due date therefore one or more payments, individually or collectively, in an aggregate amount of not less than the applicable Cross Default Amount.
(c)	With respect to Seller:
(i)	Seller fails to post and maintain the Development Fee, pursuant to Section 3.04, and such failure is not cured within five (5) Business Days after Notice of such failure;

(ii)	Seller does not own the Generating Facility or otherwise have the authority over the Generating Facility as required in Section 3.07(a);

(iii)	Seller has not cured a failure with respect to Section 3.07(a) within the earlier of thirty (30) days after providing Notice in accordance with Section 3.07(b) or sixty (60) days after the occurrence of the event which results in such failure;

(iv)	The sum of Metered Amounts plus Lost Output in any consecutive six (6) month period are not at least 10 percent (10%) of the Expected Annual Net Energy Production set forth in Section 1.01(e), and Seller fails to demonstrate to SCE’s reasonable satisfaction, within ten (10) Business Days after Notice from SCE, a legitimate reason for such failure;

(v)	The Metered Amounts in any one hour interval, in kWh/hr, exceed one hundred fifteen percent (115%) of the Contract Capacity set forth in Section 1.01(d) to this Agreement, (an “Event of Excess Deliveries”), without the prior written consent of SCE, and within ten (10) Business Days after Notice, Seller fails to demonstrate to SCE’s satisfaction that it has identified the reason that the Event of Excess Deliveries occurred and that it has or is employing best efforts to ensure that no additional Events of Excess Deliveries will occur during the Term;

(vi)	Seller or Seller’s Scheduling Coordinator intentionally or knowingly delivers, Schedules, or attempts to deliver or Schedule at the Delivery Point for sale under this Agreement electric energy that was not in fact generated by the Generating Facility, except in the ordinary course of
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Six	Events of Default: Remedies

Southern California Edison
QFID# 1212 Chateau Energy
Scheduling where the Scheduled Amounts may exceed the Delivered Amounts in any hour as permitted by and subject to the ISO Tariff;

(vii)	Seller removes from the Site equipment upon which the Contract Capacity has been based, except for the purposes of replacement, refurbishment, repair or maintenance, and such equipment is not returned within five (5) Business Days after Notice from SCE;

(viii)	The Generating Facility consists of an ERR type(s) different than that specified in Section 1.01(c);

(ix)	The Generating Facility fails to qualify as an ERR;

(x)	Any electric energy from the Generating Facility and sold or to be sold to SCE hereunder fails to qualify as output from an ERR;

(xi)	Seller fails to achieve Initial Operation within the timeframes set forth in Section 2.03(b) and such failure is not cured within five (5) Business Days after Notice from SCE;

(xii)	A termination of, or cessation of service under, any agreement necessary for the interconnection of the Generating Facility to the Transmission Provider’s electric system or transmission of the electric energy to the Delivery Point, for Scheduling to SCE, or for metering the Metered Amounts and such service is not reinstated, or alternative arrangements implemented, within one hundred and twenty (120) days after such termination or cessation;

(xiii)	Seller defaults under any Security Document and such default is not cured within the applicable cure period, if any, set forth in such Security Document, or Seller repudiates, disaffirms, disclaims, or rejects, in whole or in part, or challenges the validity of, any of the Security Documents;

(xiv)	Seller fails to take any actions necessary to dedicate, convey or effectuate the use of any and all Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits for SCE’s sole benefit as specified in Section 3.01;

(xv)	The occurrence and continuation of a default, event of default or other similar condition or event under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in the aggregate amount of not less than the Cross
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Six	Events of Default: Remedies

Southern California Edison
QFID# 1212 Chateau Energy
Default Amount, which results in such indebtedness becoming, or becoming capable at such time of being declared, immediately due and payable;

(xvi)	The occurrence and continuation of a default in making on the due date therefore one or more payments, individually or collectively, in an aggregate amount of not less than the applicable Cross Default Amount;

(xvii)	The stock or equity ownership interest in Seller has been pledged or assigned as collateral or otherwise to any party other than Lender; or

(xviii)	Seller fails to remediate any deficiency in internal controls over financial reporting in accordance with Section 3.17.
6.02	Early Termination.

If an Event of Default shall have occurred, there will be no opportunity for cure except as specified in Section 6.01.

The Party taking the default (the “Non-Defaulting Party”) shall have the right:

(a)	To designate, by Notice, a day, no earlier than twenty (20) calendar days after the Notice is effective, as an “Early Termination Date;”

(b)	To immediately suspend performance under this Agreement; and

(c)	To pursue all remedies available at law or in equity against the Defaulting Party (including monetary damages), except to the extent that such remedies are limited by the terms of this Agreement.

6.03	Termination Payment.

As soon as practicable after an Early Termination Date is declared, the Non-Defaulting Party shall provide Notice to the Defaulting Party of the sum of all amounts owed by the Defaulting Party under this Agreement, less any amounts owed by the Non-Defaulting Party to the Defaulting Party (the “Termination Payment”).

The Notice shall include a written statement setting forth, in reasonable detail, the calculation of such Termination Payment including the Forward Settlement Amount, together with appropriate supporting documentation.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Six	Events of Default: Remedies

Southern California Edison
QFID# 1212 Chateau Energy
If the Termination Payment is positive, the Defaulting Party shall pay such amount to the Non-Defaulting Party within ten (10) Business Days after the Notice is provided. If the Termination Payment is negative (i.e., the Non-Defaulting Party owes the Defaulting Party more than the Defaulting Party owes the Non-Defaulting Party), then the Non-Defaulting Party shall pay such amount to the Defaulting Party within thirty (30) days after the Notice is provided.

The Parties shall negotiate in good faith to resolve any disputes regarding the calculation of the Termination Payment. Any disputes which the Parties are unable to resolve through negotiation may be submitted for resolution through mediation and arbitration as provided in Article Twelve.
*** End of ARTICLE SIX ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Six	Events of Default: Remedies

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE SEVEN. LIMITATIONS OF LIABILITIES
EXCEPT AS SET FORTH HEREIN, THERE ARE NO WARRANTIES BY EITHER PARTY UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF.
FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED, UNLESS THE PROVISION IN QUESTION PROVIDES THAT THE EXPRESS REMEDIES ARE IN ADDITION TO OTHER REMEDIES THAT MAY BE AVAILABLE.
IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.
UNLESS EXPRESSLY PROVIDED IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTION 10.03 (INDEMNITY), NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE.
IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.
TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Seven	Limitations of Liabilities

Southern California Edison
QFID# 1212 Chateau Energy
HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.
NOTHING IN THIS SECTION PREVENTS, OR IS INTENDED TO PREVENT SCE FROM PROCEEDING AGAINST OR EXERCISING ITS RIGHTS WITH RESPECT TO ANY SECURED INTERESTS IN COLLATERAL.NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE VALUE, IF ANY, OF ANY PRODUCTION TAX CREDITS, DETERMINED ON AN AFTER-TAX BASIS, LOST DUE TO SCE’S DEFAULT, SHALL BE DEEMED DIRECT TO THE EXTENT LOST PRODUCTION TAX CREDITS ARE RECOVERABLE UNDER THIS AGREEMENT.
*** End of ARTICLE SEVEN ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Seven	Limitations of Liabilities

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE EIGHT. CREDIT AND COLLATERAL REQUIREMENTS
8.01	Financial Information.

If requested by one Party, the other Party shall deliver:

(a)	Within one hundred twenty (120) days following the end of each fiscal year, a copy of its and its Guarantor’s, if any, annual report containing audited consolidated financial statements for such fiscal year;

(b)	Within sixty (60) days after the end of each of its first three fiscal quarters of each fiscal year, one copy of any available quarterly reports from it and its Guarantors containing unaudited consolidated financial statements for such fiscal quarter.

In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided that, should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the producing party diligently pursues the preparation, certification and delivery of the statements.

8.02	Performance Assurance.

(a)	Posting Performance Assurance.

On or before the commencement of the Term, Seller shall post Performance Assurance with SCE.

The Performance Assurance Amount due to SCE by Seller shall be as set forth in Section 1.06.

The Performance Assurance Amount shall be posted to SCE at all times during the Term and thereafter until such time as Seller has satisfied all monetary obligations which survive any termination of this Agreement, not to exceed one year following the end of the Term.

The Performance Assurance Amount shall be either in the form of cash or Letter of Credit acceptable to SCE, provided that on the commencement of the Term, if Seller has posted the Development Fee in the form of cash or a Letter of Credit and SCE has not either returned the Development Fee to Seller or given Seller Notice, pursuant to Exhibit L, of its determination regarding the disposition of the Development Fee by such date, then Seller may withhold the portion of the Performance Assurance Amount equal to the Development Fee or any portion thereof held by SCE until three
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eight	Credit and Collateral Requirements

Southern California Edison
QFID# 1212 Chateau Energy
(3) Business Days following the later of Seller’s receipt or forfeiture of the Development Fee or any portion thereof pursuant to Section 3.03 and Exhibit L of the disposition of the Development Fee.

In lieu of cash or a Letter of Credit, SCE may accept a Guaranty Agreement, in accordance with Section 8.02(c) from a Guarantor acceptable to SCE to satisfy the Seller’s Performance Assurance obligation.

(b)	Letters of Credit.

Performance Assurance provided in the form of a Letter of Credit shall be subject to the following provisions:
(i)	Each Letter of Credit shall be maintained for the benefit of SCE.

(ii)	Seller shall:
(1)	Renew or cause the renewal of each outstanding Letter of Credit on a timely basis as provided in the relevant Letter of Credit;

(2)	If the bank that issued an outstanding Letter of Credit has indicated its intent not to renew such Letter of Credit, provide alternative Performance Assurance acceptable to SCE at least twenty (20) Business Days prior to the expiration of the outstanding Letter of Credit; and

(3)	If the bank issuing a Letter of Credit fails to honor SCE’s properly documented request to draw on an outstanding Letter of Credit, provide alternative Performance Assurance acceptable to SCE within one (1) Business Day after such refusal;
(iii)	Upon the occurrence of a Letter of Credit Default, Seller shall provide to SCE either a substitute Letter of Credit or alternative Performance Assurance acceptable to SCE, in each case on or before the first Business Day after the occurrence thereof (or the fifth (5th) Business Day after the occurrence thereof if only Section a) in the definition of “Letter of Credit Default” in Exhibit A applies);

(iv)	Upon, or at any time after, the occurrence and continuation of an Event of Default by Seller, or if an Early Termination Date has occurred or been designated as a result of an Event of Default by Seller for which there exist any unsatisfied payment obligations, then SCE may draw on any undrawn portion of any outstanding Letter of Credit upon submission to the bank
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eight	Credit and Collateral Requirements

Southern California Edison
QFID# 1212 Chateau Energy
issuing such Letter of Credit of one or more certificates specifying that such Event of Default or Early Termination Date has occurred and is continuing.

Cash proceeds received by SCE from drawing upon the Letter of Credit shall be deemed Performance Assurance as security for the Seller’s obligations to SCE and SCE shall have the rights and remedies set forth in Section 8.03 with respect to such cash proceeds.

Notwithstanding SCE’s receipt of cash proceeds of a drawing under the Letter of Credit, Seller shall remain liable for any:
(1)	Failure to provide sufficient Performance Assurance; or

(2)	Any amounts owing to SCE and remaining unpaid after the application of the amounts so drawn by SCE.
(v)	In all cases, the costs and expenses of establishing, renewing, substituting, canceling, and increasing the amount of a Letter of Credit shall be borne by Seller.
(c)	Guaranty Agreement.

If Seller’s Performance Assurance obligation is satisfied by a Guaranty Agreement, it shall be in the form of Exhibit I executed by the Guarantor identified in Section 1.07 or other party acceptable to SCE meeting the Credit Rating requirements for the Guarantor set forth immediately below. The Guarantor shall maintain a Credit Rating of at least:
(i)	“BBB-” from S&P and “Baa3” from Moody’s, if it is rated by both S&P and Moody’s; or

(ii)	“BBB-” from S&P or “Baa3” from Moody’s if it is rated by either S&P or Moody’s but not by both.
If at any time the Guarantor fails to maintain such Credit Ratings, the Seller shall provide to SCE Performance Assurance in the form of cash or a Letter of Credit, or a replacement Guaranty Agreement from an acceptable Guarantor, within five (5) Business Days.

8.03	First Priority Security Interest in Cash or Cash Equivalent Collateral.

(a)	To secure its obligations under this Agreement, and until released as provided herein, Seller hereby grants to SCE a present and continuing first-priority security interest
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eight	Credit and Collateral Requirements

Southern California Edison
QFID# 1212 Chateau Energy
(“Security Interest”) in, and lien on (and right of setoff against), and assignment of the Performance Assurance, all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of SCE, and Seller agrees to take such action as SCE reasonably requires in order to perfect SCE’s Security Interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof.

(b)	Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default or an Early Termination Date, SCE may do any one or more of the following:
(i)	Exercise any of its rights and remedies with respect to all Performance Assurance, including any such rights and remedies under law then in effect;

(ii)	Draw on any outstanding Letter of Credit issued for its benefit; and

(iii)	Liquidate all Performance Assurance then held by or for the benefit of SCE free from any claim or right of any nature whatsoever of Seller, including any equity or right of purchase or redemption by Seller.
(c)	SCE shall apply the proceeds of the collateral realized upon the exercise of any such rights or remedies to reduce Seller’s obligations under this Agreement (Seller’s remaining liable for any amounts owing to SCE after such application), subject to SCE’s obligation to return any surplus proceeds remaining after such obligations are satisfied in full.

8.04	Subordinated Security Interests and Mortgage.

(a)	Prior to the commencement of the Term, as security for Seller’s performance and any amounts owed by Seller to SCE pursuant to this Agreement, Seller or SCE, as the case may be, shall execute, deliver, file and record, as appropriate, separate agreements, documents, fixture filings, financing statements or instruments (the “Security Documents”) under which Seller will grant to SCE, in a form reasonably acceptable to SCE and subject to characterization as real or personal property in SCE’s sole discretion, fully perfected security interest(s), or mortgage lien(s) in the Generating Facility and in any and all real and personal property rights, contractual rights, or other rights that Seller requires in order to construct or Operate the Generating Facility (collectively the “Secured Interests”). Seller expressly grants SCE the right to file and or record, as appropriate, such fixture filings, financing
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eight	Credit and Collateral Requirements

Southern California Edison
QFID# 1212 Chateau Energy
statements and other Security Documents in order to perfect its security interests in the Generating Facility.

Seller expressly grants SCE the right to file and or record, as appropriate, such fixture filings, financing statements and other Security Documents in order to perfect its security interests in the Generating Facility.

The Secured Interests shall be subordinate in right of payment, priority and remedies only to the interests of Lender in accordance with the terms of the Secured Interests.

The Secured Interests shall not include the pledge, assignment, or other interest in the ownership interest in Seller, subject to the conditions set forth in Section 8.05(b) below.

(b)	The Parties shall confirm, define, and perfect the Secured Interests by executing, delivering, filing, and recording, at the expense of Seller, the Security Documents.

The Security Documents shall contain financial and operating covenants intended to preserve and maintain the value of the Security Interests and substantially similar to those in favor of Lender.

In addition, Seller agrees to file and expressly grants SCE the right to file or, in the case of a fixture filing record, such Uniform Commercial Code financing statements and to take such further action and execute such further instruments as shall reasonably be required by SCE to confirm and continue the validity, priority, and perfection of the Secured Interests.

The granting of the Secured Interests shall not be to the exclusion of, nor be construed to limit the amount of any further claims, causes of action or other rights accruing to SCE by reason of any breach or default by Seller under this Agreement or the termination of this Agreement prior to the expiration of its term.

The Secured Interests shall be discharged and released, and SCE shall take any steps reasonably required by Seller to effect and record such discharge and release, upon the expiration of the Term and satisfaction by Seller of all of its obligations hereunder.

Seller shall reimburse SCE for its reasonable costs associated with the discharge and release of the Secured Interests.

(c)	The Security Documents shall provide that if SCE acts to obtain title to the Generating Facility pursuant to the interests provided by Seller pursuant to Section 8.04(a), Seller shall take all steps necessary to transfer all permits and
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eight	Credit and Collateral Requirements

Southern California Edison
QFID# 1212 Chateau Energy
licenses necessary to Operate the Generating Facility to SCE, and shall diligently prosecute and cooperate in such transfers.

8.05	Credit and Collateral Covenants.

(a)	Seller shall, from time to time as requested by SCE, execute, acknowledge, record, register, deliver and file all such notices, statements, instruments and other documents as may be necessary or advisable to render fully valid and enforceable under all applicable laws the Security Documents and the rights, liens and priorities of SCE with respect to the Security Interest and the Secured Interests provided for herein and therein;

(b)	Seller shall not cause or permit the stock or equity ownership interest in Seller to be pledged or assigned as collateral or otherwise to any party other than Lender, without written consent by SCE;

(c)	Seller shall not create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise, any Seller’s Debt, or issue any Disqualified Stock, in each case, other than Seller’s Debt incurred, issued, assumed or guaranteed, or Disqualified Stock issued, in connection with the funding of the development, construction or operation of the Project;

(d)	Except for liens permitted under the Security Documents and liens for the benefit of Lender, Seller shall not create, incur, assume or suffer to be created by it or any subcontractor, employee, laborer, materialman, other supplier of goods or services or any other person, any lien on Seller’s interest (or any part thereof) in this Agreement, the Site or the Generating Facility. Seller promptly shall pay or discharge, or shall cause its contractors to promptly pay and discharge, and discharge of record, any such lien for labor, materials, supplies or other obligations upon Seller’s interest in the Site, the Project, or any part thereof or interest therein, unless Seller is disputing any such lien in good faith and only for so long as it does not create an imminent risk of a sale or transfer of the Project or a material part thereof. Seller shall promptly notify SCE of any attachment or imposition of any lien again Seller’s interest in the Site, the Project, or any part thereof or interest therein;

(e)	Seller shall not permit Seller’s Debt to Equity Ratio to exceed the amount set forth in Section 1.08;

(f)	Seller shall not hold any material assets, become liable for any material obligations or engage in any material business activities other than the development, construction and operation of the Project;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eight	Credit and Collateral Requirements

Southern California Edison
QFID# 1212 Chateau Energy
(g)	Seller shall not own, form or acquire, or otherwise conduct any of its activities through, any direct or indirect subsidiary; and

(h)	During any period during which a Seller is a Defaulting Party, Seller shall:
(i)	Not declare or pay any dividend, or make any other distribution or payment, on account of any equity interest in Seller; or

(ii)	Otherwise make any distribution or payment to any Affiliate of Seller.
8.06	Waivers.

SELLER SHALL NOT AT ANY TIME INSIST UPON, PLEAD, CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF ANY LAW NOW OR HEREAFTER IN FORCE PROVIDING FOR ANY APPRAISEMENT, VALUATION, STAY OF EXECUTION, EXEMPTION, EXTENSION OR REDEMPTION, OR REQUIRING FORECLOSURE OF ANY RIGHTS GRANTED TO SCE BY SELLER UNDER ANY DEED OF TRUST BEFORE EXERCISING ANY OTHER REMEDY GRANTED HEREUNDER.
*** End of ARTICLE EIGHT ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eight	Credit and Collateral Requirements

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE NINE. GOVERNMENTAL CHARGES
9.01	Cooperation to Minimize Tax Liabilities.

Each Party shall use reasonable efforts to implement the provisions of and to administer this Agreement in accordance with the intent of the Parties to minimize all taxes, so long as neither Party is materially adversely affected by such efforts.

9.02	Governmental Charges.

Seller shall pay or cause to be paid all taxes imposed by any Governmental Authority (“Governmental Charges”) on or with respect to the Delivered Amounts (and any contract associated with the Delivered Amount) and the Scheduled Amounts arising prior to and at the Delivery Point, including, but not limited to, ad valorem taxes and other taxes attributable to the Generating Facility, land, land rights or interests in land for the Generating Facility.

SCE shall pay or cause to be paid all Governmental Charges on or with respect to the Scheduled Amounts from the Delivery Point. In the event Seller is required by law or regulation to remit or pay Governmental Charges which are SCE’s responsibility hereunder, SCE shall promptly reimburse Seller for such Governmental Charges.

If SCE is required by law or regulation to remit or pay Governmental Charges which are Seller’s responsibility hereunder, SCE may deduct such amounts from payments to Seller made pursuant to Article Four.

If SCE elects not to deduct such amounts from Seller’s payments, Seller shall promptly reimburse SCE for such amounts upon request. Nothing shall obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the law.

9.03	Providing Information to Taxing Authorities.

Seller or SCE, as necessary, shall provide information concerning the Generating Facility to any requesting taxing authority.
*** End of ARTICLE NINE ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Nine	Governmental Charges

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE TEN.  MISCELLANEOUS
10.01	Representations and Warranties.

On the Effective Date, each Party represents, warrants and covenants to the other Party that:

(a)	It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)	Except for CPUC Approval in the case of SCE, and all Permits in the case of Seller, it has or will timely acquire all regulatory authorizations necessary for it to legally perform its obligations under this Agreement;

(c)	The execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it;

(d)	This Agreement constitutes a legally valid and binding obligation enforceable against it in accordance with its terms, subject to any Equitable Defenses;

(e)	There is not pending, or to its knowledge, threatened against it or, in the case of Seller, any of its Affiliates, any legal proceedings that could materially adversely affect its ability to perform under this Agreement;

(f)	No Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement;

(g)	It is acting for its own account and its decision to enter into this Agreement is based upon its own judgment, not in reliance upon the advice or recommendations of the other Party and it is capable of assessing the merits of and understanding, and understands and accepts the terms, conditions and risks of this Agreement.

It has not relied upon any promises, representations, statements or information of any kind whatsoever that are not contained in this Agreement in deciding to enter into this Agreement;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
(h)	It has entered into this Agreement in connection with the conduct of its business and it has the capacity or ability to make or take delivery of the Product as contemplated in this Agreement.

(i)	It shall act in good faith in its performance under this Agreement.

10.02	Additional Seller Representations, Warranties and Covenants.

Seller hereby represents, warrants and covenants to SCE that throughout the Term:

(a)	It will own and Operate the Generating Facility;

(b)	It will deliver to SCE the Product free and clear of all liens, security interests, claims and encumbrances or any interest therein or thereto by any person;

(c)	It will hold the rights to all Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits, which it has conveyed and has committed to convey to SCE hereunder;

(d)	The Generating Facility will qualify and be certified by the CEC as an ERR;

(e)	The electric energy produced by the Generating Facility will qualify as generation from an ERR under the requirements of the RPS Legislation;

(f)	It shall maintain and remain in compliance with all Permits; and

(g)	It has CEC Certification and Verification, all Permits, interconnection agreements and transmission rights necessary to Operate the Generating Facility and to deliver electric energy from the Generating Facility to the Delivery Point.

10.03	Indemnity.

(a)	Each Party as indemnitor shall defend, save harmless and indemnify the other Party and the directors, officers, employees, and agents of such other Party against and from any and all loss, liability, damage, claim, cost, charge, demand, or expense (including any direct, indirect, or consequential loss, liability, damage, claim, cost, charge, demand, or expense, including attorneys’ fees) for injury or death to persons, including employees of either Party, and physical damage to property including property of either Party arising out of or in connection with the gross negligence or willful misconduct of the indemnitor relating to its obligations under this Agreement.

This indemnity shall apply notwithstanding the active or passive negligence of the indemnitee.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
However, neither Party shall be indemnified hereunder for its loss, liability, damage, claim, cost, charge, demand or expense resulting from its sole negligence or willful misconduct.

(b)	Each Party releases and shall defend, save harmless and indemnify the other Party from any and all loss, liability, damage, claim, cost, charge, demand or expense arising out of or in connection with any breach made by the other Party of its representations and warranties in Sections 10.01 and 10.02.

(c)	The provisions of this Section 10.03 shall not be construed to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

(d)	Except as otherwise provided in Sections 10.03(a), 10.03(f) and 10.03(g), neither Party shall be liable to the other Party for consequential damages incurred by such other Party.

(e)	Notwithstanding anything to the contrary in this Agreement, if Seller fails to comply with the provisions of Section 10.11, Seller shall, at its own cost, defend, save harmless and indemnify SCE, its directors, officers, employees, and agents, assigns, and successors in interest, from and against any and all loss, liability, damage, claim, cost, charge, demand, or expense of any kind or nature (including any direct, indirect, or consequential loss, damage, claim, cost, charge, demand, or expense, including attorneys’ fees and other costs of litigation), resulting from injury or death to any person or damage to any property, including the personnel or property of SCE, to the extent that SCE would have been protected had Seller complied with all of the provisions of Section 10.11.

The inclusion of this Section 10.03(e) is not intended to create any express or implied right in Seller to elect not to provide the insurance required under Section 10.11.

(f)	Each Party shall indemnify, defend and hold harmless the other Party against any Governmental Charges for which such Party is responsible under Article Nine.

(g)	Seller shall defend, save harmless and indemnify SCE against any penalty imposed upon SCE as a result of Seller’s failure to fulfill its obligations regarding Resource Adequacy Benefits as set forth under Section 3.01.

(h)	All indemnity rights shall survive the termination of this Agreement for twelve (12) months.

10.04	Assignment.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
(a)	Except as provided in Section 10.05, neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

(b)	Any direct or indirect change of control of Seller (whether voluntary or by operation of law) shall be deemed an assignment and shall require the prior written consent of SCE, which consent shall not be unreasonably withheld.

10.05	Consent to Collateral Assignment.

(a)	Subject to the provisions of this Section 10.05, Seller shall have the right to assign this Agreement as collateral for any financing or refinancing of the Generating Facility.

In connection with any financing or refinancing of the Generating Facility by Seller, SCE shall in good faith work with Seller and Lender to agree upon a consent to collateral assignment of this Agreement (“Collateral Assignment Agreement”).

(b)	The Collateral Assignment Agreement shall be in form and substance agreed to by SCE, Seller and Lender, and shall include, among others, the following provisions:
(i)	SCE shall give Notice of an Event of Default by Seller, to the person(s) to be specified by Lender in the Collateral Assignment Agreement, prior to exercising its right to terminate this Agreement as a result of such Event of Default;

(ii)	Following an Event of Default by Seller under this Agreement, SCE may require Seller or Lender to provide to SCE a report concerning:
(1)	The status of efforts by Seller or Lender to develop a plan to cure the Event of Default;

(2)	Impediments to the cure plan or its development;

(3)	If a cure plan has been adopted, the status of the cure plan’s implementation (including any modifications to the plan as well as the expected timeframe within which any cure is expected to be implemented); and

(4)	Any other information which SCE may reasonably require related to the development, implementation and timetable of the cure plan.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
(iii)	Seller or Lender shall provide the report to SCE within ten (10) Business Days after Notice from SCE requesting the report. SCE shall have no further right to require the report with respect to a particular Event of Default after that Event of Default has been cured;
(c)	Lender shall have the right to cure an Event of Default on behalf of Seller, only if Lender sends a written notice to SCE prior to the end of any cure period indicating Lender’s intention to cure. Lender must remedy or cure the Event of Default within the cure period under this Agreement; provided that, such cure period may, in SCE’s sole discretion, be extended by no more than an additional one hundred eighty (180) days;

(d)	Lender shall have the right to consent prior to any termination of this Agreement which does not arise out of an Event of Default;

(e)	Lender shall receive prior Notice of and the right to approve material amendments to this Agreement, which approval shall not be unreasonably withheld, delayed or conditioned;

(f)	In the event Lender, directly or indirectly, takes possession of, or title to the Generating Facility (including possession by a receiver or title by foreclosure or deed in lieu of foreclosure), Lender shall assume all of Seller’s obligations arising under this Agreement and all related agreements (subject to such limits on liability as are mutually agreed to by Seller, SCE and Lender as set forth in the Collateral Assignment Agreement); provided that, Lender shall have no personal liability for any monetary obligations of Seller under this Agreement which are due and owing to SCE as of the assumption date; provided, however, that prior to such assumption, if SCE advises Lender that SCE will require that Lender cure (or cause to be cured) any Event of Default existing as of the possession date in order to avoid the exercise by SCE (in its sole discretion) of SCE’s right to terminate this Agreement with respect to such Event of Default, then Lender at its option; and in its sole discretion, may elect to either:
(i)	Cause such Event of Default to be cured, or

(ii)	Not assume this Agreement;
(g)	If Lender elects to sell or transfer the Generating Facility (after Lender directly or indirectly, takes possession of, or title to the Generating Facility), or sale of the Generating Facility occurs through the actions of Lender (for example, a foreclosure sale where a third party is the buyer, or otherwise), then Lender must cause the
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
transferee or buyer to assume all of Seller’s obligations arising under this Agreement and all related agreements as a condition of the sale or transfer.
Such sale or transfer may be made only to an entity with financial qualifications (including, collateral support and any other additional security as may be required by SCE) and operating experience equivalent to Seller as of the Effective Date satisfactory to SCE in its sole discretion; and
(h)	If this Agreement is rejected in Seller’s Bankruptcy or otherwise terminated in connection therewith and if Lender or its designee, directly or indirectly, takes possession of, or title to, the Generating Facility (including possession by a receiver or title by foreclosure or deed in lieu of foreclosure), Lender shall or shall cause its designee to promptly enter into a new agreement with SCE having substantially the same terms as this Agreement, unless it is mutually agreed by SCE, Lender and any other relevant party (including the CPUC if CPUC approval of any modified contract is required) that additional or different terms are necessary for the project to be successful.

Notwithstanding the foregoing, SCE shall not be required to enter into such agreement with Lender or such designee if there has been a change in circumstances resulting from actions of Seller in its Bankruptcy case that would, in SCE’s judgment, materially impact the rights or obligations of SCE under such an agreement.

10.06	Abandonment.

Except as provided under Section 10.05(g), Seller shall not relinquish its possession and control of the Generating Facility without the prior written consent of SCE.

For purposes of this Section 10.06, Seller shall have been deemed to relinquish possession of the Generating Facility if Seller has ceased work on the Generating Facility or the Generating Facility has ceased production and delivery of the Product, and such cessation is not a result of an event of Force Majeure, for a consecutive thirty (30) day period, or the result of an outage approved by SCE that lasts thirty (30) days.

10.07	Governing Law.

THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

10.08	Notices.

All notices, requests, statements or payments shall be made as specified in Exhibit C.

Notices (other than scheduling requests) shall, unless otherwise specified herein, be in writing and may be delivered by hand delivery, first class United States mail, overnight courier service or facsimile.

Notice provided in accordance with this Section 10.08 shall be deemed given as follows:

(a)	Notice by facsimile or hand delivery shall be deemed given at the close of business on the day actually received, if received during business hours on a Business Day, and otherwise shall be deemed given at the close of business on the next Business Day;

(b)	Notice by overnight mail or courier service shall be deemed given on the next Business Day after it was sent out; and

(c)	Notice by first class United States mail shall be deemed given two (2) Business Days after the postmarked date.

Notices shall be effective on the date deemed given, unless a different date for the Notice to go into effect is stated in another section of this Agreement.

A Party may change its designated representatives, addresses and other contact information by providing notice of same in accordance herewith.

All notices, requests, statements or payments for this Generating Facility must reference the QFID number set forth on the title page to this Agreement.

10.09	General.

(a)	This Agreement constitutes the entire agreement between the Parties relating to its subject matter.

(b)	This Agreement shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
(c)	Except to the extent provided for herein, no amendment or modification to this Agreement shall be enforceable unless reduced to a writing signed by all Parties.

(d)	This Agreement shall not impart any rights enforceable by any third party (other than a permitted successor or assignee bound to this Agreement).

(e)	Waiver by a Party of any default by the other Party shall not be construed as a waiver of any other default.

(f)	The term “including” when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation.

(g)	The word “or” when used in this Agreement shall include the meaning “and/or” unless the context unambiguously dictates otherwise.

(h)	The headings used herein are for convenience and reference purposes only. Words having well-known technical or industry meanings shall have such meanings unless otherwise specifically defined herein.

(i)	Where days are not specifically designated as Business Days, they shall be considered as calendar days.

(j)	This Agreement shall be binding on each Party’s successors and permitted assigns.

(k)	No provision of this Agreement is intended to contradict or supersede any applicable agreement covering transmission, distribution, metering, scheduling or interconnection. In the event of an apparent contradiction between this Agreement and any such agreement, the applicable agreement shall control.

(l)	Whenever this Agreement specifically refers to any law, tariff, government department or agency, regional reliability council, Transmission Provider, or credit rating agency, the Parties hereby agree that the reference shall also refer to any successor to such law, tariff or organization.

(m)	SCE has assigned a “QFID” number to this Agreement for tracking purposes only and is not requiring that the Generating Facility be a “qualifying facility” under state or federal law.

(n)	SCE’s obligation to take and pay for electric energy produced by the Generating Facility together with Environmental Attributes and Capacity Attributes associated therewith, shall not be affected by any change to or elimination of this RPS Legislation.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
(o)	The Parties acknowledge and agree that this Agreement and the transactions contemplated by this Agreement constitute a “forward contract” within the meaning of the United States Bankruptcy Code and that SCE and Seller are each “forward contract merchants” within the meaning of the United States Bankruptcy Code.
10.10	Confidentiality.
(a)	Terms and Conditions of this Agreement.
Neither Party shall disclose the non-public terms or conditions of this Agreement to a third party, other than:
(i)	To such Party’s employees, lenders, counsel, accountants or advisors who have a need to know such information and have agreed to keep such terms confidential;

(ii)	To SCE’s Procurement Review Group, as defined in CPUC Decision 02-08-071, subject to any confidentiality agreements or laws, regulations or regulatory decisions concerning confidentiality which are applicable to SCE’s Procurement Review Group;

(iii)	To the CPUC under seal for purposes of review subject to the disclosing Party (“Disclosing Party”) making reasonable efforts to obtain confidentiality protection from the CPUC under Section 583 of the California Public Utilities Code or other applicable statute, order or rule;

(iv)	To the ISO in order to participate in any auction, market or other process pertaining to the allocation of priorities or rights related to the transmission of electrical energy sold or to be sold to SCE hereunder;

(v)	In order to comply with any Applicable Law or any exchange, control area or ISO rule, or order issued by a court or entity with competent jurisdiction over the disclosing Party (“Disclosing Party”), other than to those entities set forth in Section 10.10(a)(vi);

(vi)	In order to comply with any applicable regulation, rule, or order of the CPUC, CEC, FERC, any court, administrative agency, legislative body or other tribunal, or any discovery or data request of a party to any proceeding pending before any of the foregoing;

(vii)	To representatives of a Party’s credit ratings agencies:
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
(1)	Who have a need to review the terms and conditions of this Agreement for the purpose of assisting the Party in evaluating this Agreement for credit rating purposes; or

(2)	With respect to the potential impact of this Agreement on the Party’s financial reporting obligations.
(viii)	In connection with discovery requests or orders pertaining to the non-public terms of this Agreement as referenced in Section 10.10(a)(vi) (“Disclosure Order”) each Party shall, to the extent practicable, use reasonable efforts to:
(1)	Notify the other Party prior to disclosing the confidential information and

(2)	Prevent or limit such disclosure.

(3)	After using such reasonable efforts, the Disclosing Party shall not be: Prohibited from complying with a Disclosure Order; or

(4)	Liable to the other Party for monetary or other damages incurred in connection with the disclosure of the confidential information.
Except as provided in the preceding sentence, the Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation.
(b)	Non-Disclosure Agreement.
(i)	The Non-Disclosure Agreement between the Parties attached hereto as Exhibit J is incorporated herein (the “NDA”), and the termination date of that agreement is modified such that it will terminate on the later of:
(1)	Three years following the Effective Date; or

(2)	One (1) year after the date of termination of this Agreement.
Information provided by the Parties pursuant to this Agreement shall be subject to the NDA, or to such other agreement that the Parties shall negotiate to provide reasonable protection for their confidential business information or trade secrets.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
(ii)	The term “Confidential Information” as used in the NDA shall be deemed to include (in addition to the information described in the NDA) this Agreement and all oral or written communications exchanged between the Parties pursuant to this Agreement, except for communications and information described in Section 4 of the NDA.

(iii)	Confidential Information may only be used for the purposes set forth under the NDA and for the purpose of implementing and enforcing this Agreement.
(c)	RPS Confidentiality.
Notwithstanding Section 10.10(a), at any time on or after the date on which the SCE makes its advice filing letter seeking CPUC Approval of this Agreement, either Party shall be permitted to disclose the following terms with respect to this Agreement:
(i)	Party names;

(ii)	ERR type;

(iii)	Term;

(iv)	Generating Facility location;

(v)	Contract Capacity;

(vi)	Expected deliveries;

(vii)	Delivery Point; and

(viii)	Online date.
10.11	Insurance.
(a)	Throughout the Term, Seller shall obtain and maintain in force as hereinafter provided commercial general liability insurance, including contractual liability coverage, with a combined single limit of not less than two million dollars ($ 2,000,000) for each occurrence.

The insurance carrier or carriers and form of policy shall be subject to review and approval by SCE which approval shall not be unreasonably withheld, conditioned or delayed.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
(b)	Before commencement of the Term, as provided in Section 2.03(a), Seller shall:
(i)	Furnish a certificate of insurance to SCE, which certificate shall provide that such insurance shall not be terminated nor expire except on thirty (30) calendar days’ prior written notice to SCE;

(ii)	Furnish to SCE an additional insured endorsement with respect to such insurance in substantially the following form:

“In consideration of the premium charged, SCE is named as additional insured with respect to all liabilities arising out of Seller’s use and ownership of Seller’s Generating Facility.

The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured and the coverages afforded by this policy will apply as though separate policies had been issued to each insured.

The inclusion of more than one insured will not, however, operate to increase the limit of the carrier’s liability.

SCE will not, by reason of its inclusion under this policy, incur liability to the insurance carrier for payment of premium for this policy.

Any other insurance carried by SCE which may be applicable shall be deemed excess insurance and Seller’s insurance primary for all purposes despite any conflicting provisions in Seller’s policy to the contrary.”
10.12	Nondedication.

Not withstanding any other provisions of this Agreement, neither Party dedicates any of the rights that are or may be derived from this Agreement or any part of its facilities involved in the performance of this Agreement to the public or to the service provided under the Agreement, and such service shall cease upon termination of this Agreement.
10.13	Mobile Sierra.

Notwithstanding any provision of this Agreement, neither Party shall seek, nor shall they support any third party in seeking, to prospectively or retroactively revise the rates, terms or conditions of service of this Agreement through application or
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
complaint to FERC pursuant to the provisions of Section 205, 206 or 306 of the Federal Power Act, or any other provisions of the Federal Power Act, absent prior written agreement of the Parties.

Further, absent the prior agreement in writing by both Parties, the standard of review for changes to the rates, terms or conditions of service of this Agreement proposed by a Party, a non-Party or the FERC acting sua sponte shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 US 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 US 348 (1956).

10.14	Simple Interest Payments.

Except as specifically provided in this Agreement, any outstanding and past due amounts owing and unpaid by either Party under the terms of this Agreement, shall be eligible to receive a Simple Interest Payment and the number of days between the date due and the date paid.

10.15	Payments.

Payments to be made under this Agreement shall be made by wire transfer.

10.16	Injunctive Relief.

Notwithstanding anything in this Agreement to the contrary, SCE, Seller and each Owner acknowledge and agree that irreparable damage would occur in the event any of the provisions of Section 2.05(b) (Right of First Offer), Section 3.01 (Conveyance of Entire Output, Conveyance of Environmental Attributes and Capacity Attributes), Section 3.02 (Conveyance of Resource Adequacy Benefits), Section 3.08 (Site Control) or Section 10.10 (Confidentiality) of this Agreement were not performed in accordance with the terms thereof, that money damages may not be a sufficient remedy for any such breach and that the Parties shall be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach of this Agreement but shall be in addition to all other remedies available at law or equity to the Parties.
*** End of ARTICLE TEN ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Ten	Miscellaneous

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE ELEVEN. CHANGE IN ELECTRIC MARKET DESIGN
11.01	Changes Rendering the Agreement Incapable of Performance.

If a Change in ISO Tariff renders this Agreement or any terms herein incapable of being performed or administered, or results, or could reasonably be forecasted to result, in an ISO Change Cost Payment as defined herein for any Term Year, then either Party, on Notice, may request the other Party to enter into negotiations to make the minimum changes to the Agreement necessary to make the Agreement capable of being performed and administered or to minimize ISO Change Cost Payments, while attempting to preserve to the maximum extent possible the benefits, burdens and obligations set forth in the Agreement as of the Effective Date.

Upon receipt of a Notice requesting negotiations, the Parties shall negotiate in good faith.

If the Parties are unable, within sixty (60) days of the sending of the Notice requesting negotiations, either to agree upon changes to the Agreement or to resolve issues relating to changes to the Agreement, then either Party may submit issues pertaining to changes to the Agreement to mediation and arbitration as provided in Article Twelve.

A change in cost shall not in itself be deemed to render the Agreement or any terms therein incapable of being performed or administered, or constitute, or form the basis of, a Force Majeure Event.

11.02	Changes Resulting in Costs or Benefits to Seller.

(a)	ISO Change Cost.

As of the Effective Date, it is uncertain how a Change in ISO Tariff may affect ISO charges to Seller or Seller’s Actual Revenue.

Hereinafter, the total net incremental changes in ISO charges to Seller and Seller’s Actual Revenue for any Term Year as a result of a Change in ISO Tariff in the following specific circumstances shall be collectively referred to in the aggregate as the “ISO Change Cost”:
(i)	Upon the occurrence of congestion on the transmission system, the allocation of available transmission capacity among generators including Seller, impacting Seller’s Scheduled Amounts, Metered Amounts or congestion charges to Seller resulting thereof;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eleven	Change in Electric Market Designs

Southern California Edison
QFID# 1212 Chateau Energy
(ii)	The method of calculating, assessing and charging Seller for transmission losses for the delivery of electric energy from the Generating Facility to the Delivery Point including electrical losses occurring over the ISO Grid, and any changes in Seller’s Scheduled Amounts resulting from the assessment of transmission losses thereto; and

(iii)	Changes in, or elimination of, the Participating Intermittent Resource Program, including changes in rates assessed by the ISO in respect of the ISO PIRP Charges that have a material impact on Seller.
The procedure for determining an ISO Change Cost is described in Exhibit M.

In the event of an inconsistency between this Section 11.02 and Exhibit M concerning the determination of an ISO Change Cost or ISO Change Cost Payment, Exhibit M shall govern.

(b)	ISO Change Cost Payment.

It is the intent of the Parties that Seller shall be reimbursed by SCE by the amount of the ISO Change Cost above the ISO Change Cost Threshold Amount if the ISO Change Cost has been a cost to Seller, and SCE shall be paid by Seller by the amount of the ISO Change Cost above the ISO Change Cost Threshold Amount if the ISO Change Cost has been a saving to Seller (collectively, the “ISO Change Cost Payment”).

The procedure for calculating the total net incremental change in ISO charges to Seller or Seller’s Actual Revenue during any Term Year associated with an ISO Change Cost and for calculating any payment owed to a Party in respect of an ISO Change Cost is described in Exhibit M.

The procedure for addressing disputes related to an ISO Change Cost determination is set forth in Section 11.03 below.

In addition, it is the intent of the Parties that SCE be afforded certain rights after a Change in ISO Tariff to mitigate an ISO Change Cost.

These mitigation rights, the circumstances in which rights may be exercised and the procedure for exercising such rights are set forth in Section 11.04.

11.03	Procedure for Claiming an ISO Change Cost Payment.

(a)	Notice of Claim for an ISO Change Cost Payment.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eleven	Change in Electric Market Designs

Southern California Edison
QFID# 1212 Chateau Energy
If either Party believes that it is owed an ISO Change Cost Payment for any Term Year, it shall, on or before the sixtieth (60th) day after the end of the Term Year, provide Notice to the other Party of its claim for the ISO Change Cost Payment.
Such a Notice must include the Party’s explanation for its claim that a Change in ISO Tariff has occurred, the Party’s calculation supporting its ISO Change Cost Payment claim in accordance with Exhibit M, and annotated workpapers and source data supporting the Party’s calculation.
(b) Payment of Claim.
Within forty five (45) days from the date Notice of an ISO Change Cost Payment is provided pursuant to this Section 11.03, a Party receiving a claim for an ISO Change Cost Payment shall either:
(i)	Pay the claim; or

(ii)	Provide Notice to the claiming Party that it disputes the claim and pay any portion of the claim which it does not dispute.

The Party’s Notice that it disputes the claim shall set forth in detail the reason for its dispute, and shall include the disputing Party’s calculation of the ISO Change Cost and any ISO Change Cost Payment in accordance with Exhibit M as well as annotated workpapers and source data supporting the disputing Party’s calculations.
(c)	Disputed Claims.

The Parties shall negotiate in good faith to resolve any dispute regarding a claim for the ISO Change Cost Payment and shall, as part of such good faith negotiations, promptly provide information or data relevant to the dispute as they each may possess which is requested by the other Party.

Such information may be provided pursuant either to the Non-Disclosure Agreement attached as Exhibit J or to such other agreement that the Parties shall negotiate to provide reasonable protection for their confidential business information or trade secrets.

If the Parties are unable to resolve a dispute regarding a claim for the ISO Change Cost Payment within forty five (45) days of the sending of Notice by the disputing Party pursuant to this Section 11.03, either Party may submit the dispute to mediation and arbitration as provided in Article Twelve.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eleven	Change in Electric Market Designs

Southern California Edison
QFID# 1212 Chateau Energy
11.04	SCE’s Mitigation Rights.

(a)	Mitigation Rights.

After a Change in ISO Tariff, SCE shall have the rights (individually, or in any combination, the “SCE Mitigation Rights”), subject to the limitations set forth below in Section 11.04(a)(ii) to:
(i)	Make any decisions regarding Seller’s bids for congestion in ISO-administered markets in order to:
(1)	Minimize SCE cost exposure to any ISO Change Cost Payment to Seller with respect to this Article Twelve and Exhibit M; and

(2)	Minimize Seller’s cost exposure with respect to Article Twelve and Exhibit M, which decision-making right shall become effective upon SCE providing to Seller three (3) Business Days Notice, provided, however, that:
(3)	Any changes in ISO charges or Seller’s Actual Revenue as a result of the exercise of SCE’s Mitigation Rights be accounted for in any calculation to be made pursuant to Exhibit M;

(4)	Prior to giving the above-described Notice of its intent to exercise decision-making rights, SCE shall make commercially reasonable efforts to consult with Seller regarding an adjustment bidding strategy; and

(5)	SCE shall not exercise its decision-making right in a manner that causes Seller to experience any adverse financial effect in excess of the ISO Change Cost Threshold Amount as a direct result of SCE exercising such decision-making rights for which Seller shall not be compensated under Sections 11.02 and 11.03.
(ii)	Become Seller’s Scheduling Coordinator in replacement of any person or entity providing Scheduling Coordinator services for Seller, which Scheduling Coordinator change shall become effective upon SCE providing to Seller forty five (45) days Notice if SCE is not satisfied that its bids are being implemented by Seller in a cost effective manner in accordance with SCE’s instructions.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eleven	Change in Electric Market Designs

Southern California Edison
QFID# 1212 Chateau Energy
(b)	Limitations to Exercising Mitigation Rights.

SCE may exercise the SCE Mitigation Rights if, in addition to a Change in ISO Tariff, any of the following occurs:
(i)	SCE makes an ISO Change Cost Payment to Seller for any Term Year in excess of fifty thousand dollars ($50,000) and the Notice of exercise of SCE’s Mitigation Rights pursuant to Section 11.04(a) is provided within one hundred twenty (120) days from the date of such ISO Change Cost Payment;

(ii)	If SCE is reasonably likely to incur an ISO Change Cost Payment to Seller for any Term Year in excess of seventy five thousand dollars($75,000); or

(iii)	If SCE is reasonably likely to incur an ISO Change Cost Payment to Seller for any Term Year in excess of fifty thousand dollars ($50,000), and PIRP has been eliminated or materially modified and there is no successor program to PIRP that is substantially equivalent to PIRP acceptable to both Parties.
(c)	Procedures for Exercising Mitigation Rights.

Any Notice of SCE’s exercise of the SCE Mitigation Rights shall set forth the basis for SCE’s determination that one or more of the circumstances set forth in Section 11.04(a)(ii) has occurred, including SCE’s calculation of any actual or forecast ISO Change Cost Payment, along with annotated workpapers and source data supporting SCE’s calculation.

If SCE provides Notice that it is exercising the SCE Mitigation Rights to become Seller’s Scheduling Coordinator:
(i)	SCE shall reimburse Seller for any cost or liability to Seller up to a maximum amount of twenty five thousand dollars ($25,000) associated with the termination of Seller’s arrangements with its then-existing Scheduling Coordinator and its transition of its Scheduling Coordinator relationship to SCE;

(ii)	The Parties shall promptly enter into a Scheduling Coordinator agreement that is acceptable to both Parties containing substantially similar terms and conditions, including cost of service terms, as those in effect between Seller and its Scheduling Coordinator at the time Notice is given; and
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eleven	Change in Electric Market Designs

Southern California Edison
QFID# 1212 Chateau Energy
(iii)	Seller shall pay SCE for ISO PIRP Charges or, if PIRP has been eliminated for charges equivalent to those that it would have paid under PIRP, provided that such costs are not included in other ISO charges which are being paid by Seller.
(d)	Scheduling Decisions upon Exercising Mitigation Rights.

In the event SCE elects to become Seller’s Scheduling Coordinator, the following shall apply:
(i)	If the PIRP program still exists, SCE shall submit the PIRP forecast for the Generating Facility as Seller’s schedule:

(ii)	If the PIRP Program is eliminated, SCE shall base its Scheduling decisions upon the output of a computer model developed by a third party acceptable to both Parties, and using input data sources acceptable to both Parties.
*** End of ARTICLE ELEVEN ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Eleven	Change in Electric Market Designs

Southern California Edison
QFID# 1212 Chateau Energy
ARTICLE TWELVE. MEDIATION AND ARBITRATION
12.01	Dispute Resolution.

Any and all disputes, claims or controversies arising out of, relating to, concerning or pertaining to the terms of this Agreement, or to either Party’s performance or failure of performance under this Agreement (“Dispute”), which Dispute the Parties have been unable to resolve by informal methods after undertaking a good faith effort to do so, shall first be submitted to mediation under the procedures described in Section 12.02 below, and if the matter is not resolved through mediation, then for final and binding arbitration under the procedures described in Section 12.03 below.

The Parties waive any right to a jury and agree that there shall be no interlocutory appellate relief (such as writs) available.

12.02	Mediation.

Either Party may initiate mediation by providing Notice to the other Party in accordance with Section 10.08 of a written request for mediation, setting forth a description of the Dispute and the relief requested. The Parties will cooperate with one another in selecting the mediator (“Mediator”) from the panel of neutrals from Judicial Arbitration and Mediation Services, Inc. (“JAMS”), its successor, or any other mutually acceptable non-JAMS Mediator, and in scheduling the time and place of the mediation. Such selection and scheduling shall be completed within forty five (45) days after Notice of the request for mediation. Unless otherwise agreed to by the Parties, the mediation shall not be scheduled for a date that is greater than one hundred twenty (120) days from the date of Notice of the request for mediation. The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs (other than each Party’s individual attorneys’ fees and costs related to the Party’s participation in the mediation, which fees and costs shall be borne by such Party). All offers, promises, conduct and statements, whether oral or written, made in connection with or during the mediation by either of the Parties, their agents, representatives, employees, experts and attorneys, and by the Mediator or any of the Mediator’s agents, representatives and employees, shall not be subject to discovery and shall be confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding between or involving the Parties, or either of them, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

12.03	Arbitration.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Twelve	Mediation and Arbitration

Southern California Edison
QFID# 1212 Chateau Energy
Either Party may initiate binding arbitration with respect to the matters first submitted to mediation by providing Notice in accordance with Section 10.08 of a demand for binding arbitration before a single, neutral arbitrator (the “Arbitrator”) at any time following the unsuccessful conclusion of the mediation provided for above.

The Parties will cooperate with one another in selecting the Arbitrator within sixty (60) days after Notice of the demand for arbitration and shall further cooperate in scheduling the arbitration to commence no later than one hundred eighty (180) days from the date of Notice of the demand. If, notwithstanding their good faith efforts, the Parties are unable to agree upon a mutually-acceptable Arbitrator, the Arbitrator shall be appointed as provided for in California Code of Civil Procedure section 1281.6. To be qualified as an Arbitrator, each candidate must be a retired judge of a trial court of any state or federal court, or retired justice of any appellate or supreme court. Unless otherwise agreed to by the Parties, the individual acting as the Mediator shall be disqualified from serving as the Arbitrator in the dispute, although the Arbitrator may be another member of the JAMS panel of neutrals or such other panel of neutrals from which the Parties have agreed to select the Mediator.

Upon Notice of a Party’s demand for binding arbitration, such Dispute submitted to arbitration, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration before the Arbitrator, in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Except as provided for herein, the arbitration shall be conducted by the Arbitrator in accordance with the rules and procedures for arbitration of complex business disputes for the organization with which the Arbitrator is associated; absent the existence of such rules and procedures, the arbitration shall be conducted in accordance with the California Arbitration Act, California Code of Civil Procedure Section 1280 et seq. and California procedural law (including the Code of Civil Procedure, Civil Code, Evidence Code and Rules of Court, but excluding local rules).

Notwithstanding the rules and procedures that would otherwise apply to the arbitration, and unless the Parties agree to a different arrangement, the place of the arbitration shall be in Los Angeles County, California.

Also notwithstanding the rules and procedures that would otherwise apply to the arbitration, and unless the Parties agree to a different arrangement, discovery will be limited as follows:

(a)	Before discovery commences, the Parties shall exchange an initial disclosure of all documents and percipient witnesses which they intend to rely upon or use at any arbitration proceeding (except for documents and witnesses to be used solely for impeachment);
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Twelve	Mediation and Arbitration

Southern California Edison
QFID# 1212 Chateau Energy
(b)	The initial disclosure shall occur within thirty (30) days after the initial conference with the Arbitrator or at such time as the Arbitrator may order;

(c)	Discovery may commence at any time after the Parties’ initial disclosure;

(d)	The Parties will not be permitted to propound any interrogatories or requests for admissions;

(e)	Discovery shall be limited to twenty five (25) document requests (with no subparts), three (3) lay witness depositions, and three (3) expert witness depositions (unless the Arbitrator holds otherwise following a showing by the Party seeking the additional documents or depositions that the documents or depositions are critical for a fair resolution of the Dispute or that a Party has improperly withheld documents);

(f)	Each Party is allowed a maximum of three (3) expert witnesses, excluding rebuttal experts;

(g)	Within sixty (60) days after the initial disclosure, or at such other time as the Arbitrator may order, the Parties shall exchange a list of all experts upon which they intend to rely at the arbitration proceeding;

(h)	Within thirty (30) days after the initial expert disclosure, the Parties may designate a maximum of two (2) rebuttal experts;

(i)	Unless the Parties agree otherwise, all direct testimony shall be in form of affidavits or declarations under penalty of perjury; and

(j)	Each Party shall make available for cross examination at the arbitration hearing its witnesses whose direct testimony has been so submitted.

Judgment on the award may be entered in any court having jurisdiction. The Arbitrator shall, in any award, allocate all of the costs of the binding arbitration (other than each Party’s individual attorneys’ fees and costs related to the Party’s participation in the arbitration, which fees and costs shall be borne by such Party), including the fees of the Arbitrator and any expert witnesses, against the Party who did not prevail. Until such award is made, however, the Parties shall share equally in paying the costs of the arbitration.

12.04	Arbitration Prior to Release of Deed of Trust.

The rights granted pursuant to this Article Twelve shall become effective only upon such time as any deed of trust made by Seller in favor of SCE has been released, fully reconveyed, or extinguished. No controversy or claim shall be submitted to
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Twelve	Mediation and Arbitration

Southern California Edison
QFID# 1212 Chateau Energy
mediation and arbitration in accordance with this Article Twelve if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to SCE that is secured by real property collateral.

12.05	Waivers.

SELLER AGREES THAT SELLER WILL NOT AT ANY TIME INSIST UPON, PLEAD, CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF ANY LAW NOW OR HEREAFTER IN FORCE REQUIRING FORECLOSURE OF ANY RIGHTS GRANTED TO SCE BY SELLER UNDER ANY DEED OF TRUST BEFORE TAKING ANY ACTION DESCRIBED IN SECTIONS 12.02 AND 12.03 HEREOF.
*** End of ARTICLE TWELVE ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Article Twelve	Mediation and Arbitration

Southern California Edison
QFID# 1212 Chateau Energy
In WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date first written:

CHATEAU ENERGY, INC.,	SOUTHERN CALIFORNIA EDISON COMPANY,

A Texas corporation	a California corporation.

By:	By:

Dana M. Dutcher	Pedro J. Pizarro

President	Senior Vice President,
Power Procurement

Date:	Date:

The contents of this document are subject to restrictions on disclosure as set forth herein.
Signatures

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT A
Definitions
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT A
Definitions
The following terms shall have the following meaning for purposes of this Agreement.
1.	“Affiliate” means, with respect to a Party, any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Party.

For this purpose, “control” means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

2.	“Agreement” has the meaning set forth in the Preamble.

3.	“Applicable Laws” means all constitutions, treaties, laws, ordinances, rules, regulations, interpretations, permits, judgments, decrees, injunctions, writs and orders of any Governmental Authority that apply to either or both of the Parties, the Generating Facility or the terms of this Agreement.

4.	“Arbitrator” has the meaning set forth in Article Twelve.

5.	“Bankrupt” means with respect to any entity, such entity:
a)	Files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it;

b)	Makes an assignment or any general arrangement for the benefit of creditors;

c)	Otherwise becomes bankrupt or insolvent (however evidenced);

d)	Has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or

e)	Is generally unable to pay its debts as they fall due.
6.	“Business Day” means any day except a Saturday, Sunday, a Federal Reserve Bank holiday, or the Friday following Thanksgiving. A Business Day shall begin at 8:00 a.m. and end at 5:00 p.m. local time for the Party sending the Notice or payment or performing a specified action.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
7.	“Capacity Attributes” means any and all current or future defined characteristics, certificates, tag, credits, ancillary service attributes, or accounting constructs, howsoever entitled, including any accounting construct counted toward any resource adequacy requirements, attributed to or associated with the Generating Facility or any unit of generating capacity of the Generating Facility during the Term.

8.	“CEC” means the California Energy Commission.

9.	“CEC Certification and Verification” means that the CEC has certified (or, with respect to periods before the Generating Facility has been constructed, that the CEC has pre-certified) that the Generating Facility is an ERR for purposes of the RPS Legislation and that all electric energy produced by the Generating Facility qualifies as generation from an ERR for purposes of the RPS Legislation.

10.	“Change in ISO Tariff” means that the ISO Tariff has been changed and such change has a material adverse impact on either Party, or the ISO has been dissolved or replaced and any successor to the ISO operates under rules, protocols, procedures or standards that differ in a material respect from the ISO Tariff, after the Effective Date.

11.	“Claiming Party” has the meaning set forth in Section 5.02.

12.	“Claims” means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys’ fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

13.	“Collateral Assignment Agreement” has the meaning set forth in Section 10.05.

14.	“Contract Capacity” means the electric energy generating capacity, set forth in Section 1.01(d), that Seller commits to install at the Site and that is subject to reduction as set forth in Section 3.04(e).

15.	“Control Area” means the electric power system (or combination of electric power systems) under the operational control of the ISO or any other electric power system under the operational control of another organization vested with authority comparable to that of the ISO.

16.	“Costs” means, with respect to the Non-Defaulting Party, brokerage fees, commissions, legal expenses and other similar third party transaction costs and expenses reasonably incurred by such Party in entering into any new arrangement which replaces this Agreement.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
17.	“CPUC” means the California Public Utilities Commission.

18.	“CPUC Approval” means a final and non-appealable order of the CPUC, without conditions or modifications unacceptable to the Parties, or either of them, which contains the following terms:
a)	Approves this Agreement in its entirety, including payments to be made by SCE, subject to CPUC review of SCE’s administration of this Agreement;

b)	Finds that any procurement pursuant to this Agreement is procurement from an eligible renewable energy resource for purposes of determining SCE’s compliance with any obligation that it may have to procure eligible renewable energy resources pursuant to the RPS Legislation, CPUC Decision 03-06-071, or other Applicable Law; and

c)	Finds that any procurement pursuant to this Agreement constitutes incremental procurement or procurement for baseline replenishment by SCE from an eligible renewable energy resource for purposes of determining SCE’s compliance with any obligation to increase its total procurement of eligible renewable energy resources that it may have pursuant to the RPS Legislation, CPUC Decision 03-06-071, or other Applicable Law.
CPUC Approval will be deemed to have occurred on the date that a CPUC decision containing such findings becomes final and non-appealable.
19.	“Credit Rating” means with respect to any entity, on the relevant date of determination, the respective ratings then assigned to such entity’s unsecured, senior long-term debt or deposit obligations (not supported by third party credit enhancement) by S&P or Moody’s. If no rating is assigned to such entity’s unsecured, senior long-term debt or deposit obligation by either S&P or Moody’s, then “Credit Rating” shall mean the general corporate credit rating or long-term issuer rating assigned by S&P or Moody’s, as the case may be.

20.	“Cross Default Amount” means the dollar amount set forth in Section 1.07(c).

21.	“Daily Delay Liquidated Damages” has the meaning set forth in Section 3.04(c).

22.	“Defaulting Party” has the meaning set forth in Section 6.01.

23.	“Delivered Amounts” means the Metered Amounts adjusted by Delivery Losses.

24.	“Delivery Losses” means all electric energy losses occurring between the ISO Approved Meter and the Delivery Point and electric energy losses occurring over the
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
ISO Grid as such losses are assigned by the ISO to the Generating Facility including if applicable, but not limited to:
a)	If the ISO Approved Meter is not installed on the high voltage side of the Generating Facility’s substation bus bar, transformer and other electric energy losses occurring between the ISO Approved Meter and the high voltage side of the Generating Facility’s substation bus bar;

b)	Any applicable DLF or TLF, or if no DLF is applicable, then electric energy losses between the high voltage side of the Generating Facility’s substation bus bar and the ISO Grid; and

c)	Electric energy losses determined by utilizing the GMM, or TMM if applicable, assigned to the Generating Facility.
25.	“Delivery Point” means ISO Zone SP-15. Notwithstanding anything to the contrary in Article Eleven, after a Change in ISO Tariff that impacts the trading points or trading rules thereof in ISO Zone SP-15, the “Delivery Point” shall be a valid Scheduling point in SP-15 that is either:
a)	The SCE load aggregation point, if defined by the ISO; or

b)	If an SCE load aggregation point is not defined by the ISO, the ISO-defined trading hub designated by SCE as most closely representing SCE’s bundled customer load.
26.	“Demonstrated Contract Capacity” has the meaning set forth in Section 3.04(e).

27.	“Demonstration Hour” means the date and hour selected by Seller, on or before any applicable Firm Operation Date, during which Seller claims it has demonstrated the applicable Contract Capacity.

28.	“Development Fee” means the fee described in Section 3.04.

29.	“Disclosing Party” has the meaning set forth in Section 10.10.

30.	“Disclosure Order” has the meaning set forth in Section 10.10.

31.	“Dispute” has the meaning set forth in Article Twelve.

32.	“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the capital stock, in whole or
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
in part, on or prior to the date that is ninety-one (91) days after the expiration of the Term of this Agreement.

33.	“DLF” means a measure of all net electric energy losses as determined by the CPUC associated with the transmission of electric energy through the electric system from the high voltage side of the Generating Facility’s substation bus bar to the interface with the ISO Grid, also known as the distribution loss factor.

34.	“Early Termination Date” has the meaning set forth in Section 6.02.

35.	“Effective Date” has the meaning set forth in the Preamble.

36.	“Emergency” means:
a)	An actual or imminent condition or situation which jeopardizes the integrity of Transmission Provider’s electric system or the integrity of any other systems to which the Transmission Provider’s electric system is connected, as determined by the Transmission Provider in its reasonable discretion, or any condition so defined and declared by the ISO; or

b)	An emergency condition as defined under an interconnection agreement and any abnormal interconnection or system condition that requires automatic or immediate manual action to prevent or limit loss of load or generation supply, that could adversely affect the reliability of the Transmission Provider’s electric system or generation supply, that could adversely affect the reliability of any interconnected system, or that could otherwise pose a threat to public safety.
37.	“Energy Payment” has the meaning set forth in Section 4.02(a).

38.	“Energy Payment Allocation Factor” has the meaning set forth in Exhibit K.

39.	“Energy Price” means the energy price set forth in Section 1.05.

40.	“Energy Replacement Damage Amount” has the meaning set forth in Section 3.05(b).

41.	“Environmental Attributes” mean any and all current or future credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, attributed to the electric energy produced by the Generating Facility and its displacement of electric energy produced by conventional generating facilities.

Environmental Attributes include but are not limited to:
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
a)	Any avoided emissions of pollutants to the air, soil or water such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants;

b)	Any avoided emissions of carbon dioxide (CO2), methane (CH4) and other greenhouse gases (GHGs) that have been determined by any applicable governmental body or association of governmental representatives, such as, but not limited to, the United Nations Intergovernmental Panel on Climate Change, to contribute to the actual or potential threat of altering the Earth’s climate by trapping heat in the atmosphere; and

c)	The reporting rights to these avoided emissions such as Green Tag Reporting Rights. Green Tag Reporting Rights are the right of a Green Tag Purchaser to report the ownership of accumulated Green Tags in compliance with federal or state law, if applicable, and to a federal or state agency or any other party at the Green Tag Purchaser’s discretion, and include without limitation those Green Tag Reporting Rights accruing under Section 1605(b) of The Energy Policy Act of 1992 and any present or future federal, state, or local law, regulation or bill, and international or foreign emissions trading program. Green Tags are accumulated on kWh basis and one Green Tag represents the Environmental Attributes associated with one (1) MWh of energy.
Environmental Attributes do not include:
d)	Any electric energy, capacity, reliability or other power attributes from the Generating Facility;

e)	Production Tax Credits associated with the construction or Operation of the Generating Facility and other financial incentives in the form of credits, reductions, or allowances associated with the Generating Facility that are applicable to a state or federal income taxation obligation;

f)	Fuel-related subsidies or “tipping fees” that may be paid to Seller to accept certain fuels, or local subsidies received by Seller for the destruction of particular pre-existing pollutants or the promotion of local environmental benefits; or

g)	Emission reduction credits encumbered or used by the Generating Facility for compliance with local, state, or federal operating and air quality permits.
42.	“Equitable Defense” means any bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
43.	“ERR” means a generating facility that qualifies as an eligible renewable electric energy resource for purposes of the RPS Legislation.

44.	“Event of Default” has the meaning set forth in Section 6.01.

45.	“Event of Deficient Energy Deliveries” has the meaning set forth in Section 3.05(a)(i).

46.	“Event of Excess Deliveries” has the meaning set forth in Section 6.01(c)(v).

47.	“Expected Annual Net Energy Production” means the Generating Facility’s expected annual Metered Amounts set forth in Section 1.01(e).

48.	“Extraordinary SCE Force Majeure” means a Force Majeure as to which SCE is the Claiming Party that results in SCE not accepting electric energy for more than ten (10) consecutive days during which Seller was prepared and able to Schedule at the Delivery Point.

49.	“Federal Funds Effective Rate” means the annual interest rate posted opposite the caption “Federal Funds (effective)” as set forth in the weekly statistical release as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

50.	“Federal Production Tax Credit Legislation” means validly enacted Federal legislation extending the applicability and rate of the renewable energy production tax credit (26 U.S.C. § 45) to owners of generating facilities which use wind, closed-loop biomass, geothermal energy, and solar energy to produce electric energy which are placed in service on or before January 1, 2010, or such other date as may be agreed to in a writing signed by both Parties, on terms no less favorable to owners of wind generating facilities than those available with respect to such facilities placed in service on or after January 1, 2006 and before January 1, 2008 pursuant to the law governing Production Tax Credits as in effect on the Effective Date including, but not limited to, a tax credit allowable for at least ten years of at least $19.00 per MWh in 2006 dollars adjusted for inflation as set forth therein.

51.	“Federal Production Tax Credit Legislation” means validly enacted Federal legislation extending the applicability and rate of the renewable energy production tax credit (26 U.S.C. § 45) to owners of generating facilities which use open-loop biomass facilities, small irrigation power facilities, landfill gas facilities, trash combustion facilities, and qualified hydropower facilities to produce electric energy which are placed in service on or before January 1, 2010, or such other date as may be agreed to in a writing signed by both Parties, on terms no less favorable to owners of open-loop biomass facilities, small irrigation power facilities, landfill gas facilities, trash combustion facilities, and qualified hydropower facilities generating facilities
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
than those available with respect to such facilities placed in service on or after January 1, 2006 and before January 1, 2008 pursuant to the law governing Production Tax Credits as in effect on the Effective Date including, but not limited to, a tax credit allowable for at least ten years of at least $10.00 per MWh in 2006 dollars adjusted for inflation as set forth therein.

52.	“FERC” means the Federal Energy Regulatory Commission.

53.	“Firm Operation Date” means the last day of the calendar month which is six (6) months after the Selected Date, plus any additional days for Force Majeure as provided in Section 5.04, or such other date agreed to in a writing signed by both Parties.

54.	“Force Majeure” means any occurrence that was not anticipated as of the Effective Date that:
a)	In whole or in part, delays a Party’s performance under this Agreement, causes a Party to be unable to perform its obligations, or prevents a Party from complying with or satisfying the conditions of this Agreement;

b)	Is not within the control of that Party; and

c)	The Party has been unable to overcome by the exercise of due diligence, including, but not limited to, an act of God, flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, terrorism, sabotage, strike or labor dispute, or actions or inactions of any Governmental Authority, or curtailment or reduction in deliveries at the direction of a Transmission Provider or the ISO except as set forth below.
Force Majeure does not include:
d)	The lack of wind, sun or other fuel source of an inherently intermittent nature; nor

e)	Curtailment or reduction in deliveries at the direction of a Transmission Provider or the ISO when the basis of the curtailment or reduction in deliveries ordered by a Transmission Provider or the ISO is congestion arising in the ordinary course of operations of the Transmission Provider’s system or the ISO Grid, including congestion caused by outages or capacity reductions for maintenance, construction or repair.
55.	“Forward Settlement Amount” means the Non-Defaulting Party’s Costs and Losses, on the one hand, netted against its Gains, on the other.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
If the Non-Defaulting Party’s Costs and Losses exceed its Gains, then the Forward Settlement Amount shall be an amount owing to the Non-Defaulting Party.

If the Non-Defaulting Party’s Gains exceed its Costs and Losses, then the Forward Settlement Amount shall be an amount owing to the Defaulting Party; provided that, if the Non-Defaulting Party’s Gains exceed its Costs and Losses and the Notice of Early Termination Date given by the Non-Defaulting Party arises from an Event of Default by the Defaulting Party under Section 6.01(a)(iii), then the Forward Settlement Amount shall be zero dollars ($0).

The Forward Settlement Amount shall not include consequential, incidental, punitive, exemplary or indirect or business interruption damages.

56.	“GAAP” means generally accepted accounting principles.

57.	“Gains” means, with respect to any Party, an amount equal to the net present value of the economic benefit to it, if any (exclusive of Costs), resulting from the termination of this Agreement for the remaining Term of this Agreement, determined in a commercially reasonable manner.

Factors used in determining the economic benefit to a Party may include, without limitation, reference to information supplied by one or more third parties, which shall exclude Affiliates of the Non-Defaulting Party, including without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets, Market Price Referents set by the CPUC, comparable transactions, forward price curves based on economic analysis of the relevant markets, settlement prices for comparable transaction at liquid trading hubs (e.g., NYMEX), all of which should be calculated for the remaining Term of this Agreement, but shall include the value of Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits.

Only if the Non-Defaulting Party is unable, after using commercially reasonable efforts, to obtain third party information to determine the gain of economic benefits, then the Non-Defaulting Party may use information available to it internally suitable for such purpose in accordance with prudent industry practices.

58.	“Generating Facility” means Seller’s electric generating facility as more particularly described in Exhibit B, together with all materials, equipment systems, structures, features and improvements necessary to produce electric energy at such facility, excluding the Site, land rights and interests in land.

59.	“GMM(s)” means the generation meter multipliers as determined by the ISO representing the calculation of all electrical losses assigned to the Generating Facility associated with the transmission of electric energy delivered by the Generating
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
Facility over the ISO Grid. As of the Effective Date, such values are posted by the ISO on its website. The values used in the Agreement will be those appearing on the ISO website on the third (3rd) Business Day of the calendar month following the month for which such values are being applied.

60.	“Governmental Authority” means:
a)	Any federal, state, local, municipal or other government;

b)	Any governmental, regulatory or administrative agency, commission, or other authority lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

c)	Any court or governmental tribunal.
61.	“Governmental Charges” has the meaning as set forth in Section 9.02.

62.	“Guarantor” has the meaning set forth in Section 1.07.

63.	“Guaranty Agreement” means, if a Guarantor has been identified, the guaranty agreement from the Guarantor in the form attached hereto as Exhibit I.

64.	“Initial Operation” has the meaning set forth in Section 2.03(b).

65.	“Interest Rate” means an annual rate equal to:
a)	The rate published in The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published, the arithmetic mean of such rates) as of the date payment is due; plus

b)	Two percentage points (2%);
provided, however, that in no event shall the Interest Rate exceed the maximum interest rate permitted by Applicable Laws.

66.	“ISO” means the California Independent System Operator Corporation or successor entity that dispatches certain generating units and loads and controls the transmission facilities of entities that:
a)	Own, operate and maintain transmission lines and associated facilities or have entitlements to use certain transmission lines and associated facilities; and

b)	Have transferred to the ISO or its successor entity operational control of such facilities or entitlements.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
67.	“ISO Approved Meter” has the meaning set forth in Section 3.06.

68.	“ISO Approved Quantity” means the electric energy quantity Scheduled by Seller’s Scheduling Coordinator and approved by the ISO in its final schedule published in accordance with the ISO Tariff.

69.	“ISO Change Cost” has the meaning set forth in Section 11.02(a).

70.	“ISO Change Cost Payment” means a payment for any Term Year, either from SCE to Seller or from Seller to SCE, due to an ISO Change Cost as described in Section 11.02(b).

71.	“ISO Change Cost Threshold Amount” means the threshold amount in Section 1.09 at the time any ISO Change Cost Payment is calculated pursuant to Exhibit P.

72.	“ISO Charges” means the ISO debits, credits, costs, penalties and interest that are assigned by the ISO to the ISO Global Resource ID for the Generating Facility for or attributable to scheduling or deliveries from the Generating Facility under this Agreement.

73.	“ISO Grid” means the system of transmission lines and associated facilities and entitlements of the participating transmission owners that have been placed under the ISO’s operational control.

74.	“ISO Tariff” means the California Independent System Operator Corporation Operating Agreement and Tariff, including the rules, protocols, procedures and standards attached thereto, as the same may be amended or modified from time-to-time and approved by FERC.

75.	“kW” means a kilowatt of electric energy generating capacity.

76.	“kWh” means a kilowatt-hour of electric energy.

77.	“Lease” means one or more agreements whereby Seller leases the Site(s) described in Section 1.01(b) from a third party, the term of which lease begins on or before the commencement of the Term and extends at least through the last day of the Term.

78.	“Lender” means any financial institution(s) or successor(s) in interest or assignees that provide(s) development, bridge, construction, permanent debt or tax equity financing or refinancing for the Generating Facility to Seller.

79.	“Letter of Credit” means an irrevocable, nontransferable standby letter of credit provided by Seller and issued by a U.S. commercial bank or a U.S. branch of a foreign bank with such bank having a Credit Rating of at least “A-” from S&P and “A3” from Moody’s, substantially in the form of Exhibit N and acceptable to SCE.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
80.	“Letter of Credit Default” means with respect to a Letter of Credit, the occurrence of any of the following events:
a)	The issuer of such Letter of Credit fails to maintain a Credit Rating of at least “A-” by S&P and “A3” by Moody’s;

b)	The issuer of the Letter of Credit fails to comply with or perform its obligations under such Letter of Credit;

c)	The issuer of such Letter of Credit disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Letter of Credit;

d)	Such Letter of Credit fails or ceases to be in full force and effect at any time,

e)	Seller fails to provide an extended or replacement Letter of Credit within twenty (20) Business Days before such Letter of Credit expires or terminates;

f)	The issuer of such Letter of Credit becomes Bankrupt;
provided that, no Letter of Credit Default shall occur or be continuing in any event with respect to a Letter of Credit after the time such Letter of Credit is required to be canceled or returned to a Party in accordance with the terms of this Agreement.

81.	“Local Business Day” means, a Business Day on which commercial banks are open for business (a) in relation to any payment, in the place where the relevant account is located and (b) in relation to any notice or other communication, in the location specified in the address for notice provided by the recipient, except for the Friday immediately following the U.S. Thanksgiving holiday or a Federal Reserve Bank holiday.

82.	“Losses” means, with respect to any Party, an amount equal to the net present value of the economic loss to it, if any (exclusive of Costs), resulting from termination of this Agreement for the remaining Term of this Agreement, determined in a commercially reasonable manner.

Factors used in determining economic loss to a Party may include, without limitation, reference to information supplied by one or more third parties, which shall exclude Affiliates of the Non-Defaulting Party, including without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets, Market Price Referents set by the CPUC, comparable transactions, forward price curves based on economic analysis of the relevant markets, settlement prices for comparable transaction at liquid trading hubs (e.g., NYMEX), all of which should be calculated for the remaining
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
Term of this Agreement and shall include the value of Environmental Attributes, Capacity Attributes and Resource Adequacy Benefits.

Only if the Non-Defaulting Party is unable, after using commercially reasonable efforts, to obtain third party information to determine the loss of economic benefits, then the Non-Defaulting Party may use information available to it internally suitable for such purpose in accordance with prudent industry practices.

83.	“Lost Output” means the sum of the Metered Amounts over the relevant measurement period that the Generating Facility was available to produce and could reasonably have been expected to deliver, based upon the calculation method set forth in Exhibit M, but was not delivered due to:
a)	Force Majeure;

b)	An Event of Default where SCE is the Defaulting Party; or

c)	A curtailment or reduction of deliveries ordered or caused by the ISO, or the Transmission Provider; provided that, the basis of such curtailment or reduction is not an event caused by Seller.
84.	“Lost Output Report” means the a report of Lost Output prepared in accordance with the procedures set forth in Section 3.16 and Exhibit M.

85.	“Lost Output Workbook” has the meaning set forth in Exhibit M.

86.	“Market Price” means the ISO Real-Time Price for uninstructed deviations or any successor price for short term imbalance electric energy, as such price or successor price is defined in the ISO Tariff Appendix A, that would apply to the Generating Facility, which values are, as of the Effective Date, posted by the ISO on its website.

The values used in this Agreement will be those appearing on the ISO website on the third (3rd) Business Day of the calendar month following the month for which such prices are being applied.

87.	“Market Price Referent” means the market price referent applicable to this Agreement, as determined by the CPUC in accordance with Public Utilities Code Section 399.15(c).

88.	“Mediator” has the meaning set forth in Article Twelve.

89.	“Metered Amounts” means the electric energy produced by the Generating Facility and expressed in kWh that qualifies as eligible renewable energy for purposes of the RPS Legislation pursuant to CEC Certification and Verification, subject to a change in the RPS Legislation, as measured by the ISO Approved Meter.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
90.	“Meter Service Agreement” has the meaning set forth in the ISO Tariff.

91.	“Milestone Schedule” means Seller’s schedule to develop the Generating Facility as set forth in Exhibit G, including any revisions thereto in accordance with this Agreement.

92.	“Moody’s” means Moody’s Investor Services, Inc.

93.	“MW” means a megawatt of electric energy generating capacity.

94.	“MWh” means a megawatt-hour of electric energy.

95.	“Non-Defaulting Party” has the meaning set forth in Section 6.02.

96.	“Notice” means notices, requests, statements or payments provided in accordance with Section 10.08 and Exhibit C.

97.	“OMAR” means the Operational Metering Analysis and Reporting System operated and maintained by the ISO as the repository of settlement quality meter data or its successor.

98.	“Operate,” “Operating” or “Operation” means to provide (or the provision of) all the operation, engineering, purchasing, repair, supervision, training, inspection, testing, protection, use, management, improvement, replacement, refurbishment, retirement, and maintenance activities associated with operating the Generating Facility in accordance with Prudent Electrical Practices.

99.	“Participating Generator Agreement” has the meaning set forth in the ISO Tariff.

100.	“Participating Intermittent Resource” means an intermittent resource generating facility that is certified, and remains certified, under PIRP as set forth in the ISO Tariff.

101.	“Party” or “Parties” have the meaning set forth in the Preamble.

102.	“Performance Assurance” means collateral in the form of either cash, Letter(s) of Credit, or other security acceptable to SCE.

103.	“Performance Assurance Amount” has the meaning set forth in Section 1.06.

104.	“Permits” means all applications, approvals, authorizations, consents, filings, licenses, orders, permits or similar requirements imposed by any Governmental Authority, or the ISO, in order to develop, construct, operate, maintain, improve, refurbish and retire the Generating Facility or to Schedule and deliver the electric
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
energy produced by the Generating Facility to SCE, including the Authority to Construct permit.

105.	“Product” means:
a)	All electric energy produced by the Generating Facility, net of Station Use and Delivery Losses; and

b)	All associated Environmental Attributes, Capacity Attributes, and Resource Adequacy Benefits.
106.	“Production Tax Credits” or “PTC” means production tax credits under Section 45 of the Internal Revenue Code as in effect from time-to-time during the Term or any successor or other provision providing for a federal tax credit determined by reference to renewable electric energy produced from wind or other renewable energy resources for which the Generating Facility is eligible.

107.	“Prudent Electrical Practices” means those practices, methods and acts that would be implemented and followed by prudent operators of electric energy generating facilities in the Western United States, similar to the Generating Facility, during the relevant time period, which practices, methods and acts, in the exercise of prudent and responsible professional judgment in the light of the facts known at the time the decision was made, could reasonably have been expected to accomplish the desired result consistent with good business practices, reliability and safety.

Prudent Electrical Practices shall include, at a minimum, those professionally responsible practices, methods and acts described in the preceding sentence that comply with manufacturers’ warranties, restrictions in this Agreement, and the requirements of Governmental Authorities, WECC standards, the ISO and Applicable Laws.

Prudent Electrical Practices shall also include taking reasonable steps to ensure that:
a)	Equipment, materials, resources, and supplies, including spare parts inventories, are available to meet the Generating Facility’s needs;

b)	Sufficient operating personnel are available at all times and are adequately experienced and trained and licensed as necessary to operate the Generating Facility properly and efficiently, and are capable of responding to reasonably foreseeable emergency conditions at the Generating Facility and Emergencies whether caused by events on or off the Site;

c)	Preventive, routine, and non-routine maintenance and repairs are performed on a basis that ensures reliable, long term and safe operation of the Generating
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
Facility, and are performed by knowledgeable, trained, and experienced personnel utilizing proper equipment and tools;

d)	Appropriate monitoring and testing are performed to ensure equipment is functioning as designed;

e)	Equipment is not operated in a reckless manner, in violation of manufacturer’s guidelines or in a manner unsafe to workers, the general public, or the Transmission Provider’s electric system or contrary to environmental laws, permits or regulations or without regard to defined limitations such as, flood conditions, safety inspection requirements, operating voltage, current, volt ampere reactive (VAR) loading, frequency, rotational speed, polarity, synchronization, and control system limits; and

f)	Equipment and components designed and manufactured to meet or exceed the standard of durability that is generally used for electric energy generating facilities operating in the Western United States and will function properly over the full range of ambient temperature and weather conditions reasonably expected to occur at the Site and under both normal and emergency conditions.
108.	“Resource Adequacy Benefits” means the rights and privileges attached to the Generating Facility that satisfy any entity’s resource adequacy obligations, as those obligations are set forth in any Resource Adequacy Rulings.

109.	“Resource Adequacy Rulings” means CPUC Decisions 04-01-050, 04-10-035 and any subsequent CPUC ruling or decision, or any other resource adequacy laws, rules or regulations enacted, adopted or promulgated by any applicable Governmental Authority, as such Decisions, rulings, laws, rules or regulations may be amended or modified from time-to-time during the Term.

110.	“RPS Legislation” means the State of California Renewable Portfolio Standard Program, as codified at California Public Utilities Code Section 399.11, et seq.

111.	“S&P” means the Standard & Poor’s Rating Group.

112.	“SCE” has the meaning set forth in the Preamble.

113.	“SCE’s IVR” has the meaning set forth in Section 3.10(d)(i).

114.	“SCE Mitigation Rights” has the meaning set forth in Section 11.04(a).

115.	“Schedule,” “Scheduled” or “Scheduling” means the action of Seller and SCE, or their designated representatives, including any third party provider of scheduling services, if applicable, of notifying, requesting, and confirming to each other or to the
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
ISO, as appropriate, the “ISO Approved Quantity” of electric energy from the Generating Facility being delivered by Seller to SCE in the form of Scheduling Coordinator Trades for any given day, hour, or relevant period at the Delivery Point, all in accordance with the provisions of Section 3.01(g)(ii).
116.	“Scheduled Amounts” means the Scheduled quantity, expressed in kWh, of electric energy from the Generating Facility in the form of Scheduling Coordinator Trades confirmed to SCE on any given day, hour, or relevant period at the Delivery Point.

117.	“Scheduling Coordinator” or “SC” means an entity certified by the ISO for the purposes of undertaking the functions specified by ISO Tariff Section 2.2.6, as amended by FERC from time-to-time.

118.	“Scheduling Coordinator Trades” or “SC-to-SC Trades” means Scheduling Coordinator to Scheduling Coordinator trades of electric energy from the Generating Facility by the Seller, or Seller’s authorized agent, to SCE in accordance with the ISO Tariff.

119.	“Secured Interest” has the meaning set forth in Section 8.03.

120.	“Security Interests” has the meaning set forth in Section 8.04(a).

121.	“Security Documents” has the meaning set forth in Section 8.04(a).

122.	“Selected Date” has the meaning set forth in Section 2.03(b).

123.	“Seller” has the meaning set forth in the Preamble.

124.	“Seller’s Annual Energy Delivery Obligation” has the meaning set forth in Section 3.05(a).

125.	“Seller’s Debt” means, without duplication, each of the following:
a)	All indebtedness of Seller for borrowed money;

b)	All obligations of Seller for the deferred purchase price of property or services which purchase price is due more than six months after the date of placing such property in service or taking delivery or title thereto or the completion of such services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of Seller’s business);

c)	All obligations of Seller evidenced by notes, bonds, debentures, Disqualified Stock or other similar instruments;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
d)	All obligations of Seller created or arising under any conditional sale or other title retention agreement with respect to property acquired by Seller (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

e)	All monetary obligations of Seller under:
i)	A lease of any property (whether real, personal or mixed) by Seller as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of Seller;

ii)	A so-called synthetic, off-balance sheet or tax retention lease; or

iii)	An agreement for the use or possession of property creating obligations which do not appear on the balance sheet of Seller but which, upon the insolvency or bankruptcy of Seller, would be characterized as indebtedness of Seller (without regarding to accounting treatment);
f)	All obligations, contingent or otherwise, of Seller under acceptance, letter of guaranty, letter of credit or similar facilities;

g)	All obligations of Seller with respect to any redeemable equity interests in Seller, including in the case of preferred stock at the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

h)	All obligations of Seller with respect to any swaps, caps or collar agreements or similar arrangements to hedge against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, in each case, valued at the aggregate net mark-to-market value;

i)	All indebtedness of others referred to in clauses a) through h) above guaranteed by Seller, or in effect guaranteed by Seller through an agreement:
i)	To pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness;

ii)	To purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

     Southern California Edison
     QFID# 1212 Chateau Energy
iii)	To supply funds to or invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered); or

iv)	Otherwise to assure a creditor against loss; and
j)	Without duplication of the foregoing, all indebtedness referred to in clauses a) through i) above secured by any lien on property (including accounts and contract rights) owned by Seller.

The outstanding amount of indebtedness as described above at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations as described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation.
Notwithstanding the foregoing, the term “Seller’s Debt” as used herein shall not include Seller’s obligations under this Agreement and the Lease (provided that such Lease does not constitute an obligation of Seller described in clause e) of the first sentence of this definition).“Seller’s Debt to Equity Ratio” means the ratio of Seller’s Debt to Seller’s Equity.

126.	“Seller’s Equity” means the aggregate net equity of Seller as set forth on its balance sheet prepared in accordance with GAAP.

127.	“Seller’s Transmission Consultant” means an independent consultant selected by Seller who will analyze the scope of congestion or curtailments that may be experienced by the Generating Facility during the Term, or transmission upgrades that may be required to mitigate congestion or curtailments.

128.	“Settlement Interval” means any one of the six ten (10) minute time intervals beginning on any hour and ending on the next hour (e.g., 12:00 to 12:10, 12:10 to 12:20, etc.).

129.	“Simple Interest Payment” means a dollar amount calculated by multiplying the:
a)	Dollar amount on which the Simple Interest Payment is based; times

b)	Federal Funds Effective Rate or Interest Rate as applicable; times

c)	The result of dividing the number of days in the calculation period by 360.
130.	“Site” means the real property on which the Generating Facility is, or will be located, as further described in Section 1.01(b) and Exhibit B or as adjusted in accordance with Section 3.08.
     The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
131.	“Site Control” means that Seller satisfies the criteria of Section 3.07(a).

132.	“Startup Deadline” means the date set forth in Section 1.02 by which Seller must have achieved Initial Operation as set forth in Section 2.03, subject to extension as provided in this Agreement.

133.	“Station Use” means the electric energy produced by the Generating Facility that is either:
a)	Used within the Generating Facility to power the lights, motors, control systems and other electrical loads that are necessary for Operation; or

b)	Consumed within the Generating Facility’s electric energy distribution system as losses.
134.	“Supplemental Lost Output” has the meaning set forth in Section 3.16.

135.	“Supplemental Lost Output Report” has the meaning set forth in Section 3.16.

136.	“Term” has the meaning used in Section 1.04.

137.	“Term Year” means a twelve (12) month period beginning on the first day of the calendar month following the Firm Operation Date and each successive twelve (12) month period thereafter.

138.	“Termination Payment” has the meaning set forth in Section 6.03.

139.	“TLF” means a measure of all net electrical losses, as determined by the Transmission Provider, associated with the transmission of electric energy through the electric system from the high voltage side of the Generating Facility’s substation bus bar to the interface with the ISO Grid, also known as the transmission loss factor.

140.	“TMM(s)” means the tie meter multipliers as determined by the ISO representing the calculation of all electrical losses over the ISO Grid associated with the transmission of electric energy delivered at an ISO Control Area boundary, which values are, as of the Effective Date, posted by the ISO on its website. The values used in the Agreement will be those appearing on the ISO website on the third (3rd) Business Day of the calendar month following the month for which such values are being applied.

141.	“TOD Period(s)” means the time of delivery period(s) set forth in Exhibit K.

142.	“TOD Period Energy Payment” has the meaning set forth in Section 4.02(a).
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
143.	“Transmission Provider” means any entity or entities responsible for the interconnection of the Generating Facility with a Control Area or transmitting the Metered Amounts on behalf of Seller from the Generating Facility to the Delivery Point.
144.	“Unincluded Capacity” has the meaning set forth in Section 3.04(e).
145.	“WECC” means the Western Electricity Coordinating Council, the regional reliability council for the Western United States and Canada.
*** End of EXHIBIT A ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit A	Definitions

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT B
Generating Facility and Site Description
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit B	Generating Facility and Site Description

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT B
Generating Facility And Site Description
1.	Generating Facility Description.
a.	Mesquite Lake is configured with two Lurgi multi-hearths, bubbling fluidized bed furnaces with modifications. Post combustor, super-heater, then into the steam boiler. Boilers process the steam into a turbine, which operates the Alstrom 18 megawatt generator..
2.	Site Description.
a.	Mesquite Lake Resource Recovery Facility

The existing site houses an agri-waste to energy facility consisting of a power generating station and support buildings. It is located in a rural agricultural area northeast of Imperial, California. The 18-megawatt power generation facility is located in an industrially zoned region of Imperial County and was initially developed in 1986-1988 with a Conditional Use Permit. The site lies within the Mesquite Basin, which is a sub-ducted area between the Imperial and Brawley Faults.

b.	Site Topography

Topographical maps (USGS 7.5 minute Brawley Quadrangle) indicate that the site elevation is approximately 140 feet below mean sea level (MSL) or elevation 860 (local datum). The Imperial Irrigation District, which supplies power and raw (irrigation) water established local datum by equating mean sea level to El. 1000.00 feet. The site is rectangular in plan view and roughly 40 acres in area. State Highway 111 forms the eastern property boundary. The Rose Drain, an open earthen drain channel operated by the Imperial Irrigation District, abuts the western margin of the site. Vacant, fallow agricultural land is located to the south side of the site. An 18-megawatt co-generation wood burning power plant (Imperial Valley Resource Recovery) is located immediately north of the subject site. A chain-link fence surrounds the site. The entrance is located on the east-central portion of the site.
*** End of EXHIBIT B ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit B	Generating Facility and Site Description

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT C
Notice List
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit C	Notice List

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT C
Notice List

Name:	Name:

CHATEAU ENERGY, INC	SOUTHERN CALIFORNIA EDISON COMPANY
(“Seller”)	(“SCE”)

All Notices are deemed provided in accordance with Section 10.08 if made to the address and facsimile numbers provided below:	Unless otherwise specified, all Notices are deemed provided in accordance with Section 10.08 if made to the Contract Sponsor at the address or facsimile number provided below:

Contract Sponsor:	Contract Sponsor:
Attn: Dana M. Dutcher	Attn: Director,
Renewable & Alternate Power
Street: 10440 N. Central Expressway, Ste.	Street: 2244 Walnut Grove Avenue
1475	Quad 4-D
City: Dallas, Texas 75231	City: Rosemead, California 91770
Phone: 214-891-3360	Phone: (626) 302-1212
Facsimile: 214-891-3366	Facsimile: (626) 302-1103

Reference Numbers:	Reference Numbers:
Duns: 112086579	Duns: 006900818
Federal Tax ID Number: 75-2593762	Federal Tax ID Number: 95-1240335

Contract Administration:	Contract Administration:
Attn: same as above	Attn: Cathy Mendoza
Phone:	Phone: (626) 302-4978
Facsimile:	Facsimile: (626) 302-3073
Email:	Email: @SCE.com

Scheduling:	Generation Operations Center:
Attn: Control Room	Phone: (626) 302-3285 or
Phone:	Phone: (626) 302-3205
Facsimile:
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit C	Notice List

Southern California Edison
QFID# 1212 Chateau Energy

Name:	Name:

CHATEAU ENERGY, INC	SOUTHERN CALIFORNIA EDISON COMPANY
(“Seller”)	(“SCE”)

Day-Ahead Scheduling:	Day-Ahead Scheduling:
Manager.
Phone:	Attn: Manager of Day-Ahead Operations
Phone: (626) 302-3239
Facsimile: (626) 307-4413
Email: doug.parker@sce.com

Scheduling Desk.
Phone: (626) 307-4425
Backup: (626) 307-4420
Fax: (626) 307-4413
Email: PreSched@SCE.com

Trading Desk.
Phone: (626) 307-4487
Fax: (626) 307-4430
Email: electrade@SCE.com

Real-Time Scheduling:	Real-Time Scheduling:

Phone:	Manager.
Attn: Manager of Real-Time Operations
Phone: (626) 302-3308
Facsimile: (626) 307-4416
Email: john.pespisa@SCE.com

Operations Desk.
Phone: (626) 307-4453
Back-up: (626) 307-4410
Fax: (626) 307-4416
Email: RealTime@SCE.com

Outage Scheduling:	IVR Scheduling:
Phone:	Phone: (626) 302-1145
URL:
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit C	Notice List

Southern California Edison
QFID# 1212 Chateau Energy

Name:	Name:

CHATEAU ENERGY, INC	SOUTHERN CALIFORNIA EDISON COMPANY
(“Seller”)	(“SCE”)

Payment Statements:	Payment Statements:
Attn:	Attn: Selene Willis
Phone:	Phone: (626) 302-3329
Facsimile:	Facsimile: (626) 302-1102
Email:	Email: @SCE.com

Payments:	Payments:
Attn:	Attn: Selene Willis
Phone:	Phone: (626) 302-3329
Facsimile:	Facsimile: (626) 302-3276
Email:	Email: @SCE.com

Wire Transfer:	Wire Transfer:
BNK:	BNK:
ABA:	ABA:
ACCT:	ACCT:

Credit and Collections:	Manager of Credit and Collateral:
Attn:	Attn: Manager of Credit
Phone:	Phone: (626) 302-3441
Facsimile:	Facsimile: (626) 302-2517
Email:	Email: @SCE.com

With additional Notices of an Event of	With additional Notices of an Event of
Default or Potential Event of Default to:	Default or Potential Event of Default to:
Attn:	Attn: Manager SCE Law Department
Phone:	Power Procurement Section
Facsimile:	Phone: (626) 302-3141
Email:	Facsimile: (626) 302-1904
Email: @SCE.com
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit C	Notice List

Southern California Edison
QFID# 1212 Chateau Energy

Name:	Name:

CHATEAU ENERGY, INC	SOUTHERN CALIFORNIA EDISON COMPANY
(“Seller”)	(“SCE”)

Guarantor:
Attn:
Phone:
Facsimile:
Email:

Lender:
Attn:
Phone:
Facsimile:
Email:
*** End of EXHIBIT C ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit C	Notice List

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT D
Scheduling Requirements and Procedures
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit D	Scheduling Requirements and Procedures

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT D
Scheduling Requirements and Procedures
1.	Introduction.

The Parties shall abide by the Scheduling requirements and procedures described below and shall make reasonable changes to these requirements and procedures from time-to-time, as necessary to:
(a)	Comply with ISO Tariff changes;

(b)	Accommodate changes to their respective generation technology and organizational structure; and

(c)	Address changes in the operating and scheduling procedures of both SCE and the ISO, including but not limited to, automated schedule and outage submissions.
2.	Procedures.
(a)	Introduction.

In general, Generating Facilities must meet all of the following requirements before Scheduling with SCE.

(b)	Information Exchange.

Seller shall provide to SCE information regarding Seller’s Scheduling Coordinator (“SC”) at least thirty (30) days before the expected commencement of the Term, or any change in Seller’s SC. This information shall include the:
(i)	SC’s name.

(ii)	SC’s SCID as assigned by the ISO (e.g., SCE’s ID is “SCE1”).
Seller’s SC and SCE shall then exchange their appropriate contact information including: names of authorized scheduling personnel, telephone numbers, facsimile numbers and e-mail addresses.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit D	Scheduling Requirements and Procedures

Southern California Edison
QFID# 1212 Chateau Energy
(c)	Notification of Schedule Estimates.
(i)	Seller shall provide SCE electronic files containing a non-binding rolling thirty (30) day estimate of hourly Schedules for the Generating Facility, beginning at least thirty (30) days prior to Initial Operation.

These files shall:
(1)	Be constructed using reasonable file formats, templates, and naming conventions agreed to by the Parties.

(2)	Include Seller’s contact information.

(3)	Be sent to esmstpoutage@sce.com with a copy to presched@sce.com or as otherwise instructed by SCE.

(4)	Be updated by close of business each Wednesday.

(5)	Limit hour-to-hour Schedule changes to no less than one (1) MW.
(ii)	In the event Seller’s forecast changes, Seller shall electronically forward an updated rolling thirty (30) day hourly forecast to esmstpoutage@sce.com with a copy to presched@sce.com.
(d)	SC-to-SC Trade Procedures.

Scheduling between the Parties will be via Scheduling Coordinator Trades (“SC-to-SC Trades”), as specified below:
(i)	Unless otherwise agreed, SCE requires telephonic notification of all Day-Ahead and Hour-Ahead schedules, followed by written electronic confirmation (e-mail preferred, facsimile accepted).

(ii)	Day-Ahead Schedules shall be communicated to SCE’s Day-Ahead Group no later than 8:30 a.m. the day prior to the effective date of the Schedule. Seller must simultaneously inform its Scheduling Coordinator and SCE of Day-Ahead Schedule changes.

(iii)	Hour-Ahead schedules shall be communicated to SCE’s Real-Time Group no later than one half (1/2) hour prior to the ISO’s Hour-Ahead scheduling deadline.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit D	Scheduling Requirements and Procedures

Southern California Edison
QFID# 1212 Chateau Energy
(iv)	The SC-to-SC Trade quantity must match the Generating Facility Schedule.
2.	Outage Scheduling Procedures.

Seller shall be responsible for all expenses and costs associated with all requirements and timelines for generation outage scheduling contained in the ISO’s Scheduled and Forced Outage Procedure T-113 as posted on the ISO’s website.
*** End of EXHIBIT D ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit D	Scheduling Requirements and Procedures

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT E
Payment Adjustments for Scheduling Deviations by Seller
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit E	Payment Adjustments for Scheduling Deviations by Seller

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT E
Payment Adjustments for Scheduling Deviations by Seller
In accordance with the provisions of Section 4.02(b), if in any Settlement Interval, a Generating Facility’s Scheduled Amounts deviate from the Generating Facility’s Delivered Amounts by more than plus or minus three percent (± 3%) of the Generating Facility’s Delivered Amounts, then Seller shall be subject to a payment adjustment calculated by SCE in accordance with the procedures and formulae set forth below.
(1)	UNDER-SCHEDULING ADJUSTMENT.

If during any Settlement Interval;
(a)	The Scheduled Amount is less than ninety seven percent (97%) of the Delivered Amount, and

(b)	The Market Price is greater than the time-differentiated Energy Price payable during the Settlement Interval;
then Seller’s monthly payment amount shall be reduced by each under-scheduling Settlement Interval adjustment amount calculated by the following formula:
UNDER-SCHEDULING SETTLEMENT INTERVAL ADJUSTMENT AMOUNT = [A – B] x [D – (C x E)]

Where A	=	The Delivered Amount in the Settlement Interval being calculated.

B	=	The Scheduled Amount in the Settlement Interval being calculated.

C	=	Energy Price specified in Section 1.05 to this Agreement in $/kWh (i.e., $/MWh/1000) payable during the Settlement Interval being calculated.

D	=	Market Price for the Settlement Interval being calculated in $/kWh.

E	=	Energy Payment Allocation Factor applicable to the Settlement Interval being calculated.
No under-scheduling adjustment shall be assessed against Seller for a Settlement Interval in which the Scheduled Amount is less than the Delivered Amount if, during
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit E	Payment Adjustments for Scheduling Deviations by Seller

Southern California Edison
QFID# 1212 Chateau Energy
such Settlement Interval, the Market Price is equal to or less than the time-differentiated Energy Price payable during the Settlement Interval.

(2)	OVER-SCHEDULING ADJUSTMENT.

If during any Settlement Interval;
(a)	The Scheduled Amount is greater than one hundred three percent (103%) of the Delivered Amount, and

(b)	The Market Price is less than the time-differentiated Energy Price payable during the Settlement Interval;
then Seller’s monthly payment amount shall be reduced by each over-scheduling Settlement Interval adjustment amount calculated by the following formula:
OVER-SCHEDULING SETTLEMENT INTERVAL ADJUSTMENT AMOUNT = [B – A] x [(C x E) – D]

Where A	=	The Delivered Amount in the Settlement Interval being calculated.

B	=	The Scheduled Amount in the Settlement Interval being calculated.

C	=	Energy Price specified in Section 1.05 to this Agreement in $/kWh (i.e., $/MWh/1000) payable during the Settlement Interval being calculated.

D	=	Market Price for the Settlement Interval being calculated in $/kWh.

E	=	Energy Payment Allocation Factor applicable to the Settlement Interval being calculated.
No over-scheduling adjustment shall be assessed against Seller for a Settlement Interval in which the Scheduled Amount is greater than the Delivered Amount if, during such Settlement Interval, the Market Price is greater than or equal to the time-differentiated Energy Price payable during the Settlement Interval.
*** End of EXHIBIT E ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit E	Payment Adjustments for Scheduling Deviations by Seller

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT F
Energy Replacement Damage Amount
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit F	Energy Replacement Damage Amount

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT F
Energy Replacement Damage Amount
In accordance with the provisions of Section 3.05, if in any Term Year Seller fails to meet Seller’s Annual Energy Delivery Obligation; then Seller shall be subject to an Energy Replacement Damage Amount penalty calculated as follows:
ENERGY REPLACEMENT DAMAGE AMOUNT =
[(A – B – C) x (D – E)]
Where:

A	=	Seller’s Annual Energy Delivery Obligation in kWh.

B	=	Sum of Metered Amounts over the Term Year in kWh.

C	=	Sum of Lost Output over the Term Year in kWh.

D	=	Simple average of the Market Price for all Settlement Intervals in the Term Year in $/kWh.

E	=	Energy Price in $/kWh (i.e., $/MWh/1000).
Notes:
1.	In the above calculation, the result of “(D – E)” shall not be greater than five cents ($0.05) per kWh or less than two cents ($0.02) per kWh.

2.	If the result of the calculation above is zero or less, Seller shall not be obligated to pay an Energy Replacement Damage Amount.

3.	In no event shall SCE pay an Energy Replacement Damage Amount.
*** End of EXHIBIT F ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit F	Energy Replacement Damage Amount

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT G
Seller’s Milestone Schedule
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit G	Seller’s Milestone Schedule

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT G
Seller’s Milestone Schedule

No.	Date	Milestones
1	9/06	Submits interconnection application.

2	N/A	Files any land applications.

3	Complete*	Files Permit application(s).

4	2/15/07	Files a CEC Certification and Verification application.

5	1/15/07	Receives a completed System Impact Study.

6	N/A	Obtains control of all lands and rights-of-way comprising the Site.

7	1/15/07	Receives a completed interconnection Facility Study.

8	2/15/07	Executes a Transmission Owner Tariff and/or applicable service agreement.

9	4/1/07	Receives FERC acceptance of Interconnection Agreement and transmission agreement(s).

10	2/25/07	Receives all Permits.

11	5/15/07	Receives CEC Certification and Verification.

12	3/1/07	Executes an Engineering, Procurement and Construction (“EPC”) contract.

13	4/1/07	Completes Financing.

14	4/15/07	Begins construction of the Generating Facility.

15	11/15/07	Begins startup activities.

16	12/15/07	Achieves Initial Operation.

17	12/30/07	Demonstrates the Contract Capacity.
*** End of EXHIBIT G ***

*	Minor revisions necessary for change in processing.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit G	Seller’s Milestone Schedule

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT H
Milestone Progress Reporting Form
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit H	Milestone Progress Reporting Form

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT H
Milestone Progress Reporting Form
Seller shall prepare a written report each month on its progress relative to the development construction and startup of the Generating Facility and the Milestone Schedule. The report shall be sent via email in the form of a single Adobe Acrobat file or facsimile to SCE’s Contract Administrator, as noted in Exhibit C, on the fifth (5th) Business Day of each month.
Seller’s Milestone Progress Reporting requirement shall begin on the first day of the second full calendar month after the Effective Date of this Agreement and shall end upon Seller’s receipt, or forfeiture of its Development Fee.
Each Milestone Progress Report shall include the following items:
1.	Cover page.

2.	Brief Generating Facility description.

3.	Site plan of the Generation Facility.

4.	Description of any planned changes to the Generating Facility and Site Description in Exhibit B.

5.	Bar chart schedule showing progress on achieving the Milestone Schedule.

6.	PERT or GANT chart showing critical path schedule of major items and activities.

7.	Summary of activities during the previous month.

8.	Forecast of activities scheduled for the current month.

9.	Written description about the progress relative to Seller’s Milestone Schedule.

10.	List of issues that could potentially impact Seller’s Milestone Schedule.

11.	Enumeration and schedule of any support or actions requested of SCE.

12.	Progress and schedule of all agreements, contracts, permits, approvals, technical studies, financing agreements and major equipment purchase orders showing the start dates, completion dates, and completion percentages.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit H	Milestone Progress Reporting Form

Southern California Edison
QFID# 1212 Chateau Energy
13.	A status report of start-up activities including a forecast of activities ongoing and after start-up, a report on Generating Facility performance including performance projections for the next twelve (12) months.

14.	Pictures, in sufficient quantity and of appropriate detail, in order to document construction and startup progress of the Generating Facility, Transmission Provider’s electric system and all other interconnection utility services.
*** End of EXHIBIT H ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit H	Milestone Progress Reporting Form

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT I
Form of Guaranty Agreement
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT I
Form of Guaranty Agreement
1.	Guaranty.

For valuable consideration, [Guarantor’s legal name], [legal status] (“Guarantor”) unconditionally and irrevocably guarantees payment to Southern California Edison Company, a California corporation, and its successors and assigns (collectively, “Beneficiary”), of all amounts owed to Beneficiary by [Seller’s legal name], [legal status] (“Principal”) under that certain Renewable Power Purchase and Sale Agreement between Beneficiary and Principal dated [date] , as amended from time-to-time (“Agreement”) (said amounts are hereinafter referred to as the “Obligations”). Initially capitalized words that are used but not otherwise defined herein shall have the meanings given them in the Agreement. Upon the failure or refusal by Principal to pay all or any portion of the Obligations, the Beneficiary may make a demand upon the Guarantor. Such demand shall be in writing and shall state the amount Principal has failed to pay and an explanation of why such payment is due, with a specific statement that Beneficiary is calling upon Guarantor to pay under this guaranty (“Guaranty”). Guarantor shall promptly, but in no event less than ten Business Days following demand by Beneficiary, pay such Obligations in immediately available funds. A payment demand satisfying the foregoing requirements shall be deemed sufficient notice to Guarantor that it must pay the Obligations. Other than such demand for payment, the Guarantor hereby expressly waives all notices between the Beneficiary and the Principal including without limitation all notices with respect to the Agreement and this Guaranty, and any notice of credits extended and sales made by the Beneficiary to the Principal, and all other notices whatsoever. The liability of Guarantor hereunder is a continuing guaranty of payment when any amount is owing without regard to whether recovery may be or has become barred by any statute of limitations or otherwise may be unenforceable.

2.	Guaranty Limit.

Subject to Paragraph 12, the liability of Guarantor hereunder shall not exceed $___ in the aggregate, which amount shall include all interest that has accrued on any amount owed hereunder.

3.	Guaranty Absolute.

Guarantor agrees that its obligations under this Guaranty are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
constitutes a legal or equitable discharge of a guarantor or surety. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:
(a)	The liability of Guarantor under this Guaranty is a guaranty of payment and not of collectibility, and is not conditional or contingent upon the genuineness, validity, regularity or enforceability of the Agreement or the pursuit by Beneficiary of any remedies which it now has or may hereafter have under the Agreement;

(b)	Beneficiary may enforce this Guaranty upon the occurrence of a default by Principal under the Agreement notwithstanding the existence of a dispute between Beneficiary and Principal with respect to the existence of the default;

(c)	The obligations of Guarantor under this Guaranty are independent of the obligations of Principal under the Agreement and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Principal or any other guarantors and whether or not Principal is joined in any such action or actions;

(d)	Guarantor’s payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for that portion of the Obligations which is not paid. Without in any way limiting the generality of the foregoing, if Beneficiary is awarded a judgment in any suit brought to enforce a portion of the Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay that portion of the Obligations which is not the subject of such suit;

(e)	Beneficiary may, at its election, foreclose on any security held by Beneficiary, whether or not the means of foreclosure is commercially reasonable, or exercise any other right or remedy available to Beneficiary without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the amount(s) owed to Beneficiary by Principal have been paid; and

(f)	Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding:
(i)	Any modification, amendment, supplement, extension, agreement or stipulation between Principal and Beneficiary or their respective successors and assigns, with respect to the Agreement or the obligations encompassed thereby;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
(ii)	Beneficiary’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Agreement;

(iii)	Any release of Principal or any other guarantor from any liability with respect to the Obligations or any portion thereof;

(iv)	Any release, compromise or subordination of any real or personal property then held by Beneficiary as security for the performance of the Obligations or any portion thereof, or any substitution with respect thereto;

(v)	Beneficiary’s acceptance and/or enforcement of, or failure to enforce, any other guaranties;

(vi)	Beneficiary’s exercise of any other rights available to it under the Agreement;

(vii)	Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Principal and to any corresponding restructuring of the Obligations;

(viii)	Any failure to perfect or continue perfection of a security interest in any collateral that secures the Obligations;

(ix)	Any defenses, setoffs or counterclaims that Principal may allege or assert against Beneficiary with respect to the Obligations, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations and accord and satisfaction; and

(x)	Any other act or thing or omission, or delay to do any other act or thing that might in any manner or to any extent vary the risk of Guarantor as an obligor with respect to the Obligations.
4.	Termination; Reinstatement.
(a)	The term of this Guaranty is continuous until the earlier of: (i) the date on which the Obligations have been performed or paid in full or (ii) with regard to future transactions, the date on which Guarantor provides Beneficiary with written notice of such termination, and any such termination shall become effective no earlier than sixty (60) calendar days from the date Beneficiary receives such written notice from Guarantor. Unless otherwise agreed in writing by Beneficiary, no such notice or termination shall release Guarantor
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
from any liability as to any amount or performance that is at the time owing under the Agreement.

(b)	Notwithstanding the provisions of Paragraph 4(a) hereof, this Guaranty shall be reinstated if at any time following the termination of this Guaranty under Paragraph 4(a) hereof, any payment by Guarantor under this Guaranty or pursuant hereto is rescinded or must otherwise be returned by the Beneficiary or other person upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Principal, Guarantor or otherwise, and is so rescinded or returned to the party or parties making such payment, all as though such payment had not been made. Such period of reinstatement shall continue until satisfaction of the conditions contained in, and shall continue to be subject to, the provisions of Paragraphs 4(a) hereof. If all or any portion of the Obligations are paid by Principal, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.
5.	Bankruptcy; Post-Petition Interest.
(a)	So long as any Obligations remain outstanding, Guarantor shall not, without the prior written consent of Beneficiary, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Principal. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Principal or by any defense which Principal may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)	Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor and Beneficiary that the Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
relieve Principal of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Beneficiary, or allow the claim of Beneficiary with respect to, any such interest accruing after the date on which such proceeding is commenced.

(c)	In any bankruptcy, reorganization, insolvency or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Principal relating to any indebtedness of Principal to Guarantor and shall assign to Beneficiary all rights of Guarantor thereunder. If Guarantor does not file any such claim, Beneficiary, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Beneficiary’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Beneficiary’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Beneficiary or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Beneficiary the amount payable on such claim and, to the full extent necessary for that purpose. Guarantor hereby assigns to Beneficiary all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Beneficiary receives cash by reason of any such payment or distribution. If Beneficiary receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.
6.	Subrogation.

In accordance with Paragraph 8(d) hereof, the Guarantor shall be subrogated to all rights of the Beneficiary against Principal with respect to any amounts paid by the Guarantor pursuant to the Guaranty, provided that the Guarantor postpones any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, reimbursement, exoneration, contribution, indemnification or any right to participate in any claim or remedy of the Beneficiary against Principal or any collateral that the Beneficiary now has or hereafter acquires, until all of the Obligations shall have been irrevocably paid to the Beneficiary in full.

If any amount shall be paid to Guarantor on account of such subrogation, reimbursement, contribution or indemnity rights at any time when all the Obligations guaranteed hereunder shall not have been indefeasibly paid in full, Guarantor shall
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
hold such amount in trust for the benefit of Beneficiary and shall promptly pay such amount to Beneficiary.

Guarantor further agrees that to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Principal or against such collateral or security shall be junior and subordinate to any rights Beneficiary may have against Principal and to all right, title and interest Beneficiary may have in such collateral or security. Beneficiary may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights that Guarantor may have, and upon any disposition or sale, any rights of subrogation Guarantor may have shall terminate. Guarantor understands that it may record a Request for Notice of Default pursuant to California Civil Code Section 2924b and thereby receive notice of any proposed foreclosure of any real property collateral then securing Principal’s obligations under the Agreement. With respect to the foreclosure of any security interest in any personal property collateral then securing the Obligations, Beneficiary agrees to give Guarantor five (5) days’ prior written notice, in the manner set forth in Paragraph 17 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like. Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Beneficiary may also bid at any such sale and if such collateral is sold to Beneficiary in whole or partial satisfaction of Principal’s obligations under the Agreement, including the Obligations (or any portion thereof), Guarantor shall not have any further right or interest with respect thereto. The rights of Beneficiary under this Paragraph 6 are in addition to other rights and remedies which Beneficiary may have.

7.	Subordination.

Any indebtedness of Principal now or hereafter held by Guarantor is hereby subordinated in right of payment to the Obligations. Guarantor assigns all such indebtedness to Beneficiary as security for this Guaranty and the Agreement. Guarantor agrees to make no claim for such indebtedness until all obligations of Principal under the Agreement have been fully discharged. Guarantor further agrees not to assign all or any part of such indebtedness unless Beneficiary is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Beneficiary so requests, (i) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Beneficiary, (ii) all security for such indebtedness shall be duly assigned and delivered to Beneficiary, (iii) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Beneficiary and shall be paid
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
over to Beneficiary on account of the Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (iv) Guarantor shall execute, file and record such documents and instruments and take such other actions as Beneficiary deems necessary or appropriate to perfect, preserve and enforce Beneficiary’s rights in and to such indebtedness and any security therefore. If Guarantor fails to take any such action, Beneficiary, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

8.	Waivers of Guarantor.
(a)	Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability under this Guaranty or the enforcement of this Guaranty.

(b)	Guarantor waives any right to require Beneficiary to:
(i)	Proceed against Principal;

(ii)	Proceed against or exhaust any security held from Principal or any other party acting under a separate agreement; or

(iii)	Pursue any other remedy available to Beneficiary.
(c)	Guarantor waives all of the rights and defenses described in subdivision (a) of Section 2856 of the California Civil Code. As used below in this Subparagraph (c), “debtor” and “principal” each refers to Principal, “creditor” refers to Beneficiary, “guarantor” refers to “Guarantor” and “debt” refers to the Obligations. Without limiting the generality of the waiver in the first sentence of this Subparagraph (c), Guarantor desires and intends to, and hereby does, waives each and all of the rights and defenses described below in this Subparagraph (c).
(i)	The guarantor waives the guarantor’s rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code;

(ii)	The guarantor waives all rights and defenses that the guarantor may have because the debtor’s debt is secured by real property. This means, among other things:
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
a.	The creditor may collect from the guarantor without first foreclosing on any real or personal property collateral pledged by the debtor.

b.	If the creditor forecloses on any real property collateral pledged by the debtor:
(1)	The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2)	The creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.
This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(iii)	The guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.
(e)	Guarantor assumes all responsibility for keeping itself informed of Principal’s financial condition and all other factors affecting the risks and liability assumed by Guarantor hereunder, and Beneficiary shall have no duty to advise Guarantor of information known to it regarding such risks.

(f)	Guarantor waives any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Principal, including, without limitation, any defense based on or arising out of the lack of validity or enforceability of the Obligations or by reason of the cessation of liability of the Principal under the Agreement for any reason;
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
(g)	Guarantor waives any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(h)	Guarantor waives any defense based upon Beneficiary’s errors or omissions in the administration of the Obligations;

(i)	Guarantor waives its right to raise any principles of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor’s obligations hereunder;

(j)	Guarantor waives any rights to setoffs, recoupments or counterclaims against Beneficiary;

(k)	Guarantor waives its right to raise any defenses based upon promptness, diligence, and any requirement that Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(l)	Guarantor waives any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty;

(m)	Guarantor waives any rights or defenses that Guarantor may have under Sections 2899 and 3433 of the California Civil Code;

(n)	Guarantor waives any defense based upon Beneficiary’s election, in any proceeding instituted under the United States Bankruptcy Code, as amended, of the application of Section 1111(b)(2) of the United States Bankruptcy Code, as amended, or any successor statute; and

(o)	Guarantor waives any defense based upon any borrowing or any grant of a security interest under Section 364 of the United States Bankruptcy Code, as amended.
9.	No Waiver of Rights by Beneficiary.

No right or power of Beneficiary under this agreement shall be deemed to have been waived by any act or conduct on the part of Beneficiary, or by any neglect to exercise a right or power, or by any delay in doing so, and every right or power of Beneficiary hereunder shall continue in full force and effect until specifically waived or released in a written document executed by Beneficiary.

10.	Assignment, Successors and Assigns.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Beneficiary, its successors, assigns and creditors, and can be modified only by a written instrument signed by the Beneficiary and the Guarantor. The Beneficiary shall have the right to assign this Guaranty to any person or entity without the prior consent of the Guarantor; provided, however, that no such assignment shall be binding upon the Guarantor until it receives written notice of such assignment from the Beneficiary. The Guarantor shall have no right to assign this Guaranty or its obligations hereunder without the prior written consent of the Beneficiary, which shall not be unreasonably withheld. Any reasonable uncertainty on the part of the Beneficiary concerning the ability on the part of any potential assignee of the Guarantor to carry out the Guarantor’s obligations hereunder shall be considered a reasonable basis for withholding consent, unless and until the potential assignee can satisfy the Beneficiary, in its sole discretion, that the assignee is capable of performing the obligations of the Guarantor hereunder.

11.	Representations of Guarantor.

Guarantor hereby represents and warrants that:
(a)	It is a corporation duly organized, validly existing and in good standing in all necessary jurisdictions and has full power and authority to execute, deliver and perform this Guaranty;

(b)	It has taken all necessary actions to execute, deliver and perform this Guaranty;

(c)	This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting creditors’ rights generally and to general equitable principles;

(d)	Execution, delivery and performance by Guarantor of this Guaranty does not conflict with, violate or create a default under any of its governing documents, any agreement or instruments to which it is a party or to which any of its assets is subject or any applicable law, rule, regulation, order or judgment of any Governmental Authority; and

(e)	All consents, approvals and authorizations of governmental authorities required in connection with Guarantor’s execution, delivery and performance of this Guaranty have been duly and validly obtained and remain in full force and effect.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
12.	Attorneys’ Fees.

In addition to the amounts for which payment is guaranteed hereunder, Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses incurred by Beneficiary in enforcing this Guaranty or in any action or proceeding arising out of or relating to this Guaranty. Any costs for which Guarantor becomes liable pursuant to this Paragraph 12 shall not be subject to, and shall not count toward, the guaranty limit set forth in Paragraph 2 above.

13.	Governing Law.

This agreement is made under and shall be governed in all respects by the laws of the State of California, without regard to conflict of law principles, and its provisions may not be waived, altered, modified or amended except in writing executed by an officer of each of Guarantor and Beneficiary. If any provision of this Guaranty is held invalid under the laws of California, this agreement shall be construed as though the invalid provision has been deleted, and the rights and obligations of the parties shall be construed accordingly.

14.	Construction.

All parties to this agreement are represented by legal counsel. The terms of this agreement and the language used in this agreement shall be deemed to be the terms and language chosen by the parties hereto to express their mutual intent. This agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this agreement. No rule of strict construction will be applied against any person.

15.	Amendment; Severability.

Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented or modified, except by an instrument in writing executed by an authorized representative of each of Guarantor and Beneficiary. If any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

16.	Third Party Rights.

This Guaranty shall not be construed to create any rights in any person other than Guarantor and Beneficiary and their respective successors and permitted assigns.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
17.	Notices.

Any notice given hereunder by either Guarantor or Beneficiary shall be made by facsimile to the person and at the address for notices specified below (with notices to Guarantor sent to facsimile and address specific below for Beneficiary).
Beneficiary.
Southern California Edison Company
2244 Walnut Grove Avenue, Quad 4-D
Rosemead, CA 91770
Attn: Director, Renewable & Alternate Power
Phone: (626) 302-
Facsimile: (626) 302-
with a copy to:
Southern California Edison Company
2244 Walnut Grove Avenue, Quad 4-D
Rosemead, CA 91770
Attn: Director, Risk Control
Phone: (626) 302-
Facsimile: (626) 302-
Guarantor.
[Guarantor]
[Street]
[City, State Zip]
Attn:
Phone:
Facsimile:
Principal.
[Principal]
[Street]
[City, State Zip]
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern alifornia dison
QFID# 1212 Chateau Energy
Attn:
Phone:
Facsimile:
Such notice shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if receipt is outside of the recipient’s normal business hours. Either party may periodically change any address to which notice is to be given it by providing notice of such change as provided herein.
Guarantor.

[legal name]
By:

Title:

Date:

Beneficiary.
Agreed to by Beneficiary for purposes of establishing the creditworthiness of Principal, as partial security for the Agreement.

SOUTHERN CALIFORNIA EDISON COMPANY

By:

Title:

Date:

*** End of EXHIBIT I ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit I	Form of Guaranty Agreement

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT J
Non-Disclosure Agreement
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit J	Non-Disclosure Agreement

Southern California Edison
QFID# 1212 Chateau Energy
NON-DISCLOSURE AGREEMENT
between
SOUTHERN CALIFORNIA EDISON COMPANY
and
CHATEAU ENERGY, INC.
SOUTHERN CALIFORNIA EDISON COMPANY (“SCE”), a California corporation, and CHATEAU ENERGY, INC. (“Chateau”), a Texas corporation, hereby enter into this Non-Disclosure Agreement (“Agreement”).
SCE and Chateau shall sometimes be referred to in this Agreement individually as a “Party” and jointly as the “Parties.”
RECITALS
A.	The Parties desire to negotiate a power purchase agreement whereby Chateau would sell to SCE electrical power from Chateau’s biomass generating facility known as Mesquite Lake (the “Negotiations”).

B.	The Parties desire to keep confidential any confidential or proprietary information disclosed by one Party to the other during the Negotiations.
AGREEMENT
NOW, THEREFORE, the Parties agree as follows:
1.	For purposes of this Agreement, all oral or written communications exchanged between the Parties on or after the Effective Date, as set forth in Section 11 of this Agreement, as part of the Negotiations shall be referred to as “Confidential Information.”

2.	The Parties agree to treat Confidential Information as confidential with respect to third parties and shall not disclose Confidential Information except as specifically authorized herein or as specifically agreed to by both Parties in writing.

Accordingly, Parties may disclose Confidential Information only to their employees, directors, financial advisors, attorneys, consultants or accountants who have a strict need to know solely for the purpose of assisting the Party in the Negotiations and who read and agree to abide by this Agreement (“Permitted Disclosee”). Each Party shall be liable for any breach of this Agreement by its Permitted Disclosees.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit J	Non-Disclosure Agreement

Southern California Edison
QFID# 1212 Chateau Energy
The Parties may also disclose Confidential Information to representatives of their rating agencies who have a strict need to know solely for the purpose of assisting the Party in the Negotiations, and to financial institutions or insurance providers who have a strict need to know solely for the purpose of evaluating or developing financial or insurance products related to the Negotiations, so long as the disclosing Party advises the rating agency, financial institution or insurance providers of the confidential nature of the Confidential Information and uses reasonable efforts to prevent or limit the disclosure of Confidential Information by any such entities.

3.	SCE also disclose Confidential Information to the following entities and their staff and divisions thereof: (i) the California Public Utilities Commission (“CPUC”), (ii) the Procurement Review Group established pursuant to D.02-08-071 and D.03-06-071 (“PRO”), (iii) the California Energy Commission (“CEC”), and (iv) the California Independent System Operator (“CAISO”).

Although SCE will seek confidential treatment of any Confidential Information submitted by it to the CPUC, by means of a motion for protective order under Public Utilities Code section 583 and General Order 66-C, or by appropriate application to or agreement with, the PRG, CAISO and CEC, SCE may disclose Confidential Information under this Paragraph even if no protective order is issued and no confidentiality or non-disclosure agreements are entered into.

SCE may also disclose Confidential Information as may be reasonably required to participate in any auction, market or other process pertaining to the allocation of priorities or rights related to the transmission of electrical energy sold or to be sold to SCE under any agreement reached as a result of the Negotiations.

4.	Notwithstanding anything to the contrary set forth herein, the obligations set forth in this Agreement shall not apply to and the term “Confidential Information” shall not include:
a.	Information which is in the public domain as of the Effective Date of this Agreement or which later comes into the public domain form a source other than from the other Party or its Permitted Disclosee;

b.	Information which SCE or Chateau can demonstrate in writing was already known to SCE or Chateau prior to the effective date of this Agreement;

c.	Information which comes to SCE or Chateau from a bona fide third party source not under an obligation of confidentiality;

d.	Information which is independently developed by SCE or Chateau without use of or reference to Confidential Information or information containing Confidential Information; or

e.	The feet that the Negotiations between the Parties are taking place.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit J	Non-Disclosure Agreement

Southern California Edison
QFID# 1212 Chateau Energy
5.	The Parties agree that irreparable damage would occur if this Agreement were not performed in accordance with its terms or were otherwise breached. Accordingly, a Party may be entitled to seek an injunction or injunctions to prevent breach of this Agreement and to enforce specifically its provisions in any court of competent jurisdiction, in addition to any other remedy to which the Party may be entitled by law or equity.

6.	Confidential Information submitted to a Party in hard copy or electronic form shall bear on each page the following legend:
CONFIDENTIAL INFORMATION.
THE CONTENTSOF THIS DOCUMENT ARE SUBJECT TO A NON-DISCLOSURE
AGREEMENT
7.	The Parties agree not to introduce (in whole or in part) into evidence or otherwise voluntarily disclose in any administrative or judicial proceeding, any Confidential Information, except as required by law or as SCE or Chateau may be required to disclose to duly authorized governmental or regulatory agencies, including the CPUC or any division thereof, in order to demonstrate the reasonableness of its actions.

8.	If any Party or its Permitted Disclosee becomes subject to a bona fide requirement (by deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose any Confidential Information or any part thereof, such Party shall:
a.	Promptly notify the other Party of the existence, terms and circumstances of the requirement(s) so that such other Party may seek an appropriate protective order or waive compliance with the provisions of this Agreement and

b.	Use commercially reasonable efforts to cooperate (and cause its Permitted Disclosees to cooperate) with the other Party in seeking a protective order or other assurance that confidential treatment will be accorded to the disclosed Confidential Information.
If a Party complies with this paragraph 8 but it or its Permitted Disclosees are compelled, in the written opinion of its legal counsel, to disclose Confidential Information in response to a requirement set forth in the immediately above paragraph or else stand liable for contempt or suffer other penalty, the compelled Party or Permitted Disclosee may disclose only that portion of the Confidential Information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

9.	Nothing in this Agreement is intended to waive any attorney-client, work-product or other privilege applicable to any statement, document, communication, or other material of a Party or the Parties.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit J	Non-Disclosure Agreement

Southern California Edison
QFID# 1212 Chateau Energy
10.	Any notice or communication given pursuant to this Agreement shall be in writing and:
a.	Delivered personally, in which case delivery is given upon written acknowledgment of receipt;

b.	Mailed by registered or certified mail; postage prepaid, in which case delivery is given on the earlier of the actual date of delivery, as set forth in the return receipt, or three (3) days from the date posted, or

c.	Delivery by telecopy, in which case delivery is given upon actual receipt of the entire document.
In any of these cases, the writing shall be sent or delivered as follows (subject to change by either Party by notifying the other Party pursuant to this paragraph).

If to SCE:	Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, California 91770
Attention: Director, Renewable and Alternative Power
Telephone: (626) 302-1212
Facsimile: (626) 302-1103

If to Chateau:	Chateau Energy, Inc.
10440 N Central Expressway
Suite 1475
Dallas, Texas 75231
Telephone: (214) 891-3360
Facsimile: (214) 891-3366
11.	This Agreement shall be effective as of the date of the last signature to this Agreement and shall terminate five years from such date or earlier upon the mutual written consent of the Parties (the “Effective Date”).

12.	This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties hereto.

This Agreement shall be construed as if each party was its author and each Party hereby adopts the language of this Agreement as if it were its own.

13.	Any waiver of the requirements and provisions of this Agreement shall be in writing.

The failure of either Party to enforce at any time any of the provisions of the Agreement or to require at any time performance by the other Party of any of such provisions, shall in no way be construed as a waiver of such provision or a relinquishment of the right thereafter to enforce such provision.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit J	Non-Disclosure Agreement

Southern California Edison
QFID# 1212 Chateau Energy
14.	This Agreement may not be modified except by a written agreement executed by both Parties.

15.	This Agreement shall be interpreted, governed and construed under the laws of the State of California (without giving effect to its conflict of laws provisions that could apply to the law of another jurisdiction) as if executed in and to be wholly performed within the State of California.

16.	This Agreement fully expresses the Parties’ agreement concerning the subject matter hereof and supersedes any prior agreements or understandings regarding the same subject matter.

17.	The signatories hereto represent that they have been duly authorized to enter into this Agreement on behalf of the Party for whom they sign.

18.	If any provision hereof is unenforceable or invalid, it shall be given effect to the extent it may be enforceable or valid, and such enforceability or invalidity shall not affect the enforceability or invalidity of any other provision of this Agreement.

19.	This Agreement may be signed in counterparts, each of which shall be deemed an original.

CHATEAU ENERGY, INC.,		SOUTHERN CALIFORNIA EDISON COMPANY,

a Texas corporation		a California corporation

By:	/s/ Dana Dutcher	By:	/s/ Stuart R. Hemphill

Dana Dutcher		Stuart R. Hemphill
President		Director, Renewable and Alternative Power

Date: 7/12/06		Date: 7/19/06
APPROVED
STEPHEN E. PICKETT
Sr. Vice President and General Counsel

		By	[ILLEGIBLE]
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit J	Non-Disclosure Agreement

Southern California Edison
QFID# 1212 Chateau Energy
*** End of EXHIBIT J ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit J	Non-Disclosure Agreement

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT K
Time of Delivery Periods
and
Energy Payment Allocation Factors
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit K	TOD Periods and Energy Payment Factors

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT K
Time of Delivery Periods
and
Energy Payment Allocation Factors
Time of Delivery Periods (“TOD Periods”)

	Summer	Winter
TOD Period	Jun 1st – Sep 30th	Oct 1st – May 31st	Applicable Days
On-Peak	Noon – 6:00 p.m.	Not Applicable.	Weekdays except Holidays.

Mid-Peak	8:00 a.m. – Noon 6:00 p.m. – 11:00 p.m.	8:00 a.m. – 9:00 p.m.	Weekdays except Holidays. Weekdays except Holidays.

Off-Peak	11:00 p.m. – 8:00 a.m. Midnight – Midnight	6:00 a.m. – 8:00 a.m. 9:00 p.m. – Midnight 6:00 a.m. – Midnight	Weekdays except Holidays. Weekdays except Holidays. Weekends and Holidays

Super-Off-Peak	Not Applicable.	Midnight – 6:00 a.m.	Weekdays, Weekends and Holidays
Energy Payment Allocation Factors

			Energy Payment
Season	TOD Period	Calculation Method	Allocation Factor
	On-Peak	Fixed Value.	3.28
Summer	Mid-Peak	Fixed Value.	1.28
	Off-Peak	Fixed Value.	0.67
	Mid-Peak	Fixed Value.	1.02
Winter	Off-Peak	Fixed Value(	0.82
	Super-Off-Peak	Fixed Value.	0.65
“Holiday” is defined as New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Veterans Day, Thanksgiving Day, or Christmas Day.
When any Holiday falls on a Sunday, the following Monday will be recognized as a Holiday. No change will be made for Holidays falling on Saturday.
*** End of EXHIBIT K ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit K	TOD Periods and Energy Payment Factors

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT L
Procedure for Partial or Full Return of Development Fee
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit L	Procedure for Partial or Full Return of Development Security

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT L
Procedure for Partial or Full Return of Development Fee
1.	Seller’s Request for Development Fee Refund.

Seller shall provide Notice to SCE of its request for Development Fee refund based upon either of the following:
(a)	Termination pursuant to Sections 2.04(a), 2.04(b), 2.04(b)(ii) or Section 5.05; or

(b)	The date and hour selected by Seller, on or before any applicable Firm Operation Date, during which Seller claims it has demonstrated the applicable Contract Capacity (“Demonstration Hour”).
2.	Full Return of Development Fee for Termination of Agreement.

Provided that SCE does not dispute Seller’s Notice of request for Development Fee refund pursuant to Item 1(a) above, SCE shall return the Development Fee to Seller, or Letter of Credit to the issuing bank, within ten (10) Business Days after such Notice, unless SCE provides timely Notice to Seller that additional days are required to substantiate data.

3.	Full or Partial Return of Development Fee for Demonstrating Contract Capacity.

Unless SCE provides timely Notice to Seller that additional days are required to substantiate data, SCE shall within thirty (30) days after Seller’s Notice of request for Development Fee refund pursuant to Item 1(b):
(a)	Retrieve interval data downloaded from the ISO Approved Meter for the twelve (12) hour periods before and after the Demonstration Hour;

(b)	Complete a site visit to verify that the Generating Facility was developed in accordance with the Generating Facility and Site Description set forth in Exhibit B and to determine the Demonstrated Contract Capacity.

(c)	If the Demonstrated Contract Capacity as determined in Item 3(a) above is greater than or equal to the Contract Capacity,
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit L	Procedure for Partial or Full Return of Development Security

Southern California Edison
QFID# 1212 Chateau Energy
then Seller shall qualify to receive a full return of the Development Fee.

(d)	If the Demonstrated Contract Capacity as determined in Item 3(a) above is less than the Contract Capacity,

then Seller shall qualify to receive a return of only a portion of the Development Fee based upon the level of the Demonstrated Contract Capacity.

(e)	Based upon the information in Item 3(a), calculate the amount of Development Fee refund due Seller pursuant to Sections 3.04(d) and 3.04(e).

(f)	Provide Notice to Seller of the amount of Development Fee being returned pursuant to Item 3(d), the amount of Development Fee forfeited, as applicable, and the reason(s) that a forfeiture of all or part of the Development Fee is appropriate.

(g)	Return any Development Fee due Seller if such Development Fee was posted in the form of cash.

(h)	Return the Letter of Credit to the issuing bank if the total amount of the posted Development Fee is due Seller. If Seller is only entitled to a partial return of the Development Fee SCE shall submit a drawing certificate on the Letter of Credit for the amount of Development Fee forfeited by Seller, after which SCE shall release the remaining balance of the Letter of Credit.

(i)	Release and discharge of any liens in the Assets held by SCE.
*** End of EXHIBIT L ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit L	Procedure for Partial or Full Return of Development Security

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT M
Seller’s Estimate of Lost Output
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit M	Seller’s Estimate of Lost Output

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT M
Seller’s Estimate of Lost Output
Lost Output, as used in Section 3.16 shall be estimated by Seller in accordance with the procedures described in this Exhibit M.
Seller shall collect the measurement data and perform the engineering calculations specified below in one (1) or more Microsoft Excel Workbooks (the “Lost Output Workbook”) provided in a form and naming convention approved by SCE.
Seller shall update the Lost Output Workbook each month and shall include the latest revision of the Lost Output Workbook with its monthly Lost Output Report.
1.	Log of Lost Output Events.

The Log shall be kept on a single Worksheet in the Lost Output Workbook. It shall identify the date, time, duration, cause and percentage by which the Generating Facility’s output was curtailed for each Lost Output event.

2.	Data Collection.

Seller shall record all hourly Metered Amounts, during the Term, in the Lost Output Workbook on a single worksheet labeled “Metered Amounts”.

The worksheet shall be arranged with:
(a)	One (1) column for the date;

(b)	One (1) column for the time;

(c)	One (1) column for the weekday;

(d)	One (1) column for the recorded Metered Amounts for each Term Year; and

(e)	One (1) row for each one (1) hour period during the Term Year.
Seller shall also identify, on a worksheet labeled “Curtailments” and organized in a manner similar to the Metered Amounts worksheet described above, all hours when the Generating Facility’s Scheduled Amounts were curtailed due to congestion, a scheduled outage, a forced outage, or a Forced Majeure.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit M	Seller’s Estimate of Lost Output

Southern California Edison
QFID# 1212 Chateau Energy
3.	Generating Facility Monthly Profiles.

Seller shall create a profile of the estimated Generating Facility’s Metered Amounts during an average week of each month during the Term (the “Monthly Profile”).

Monthly Profiles shall include the seven (7) day period beginning at midnight on Sunday and ending at midnight on the following Saturday. They shall have a total of 168 average hourly Metered Amount periods (i.e. 7 days times 24 hours per day equals 168 hourly periods).

Each Monthly Profile shall be created by averaging the Metered Amounts during the same one (1) hour interval of each day of the week within the month of the current Term Year and up to the three preceding Term Years, if available.

All hours during which the Generating Facility’s Scheduled Amounts were curtailed due to congestion, a scheduled outage, a forced outage, or Forced Majeure shall be excluded from the averaging calculations.

If a Monthly Profile is incomplete because of missing hourly averages or if more than one half (1/2) of the one (1) hour averages are calculated using less than three (3) hourly Metered Amounts, the Monthly Profile for that month shall be based upon a comparable winter season or summer season month, as appropriate, agreed upon by the Parties for the Term Year in which the Lost Output amount is being calculated.

All Term Year Monthly Profiles, for the same calendar month, shall be calculated on a worksheet dedicated to that month.

Worksheets shall be labeled “Jan Profile,” “Feb Profile,” etc. Each of the twelve (12) profile worksheets shall have one (1) column for the weekday, one (1) column for the time, one (1) column for each Term Year Monthly Profile and one (1) row for each of the one hundred sixty eight (168) hourly periods.

Seller shall also create twelve (12) line charts, one for each calendar month, on dedicated worksheets formatted with the charts sized to fit on the worksheet. Each chart shall include one data series for each Term Year. Chart sheets shall be labeled “Jan Chart,” “Feb Chart,” etc.

4.	Seller’s Estimate of Lost Output.

Lost Output shall be estimated by Seller for all Term Years on one worksheet labeled “LO Years”.

The worksheet shall include:
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit M	Seller’s Estimate of Lost Output

Southern California Edison
QFID# 1212 Chateau Energy
(a)	One (1) column for the date;

(b)	One (1) column for the time;

(c)	One (1) column for the weekday;

(d)	One (1) column for Seller’s Lost Output estimate for each Term Year; and

(e)	One (1) row for each one (1) hour period during the Term Year.
Seller’s estimate of Lost Output, for any hour during which the Generating Facility was not offline due to a scheduled outage or a forced outage shall be equal to the Metered Amount average included in the Monthly Profile for the same hour, of the same weekday, of the month in the same Term Year in which the Lost Output event occurred less any Metered Amounts during the hour.
Seller shall summarize its Lost Output calculation results on a one (1) worksheet that has one (1) column for the month, one (1) column for each Term Year and one (1) row for each calendar month. Seller’s claim for Lost Output, at the end of any Term Year, shall be equal to the sum of the monthly Lost Output amounts, for the appropriate Term Year column, on this summary worksheet. This worksheet shall be labeled “LO Summary.”
SCE reserves the right to recalculate any Lost Output estimated by Seller.
*** End of EXHIBIT M ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit M	Seller’s Estimate of Lost Output

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT N
Form of Letter of Credit
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit N	Form of Letter of Credit

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT N
Form of Letter of Credit
IRREVOCABLE NONTRANSFERABLE STANDBY
LETTER OF CREDIT
Reference Number:
Transaction Date:
BENEFICIARY:
Southern California Edison Company
2244 Walnut Grove Avenue
Risk Control GO#1, Quad 2A
Rosemead, CA 91770
Ladies and Gentlemen:
                                                             (the “Bank”) hereby establishes this Irrevocable Nontransferable Standby Letter of Credit (“Letter of Credit”) in favor of Southern California Edison Company, a California corporation (the “Beneficiary”), for the account of                                         , a                      corporation, also known as QFID ___ (the “Applicant”), for the amount of XXX AND XX/100 Dollars ($                     ) (the “Available Amount”), effective immediately and expiring at 5:00 p.m., California time, on the Expiration Date (as hereinafter defined).
This Letter of Credit shall be of no further force or effect upon the close of business on                      or, if such day is not a Business Day (as hereinafter defined), on the next preceding Business Day.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit N	Form of Letter of Credit

Southern California Edison
QFID# 1212 Chateau Energy
For the purposes hereof, “Business Day” shall mean any day on which commercial banks are not authorized or required to close in Los Angeles, California.
Subject to the terms and conditions herein, funds under this Letter of Credit are available to Beneficiary by presentation in compliance on or prior to 5:00 p.m. California time, on or prior to the Expiration Date of the following:
1.	The original of this Letter of Credit and all amendments (or photocopy of the original for partial drawings); and

2.	The Drawing Certificate issued in the form of Attachment A attached hereto and which forms an integral part hereof, duly completed and purportedly bearing the signature of an authorized representative of the Beneficiary.
Notwithstanding the foregoing, any drawing hereunder may be requested by transmitting the requisite documents as described above to the Bank by facsimile at                      or such other number as specified from time-to-time by the Bank.
The facsimile transmittal shall be deemed delivered when received. Drawings made by facsimile transmittal are deemed to be the operative instrument without the need of originally signed documents.
Partial drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance;
provided that, the Available Amount shall be reduced by the amount of each such drawing.
This Letter of Credit is not transferable or assignable. Any purported transfer or assignment shall be void and of no force or effect.
Banking charges shall be the sole responsibility of the Applicant.
This Letter of Credit sets forth in full our obligations and such obligations shall not in any way be modified, amended, amplified or limited by reference to any documents, instruments or agreements referred to herein, except only the attachment referred to herein; and any such reference shall not be deemed to incorporate by reference any document, instrument or agreement except for such attachment.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit N	Form of Letter of Credit

Southern California Edison
QFID# 1212 Chateau Energy
The Bank engages with the Beneficiary that Beneficiary’s drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented to the Bank on or before the Expiration Date.
Except so far as otherwise stated, this Letter of Credit is subject to the International Standby Practices ISP98 (also known as ICC Publication No. 590), or revision currently in effect (the “ISP”). As to matters not covered by the ISP, the laws of the State of California, without regard to the principles of conflicts of laws thereunder, shall govern all matters with respect to this Letter of Credit.

AUTHORIZED SIGNATURE for Issuer

(Name)

Title:

The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit N	Form of Letter of Credit

Southern California Edison
QFID# 1212 Chateau Energy
ATTACHMENT A
DRAWING CERTIFICATE
TO [ISSUING BANK NAME]
IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT
No.
DRAWING CERTIFICATE
Bank
Bank Address

Subject:	Irrevocable Non-transferable Standby Letter of Credit

Reference Number:
The undersigned                , an authorized representative of Southern California Edison Company (the “Beneficiary”), hereby certifies to [Issuing Bank Name] (the “Bank”), and                                          (the “Applicant”), with reference to Irrevocable Nontransferable Standby Letter of Credit No. {                    }, dated                     , (the “Letter of Credit”), issued by the Bank in favor of the Beneficiary, as follows as of the date hereof:

1.	The Beneficiary is entitled to draw under the Letter of Credit an amount equal to $ , for the following reason(s) [check applicable provision]:

	☐ A.	An Event of Default, as defined in that certain Renewable Power Purchase and Sale Agreement between Applicant and Beneficiary, dated as of [Date of Execution] (the “Agreement”), with respect to the Applicant has occurred and is continuing.

	☐ B.	An Early Termination Date (as defined in the Agreement) has occurred or been designated as a result of an Event of Default (as defined in the
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit N	Form of Letter of Credit

Southern California Edison
QFID# 1212 Chateau Energy

Agreement) with respect to the Applicant for which there exist any unsatisfied payment obligations.

	☐ C.	The Letter of Credit will expire in fewer than 20 Local Business Days (as defined in the Agreement) from the date hereof, and Applicant has not provided Beneficiary alternative Performance Assurance (as defined in the Agreement) acceptable to Beneficiary.

	☐ D.	The Bank has heretofore provided written notice to the Beneficiary of the Bank’s intent not to renew the Letter of Credit following the present Expiration Date thereof (“Notice of Non-renewal”), and Applicant has failed to provide the Beneficiary with a replacement letter of credit satisfactory to Beneficiary in its sole discretion within thirty (30) days following the date of the Notice of Non-renewal.

	☐ E.	The Beneficiary has not been paid any or all of the Applicant’s payment obligations now due and payable under the Agreement.

	☐ F.	The Beneficiary is entitled to retain the entire [Development Fee] as a result of Applicant’s failure to achieve Initial Operation of the full Contract Capacity by the Startup Deadline or any extended Startup Deadline.

	☐ G.	The Beneficiary is entitled to retain a portion of the [Development Fee]equal to the product of [$20] per kilowatt times the Unincluded Capacity in kilowatts as a result of Applicant demonstrating only a portion of the Contract Capacity.

2.	Based upon the foregoing, the Beneficiary hereby makes demand under the Letter of Credit for payment of U.S. DOLLARS AND ____/100ths (U.S.$ ), which amount does not exceed (i) the amount set forth in paragraph 1 above, and (ii) the Available Amount under the Letter of Credit as of the date hereof.

3.	Funds paid pursuant to the provisions of the Letter of Credit shall be wire transferred to the Beneficiary in accordance with the following instructions:

Unless otherwise provided herein, capitalized terms which are used and not defined herein shall have the meaning given each such term in the Letter of Credit.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit N	Form of Letter of Credit

Southern California Edison
QFID# 1212 Chateau Energy
IN WITNESS WHEREOF, this Certificate has been duly executed and delivered on behalf of the Beneficiary by its authorized representative as of this ___ day of ____________,                     .
Beneficiary: SOUTHERN CALIFORNIA EDISON COMPANY
By:
Name:
Title:
*** End of EXHIBIT N ***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit N	Form of Letter of Credit

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT O
[intentionally deleted]
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit O	Warranty Availability Lost Production Payment

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT O
[intentionally deleted]
*** End of EXHIBIT O***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit O	Warranty Availability Lost Production Payment

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT P
ISO Change Cost Payment Calculation
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit P	ISO Change Cost Payment Calculation

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT P
ISO CHANGE COST PAYMENT CALCULATION

1.	Introduction.

ISO Change Cost for any Term Year shall be calculated in accordance with the following formula:

ISO CHANGE COST =

Where:

(a) As used herein, “Seller’s Actual Revenue” means the total of payments and tax benefits received by Seller in any Term Year consisting of payments received by Seller during the Term Year pursuant to Article Four, excluding any payment adjustments pursuant to Section 4.02(b); and

(b) As used herein, “Seller’s Adjusted Revenue” means the calculated amount of Seller’s revenue in any Term Year based on adjustments to Seller’s Actual Revenue, in order to measure the hypothetical amount of revenue that would have been realized by Seller during the Term Year using the ISO’s methodology and procedures that would have applied either as of the Effective Date or before any Change in ISO Tariff as compared to the ISO’s methodology and procedures that apply during the Term Year, as specified for each factor below.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit P	ISO Change Cost Payment Calculation

Southern California Edison
QFID# 1212 Chateau Energy

2.	Formula Factors.

The formula factors Abefore, Aafter, Bbefore, Bafter, Cbefore, Cafter, Dbefore and Dafter are described as follows:

	(a)	Changes in ISO Allocation of Transmission Congestion and ISO Transmission Loss Methodologies Impacting Scheduled Amounts.

		Abefore	=	Seller’s Adjusted Revenue based on calculating the adjustments to Seller’s Actual Revenue, either up or down, under the following circumstances:

				(i)	Changes In Methodology For Allocating Transmission Congestion Which Impact Scheduled Amounts.

Upon the occurrence of congestion on the transmission system, changes to Seller’s actual Scheduled Amounts during the Term Year that would result from applying the ISO’s methodology and procedures in effect immediately prior to the first Change in ISO Tariff; and

				(ii)	Changes In Loss Methodology Which Impact Scheduled Amounts.

Changes in Seller’s actual Scheduled Amounts during the Term Year that would result from Seller self-providing all ISO-assessed transmission losses in Seller’s Scheduled Amounts by applying the GMM using the ISO GMM procedures in effect as of the Effective Date and the average values of GMM for the twelve (12) calendar months immediately prior to the first Change in ISO Tariff.

		Aafter	=	Seller’s Actual Revenue during the Term Year.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit P	ISO Change Cost Payment Calculation

Southern California Edison
QFID# 1212 Chateau Energy

(b)	Changes in ISO Tariff Impacting ISO Charges for Transmission Congestion.

	Bbefore	=	This value shall be zero (0).

	Bafter	=	Actual amount of ISO charges paid by Seller during the Term Year relating to congestion for delivery of Product from the Generating Facility to the Delivery Point.

(c)	Changes in ISO Tariff Impacting ISO Charges for Transmission Losses.

	Cbefore	=	This value shall be zero (0).

	Cafter	=	Actual amount of ISO charges paid by Seller during the Term Year relating to transmission losses for delivery of Product from the Generating Facility to the Delivery Point.

(d)	Changes in ISO Tariff Impacting PIRP.

	Dbefore	=	Calculated amount of ISO charges that would have been paid by Seller during the Term Year under the Participating Intermittent Resource Program using the ISO’s methodology and procedures as of the Effective Date attributable solely to the Generating Facility.

	Dafter	=	Actual ISO charges paid by Seller during the Term Year resulting from changes in, or termination of, the Participating Intermittent Resource Program.
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit P	ISO Change Cost Payment Calculation

Southern California Edison
QFID# 1212 Chateau Energy
3.	Change Cost Payments.
(a)	Change Cost Payment to Seller.

If the ISO Change Cost is a positive number that is greater than the ISO Change Cost Threshold Amount, then SCE shall pay to Seller an ISO Change Cost Payment calculated as follows:

ISO CHANGE COST PAYMENT TO SELLER = E – F

Where:
E = ISO Change Cost as calculated above.

F = ISO Change Cost Threshold Amount as set forth in Section 1.09.
(b)	Change Cost Payment to SCE.

If the ISO Change Cost is a negative number the magnitude of which is greater than the ISO Change Cost Threshold Amount, then Seller shall pay to SCE an ISO Change Cost Payment calculated as follows:

ISO CHANGE COST PAYMENT TO SCE = (-1 x E) – F

Where:
E = ISO Change Cost as calculated above.

F = ISO Change Cost Threshold Amount as set forth in Section 1.09.
*** End of EXHIBIT P***
The contents of this document are subject to restrictions on disclosure as set forth herein.

Exhibit P	ISO Change Cost Payment Calculation

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT Q
[intentionally deleted]
The contents of this document are subject to restrictions on disclosure as set forth herein.
Exhibit Q

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT Q
[intentionally deleted]
*** End of EXHIBIT Q***
The contents of this document are subject to restrictions on disclosure as set forth herein.
Exhibit Q

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT R
[intentionally deleted]
The contents of this document are subject to restrictions on disclosure as set forth herein.
Exhibit R

Southern California Edison
QFID# 1212 Chateau Energy
EXHIBIT R
[intentionally deleted]
*** End of EXHIBIT R***
The contents of this document are subject to restrictions on disclosure as set forth herein.
Exhibit R